                                       Pursuant to Rule 424(b)(5)
                                       Registration Statement File No. 333-37256

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 10, 2000)

[LOGO]                     $167,019,000 (APPROXIMATE)

                    ---------------------------------------

        C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2000-CB3

              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     Seller

                    ---------------------------------------

                            LITTON LOAN SERVICING LP
                                    Servicer

                    ---------------------------------------

                         PRUDENTIAL SECURITIES SECURED
                             FINANCING CORPORATION
                                   Depositor

                    ---------------------------------------

                                                                            Initial Certificate    Pass-Through
                                         Class                                Balance(1)              Rate
                                         --------------------------------   -------------------    ------------
                                         A-1F............................       $36,000,000          7.675%(2)
                                         A-2F............................        16,101,000          7.855%(2)
                                         A-1A............................        87,157,000            (3)
                                         M-1.............................        10,135,000          8.215%(4)
                                         M-2.............................         8,813,000          8.500%(4)
                                         B...............................         8,813,000          8.500%(4)

                     -----------------------------------------------------------
                           (1) Plus or minus 5%

                           (2) The Class A-1F and Class A-2F Certificates will
                               be subject to an interest rate cap and, in the case of the Class A-2F Certificates only, a 0.50% per annum increase following the optional termination date, as described in this prospectus supplement.

                           (3) The Class A-1A Certificates will bear interest at
                               a variable rate that is subject to an interest rate cap and a margin increase following the optional termination date, as described in this prospectus supplement.

                           (4) The Class M-1, Class M-2 and Class B Certificates
                               will be subject to an interest rate cap.

                          Only the six classes of certificates identified above are being offered by this prospectus supplement and the accompanying prospectus.

                          THE CERTIFICATES

                          o Represent ownership interests in a trust consisting
                            primarily of a pool of first and second lien residential mortgage loans. The mortgage loans will be segregated into two loan groups. Loan group 1 will consist of two sub-groups, one primarily consisting of fixed-rate FHA insured and uninsured mortgage loans and VA guaranteed mortgage loans and one consisting of conventional fixed-rate mortgage loans. Loan group 2 will consist of adjustable-rate mortgage loans.

                          o The Class A-1F, Class A-2F and Class A-1A
                            Certificates will be senior certificates.

                          o The Class M-1, Class M-2 and Class B Certificates
                            are subordinate to and provide credit enhancement for the Class A-1F, Class A-2F and Class A-1A Certificates. The Class M-2 Certificates are also subordinate to and provide credit enhancement for the Class M-1 Certificates. The Class B Certificates are subordinate to and provide credit enhancement for the Class M-1 and Class M-2 Certificates.

                          CREDIT ENHANCEMENT

                          o Subordination--The subordinate certificates are
                            subordinate in right of certain payments to the senior certificates.

                          o Overcollateralization--Certain excess interest
                            received from the mortgage loans will be applied as payments of principal on the certificates to maintain a required level of overcollateralization.

                          o Certain of the mortgage loans will be covered by
                            either insurance from the Federal Housing
                            Administration or a guaranty from the United States Department of Veterans Affairs.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale. The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about September 15, 2000.

PRUDENTIAL SECURITIES                               FIRST UNION SECURITIES, INC.

          The date of this prospectus supplement is September 13, 2000

--------------------------------------------------------------------------------

CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 IN THE ACCOMPANYING PROSPECTUS.

The offered certificates are not insured or guaranteed by any governmental agency or instrumentality.

The offered certificates represent interest in the trust only and will not be obligations of or represent interests in any other entity. This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus.

--------------------------------------------------------------------------------

            Important notice about the information presented in this
              prospectus supplement and the accompanying prospectus

         We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

         We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

TABLE OF CONTENTS                                                                Page
                                                                                 ----

SUMMARY ........................................................................    5

RISK FACTORS ...................................................................   12

   Nature of sub-prime mortgage loans may increase risk of loss ................   12
   Inclusion of delinquent mortgage loans increases risk of loss ...............   12
   There are risks involving unpredictability of prepayments and the
     effect of prepayments on yields ...........................................   12
   There are risks related to owner-financed mortgage loans ....................   13
   The recovery of defaulted amounts under FHA and VA programs is uncertain.....   13
   There are risks relating to alternatives to foreclosure .....................   14
   There is a risk that interest payments may be insufficient to maintain
     overcollateralization .....................................................   14
   There is a risk that mortgage interest rates will affect the offered
     certificates ..............................................................   14
   There are risks relating to subordinate loans ...............................   15
   There are risks in holding subordinate certificates .........................   15
   There is a risk that interest payments on the mortgage loans may be
     insufficient to pay interest on your certificates .........................   16
   There is a risk relating to the potential inadequacy of credit enhancement
     for the offered certificates ..............................................   16
   There is a risk because the certificates are not obligations of any
     entity ....................................................................   16
   There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of
      the mortgage loan ........................................................   17
   There is an increased risk of loss relating to high combined loan-to-value
      ratios....................................................................   17
   There are risks relating to geographic concentration of the mortgage loans ..   17
   There are risks relating to balloon loans ...................................   17
   The lack of a secondary market may limit your ability to sell your
      certificates .............................................................   18
   Violations of federal and state laws may cause losses on your
      certificates .............................................................   18
   In the event the seller is not able to repurchase or replace defective
      mortgage loans you may suffer losses on your certificates.................   19
   Failure of the servicer to pay the premium due under the primary mortgage
      insurance policy may result in a loss on the certificates ................   19

THE MORTGAGE POOL ..............................................................   20

   General .....................................................................   20
   Loan Group 1 Mortgage Loans Statistics ......................................   22
   Sub-group 1A Mortgage Loans Statistics ......................................   30
   Sub-group 1B Mortgage Loan Statistics .......................................   31
   Group 2 Mortgage Loan Statistics ............................................   32
   The Index ...................................................................   43
   FHA Mortgage Loans and VA Mortgage Loans ....................................   45
   Terms of the Mortgage Loans .................................................   47
   Primary Mortgage Insurance ..................................................   48

THE SELLER .....................................................................   48

UNDERWRITING STANDARDS .........................................................   48

THE SERVICER ...................................................................   50

THE POOLING AND SERVICING AGREEMENT ............................................   51

   General .....................................................................   51
   Assignment of the Mortgage Loans ............................................   52
   Payments on Mortgage Loans; Deposits to Collection Account and
       Distribution Account ....................................................   53
   Advances ....................................................................   54
   The Trustee .................................................................   55
   Servicing and Other Compensation and Payment of Expenses ....................   55
   Pledge and Assignment of Servicer's Rights ..................................   55
   Termination .................................................................   56
   Optional Purchase of Defaulted Loans ........................................   56
   Events of Servicing Termination .............................................   56
   Rights upon Event of Servicing Termination ..................................   56
   Voting Rights ...............................................................   57
   Amendment ...................................................................   57

DESCRIPTION OF THE CERTIFICATES ................................................   57

   General .....................................................................   57
   Book-Entry Certificates .....................................................   58
   Allocation of Available Funds ...............................................   61
   Interest Distributions ......................................................   62
   Principal Distributions .....................................................   63
   Allocation of Losses ........................................................   67
   Pass-Through Rates ..........................................................   70
   Calculation of LIBOR ........................................................   71

PREPAYMENT AND YIELD CONSIDERATIONS ............................................   72

   Additional Information ......................................................   74
   Weighted Average Lives ......................................................   74
   Final Scheduled Distribution Dates ..........................................   82

USE OF PROCEEDS ................................................................   83


MATERIAL FEDERAL INCOME TAX CONSEQUENCES .......................................   83

   General .....................................................................   83
   Taxation of Regular Interests ...............................................   83

   Taxation of the Basis Risk Arrangements .....................................   84
   REMIC Taxes and Reporting ...................................................   85

STATE TAX CONSIDERATIONS .......................................................   86

ERISA CONSIDERATIONS ...........................................................   86

LEGAL INVESTMENT ...............................................................   88

PLAN OF DISTRIBUTION ...........................................................   88

ADDITIONAL INFORMATION .........................................................   89

LEGAL MATTERS ..................................................................   89

RATINGS ........................................................................   89

INDEX OF PRINCIPAL DEFINITIONS .................................................   91


ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ..........    1

                                    Summary

         o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, carefully read this entire prospectus supplement and the accompanying prospectus.

         o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

                         -------------------------------


Issuer

2000-CB3 Trust (the "Trust").

Title of Series

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2000-CB3.

The Certificates

The Class A-1F, Class A-2F, Class A-1A, Class M-1, Class M-2, Class B, Class N, Class X and Class R Certificates are the entire ownership interest in a trust fund which is composed of first and second lien mortgage loans. The Trust will issue the certificates pursuant to a pooling and servicing agreement among Credit-Based Asset Servicing and Securitization LLC, as seller, Prudential Securities Secured Financing Corporation, as depositor, Litton Loan Servicing LP, as servicer, and The Chase Manhattan Bank, as trustee. The Trust is offering the Class A-1F, Class A-2F, Class A-1A, Class M-1, Class M-2 and Class B Certificates as book-entry securities clearing through The Depository Trust Company ("DTC") (in the United States) or Clearstream Banking ("Clearstream" and formerly known as Cedel Bank) or the Euroclear System ("Euroclear") (in Europe). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this Prospectus Supplement.

The Offered Certificates

The underwriters are offering to sell the Class A-1F, Class A-2F, Class A-1A, Class M-1, Class M-2 and Class B Certificates. The Class N, Class X and Class R Certificates are not being offered.

Depositor of Mortgage Loans

Prudential Securities Secured Financing Corporation, a Delaware corporation is the depositor ("Depositor").

Mortgage Loan Seller

On the closing date, Credit-Based Asset Servicing and Securitization LLC will sell the mortgage loans to the depositor. The mortgage loans were acquired generally in accordance with the underwriting standards described in "Underwriting Standards" in this Prospectus Supplement.

Servicer

Litton Loan Servicing LP will service the mortgage loans. Subject to certain limitations, the servicer must advance delinquent payments of principal and interest on the mortgage loans, other than with respect to simple interest mortgage loans and REO Properties. See "Pooling and Servicing Agreement--Advances" in this Prospectus Supplement and "Servicing of the Loans--Advances and Limitations Thereon" in the Prospectus. The servicer is a wholly-owned subsidiary of the seller of the mortgage loans.

Trustee

The Chase Manhattan Bank, a New York banking corporation.

Cut-off Date

August 1, 2000.

Closing Date

On or about September 15, 2000.

Final Scheduled Distribution Dates

The final scheduled distribution date for each class of offered Certificates is set forth below:

                                                         Final Scheduled
o              Class                                   Distribution Date
               -----                                   ------------------

o           Class A-1F                                    July 25, 2015

o           Class A-2F                                    March 25, 2034

o           Class A-1A                                    March 25, 2030

o           Class M-1                                     March 25, 2034

o           Class M-2                                     March 25, 2034

o           Class B                                       March 25, 2034

Each such final scheduled distribution date has been calculated as described under "Prepayment and Yield Considerations--Final Scheduled Distribution Dates" in this Prospectus Supplement.

The Mortgage Pool

On the closing date, the Trust will acquire a pool of mortgage loans that will be divided into two loan groups, loan group 1 and loan group 2. Loan group 1 is further divided into two sub-groups, sub-groups 1A and 1B.


Loan group 1 will consist of two sub-groups with the following aggregate characteristics (percentages are based on the aggregate principal balance as of August 1, 2000):

Aggregate Unpaid Principal Balance:                            $89,120,498
Aggregate Original Principal Balance:                          $93,012,122
Weighted Average Coupon (Gross):                                    9.532%
Gross Coupon Range:                                      6.000% to 17.250%
Average Unpaid Principal Balance:                                  $82,519
Average Original Principal Balance:                                $86,122
Maximum Unpaid Principal Balance:                                 $643,950
Minimum Unpaid Principal Balance:                                   $2,233
Maximum Original Principal Balance:                               $650,000
Minimum Original Principal Balance:                                $10,527
Weighted Average Stated Remaining Term:                         288 months
Stated Remaining Term Range:                               2 to 403 months
Weighted Average Seasoning:                                      33 months
Age Range:                                                 1 to 318 months
Weighted Average Original Term:                                 320 months
Original Term Range:                                      36 to 512 months
Weighted Average CLTV:                                              85.75%
CLTV Range:                                              11.05% to 116.73%
Loans with Prepayment Penalties                                     20.22%

Weighted Average Net Coupon                                         8.932%
Percentage of Second Liens                                           0.59%
Percentage of Simple Interest Loans                                  2.89%
Percentage of Loans with Mortgage Insurance                         33.81%
Percentage of FHA Insured Loans                                     15.52%
Percentage of FHAUN Loans                                            2.13%
Percentage of VA Loans                                               4.39%
Percentage of Sub-Prime Loans                                       41.28%
Percentage of Performing Loans                                      66.74%
Percentage of Owner-Financed Loans                                  13.23%

Percentage of Sub-Performing Loans                                   8.83%
   Sub-Performing with Forbearance Plans                             1.16%
   Sub-Performing with Bankruptcy Plans                              0.99%
Percentage of Re-Performing Loans                                   24.44%
   Re-Performing with Forbearance Plans                              2.37%
   Re-Performing with Bankruptcy Plans                               8.71%

Percentage of Delinquent Loans                                       8.83%
   30-59 Days Delinquent                                             5.91%
   60-89 Days Delinquent                                             2.91%

Maximum ZIP Code
   Concentration (%)                                                 1.34%
Maximum ZIP Code
   Concentration (ZIP)                                               11432

Geographic Concentration in Excess of 5%
  New York                                                          20.96%
  Texas                                                             12.04%
  California                                                        11.96%
  Florida                                                            7.21%

Sub-group 1A will consist of FHA insured, FHAUN and VA guaranteed fixed-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of the applicable sub-group as of August 1, 2000):

Aggregate Unpaid Principal Balance:                              $19,649,399
Aggregate Original Principal Balance:                            $21,006,111
Weighted Average Coupon (Gross):                                      8.268%
Gross Coupon Range:                                        6.000% to 10.500%
Average Unpaid Principal Balance:                                    $71,193
Average Original Principal Balance:                                  $76,109
Maximum Unpaid Principal Balance:                                   $246,337
Minimum Unpaid Principal Balance:                                     $7,158
Maximum Original Principal Balance:                                 $251,750
Minimum Original Principal Balance:                                  $17,100
Weighted Average Stated Remaining Term:                           295 months
Stated Remaining Term Range:                                17 to 358 months
Weighted Average Seasoning:                                        63 months
Age Range:                                                   2 to 318 months
Weighted Average Original Term:                                   358 months
Original Term Range:                                       180 to 360 months
Weighted Average CLTV:                                                93.39%
CLTV Range:                                                19.89% to 116.73%
Loans with Prepayment Penalties:                                       0.33%

Weighted Average Net Coupon                                           7.768%
Percentage of Second Liens                                                0%
Percentage of Simple Interest Loans                                    0.00%
Percentage of Loans with Mortgage Insurance                           89.67%
Percentage of FHA Insured Loans                                       70.40%
Percentage of FHAUN Loans                                              9.67%
Percentage of VA Loans                                                19.93%
Percentage of Sub-Prime Loans                                          0.00%
Percentage of Performing Loans                                        18.68%
Percentage of Owner-Financed  Loans                                    0.00%

Percentage of Sub-Performing Loans                                    11.15%
   Sub-Performing with Forbearance Plans                               2.63%
   Sub-Performing with Bankruptcy Plans                                4.48%
Percentage of Re-Performing Loans                                     70.17%
   Re-Performing with Forbearance Plans                                8.54%
   Re-Performing with Bankruptcy Plans                                36.35%

Percentage of Delinquent Loans                                        11.15%
   30-59 Days Delinquent                                               5.50%
   60-89 Days Delinquent                                               5.65%

Maximum ZIP Code
   Concentration (%)                                                   1.95%
Maximum ZIP Code
   Concentration (ZIP)                                                 92557

Geographic Concentration in Excess of 5%
   California                                                         17.07%
   Texas                                                              14.41%
   New York                                                           10.90%
   Florida                                                             8.41%
   Maryland                                                            5.67%
   Tennessee                                                           5.13%


Sub-group 1B will consist of conventional fixed-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance of the applicable sub-group as of August 1, 2000):

Aggregate Unpaid Principal Balance:                              $69,471,099
Aggregate Original Principal Balance:                            $72,006,011
Weighted Average Coupon (Gross):                                      9.889%
Gross Coupon Range:                                        6.000% to 17.250%
Average Unpaid Principal Balance:                                    $86,407
Average Original Principal Balance:                                  $89,560
Maximum Unpaid Principal Balance:                                   $643,950
Minimum Unpaid Principal Balance:                                     $2,233
Maximum Original Principal Balance:                                 $650,000
Minimum Original Principal Balance:                                  $10,527

Weighted Average Stated Remaining Term:                           286 months
Stated Remaining Term Range:                                 2 to 403 months
Weighted Average Seasoning:                                        24 months
Age Range:                                                   1 to 312 months
Weighted Average Original Term:                                   310 months
Original Term Range:                                        36 to 512 months
Weighted Average CLTV:                                                83.59%
CLTV Range:                                                11.05% to 110.88%
Loans with Prepayment Penalties:                                      25.85%

Weighted Average Net Coupon                                           9.261%
Percentage of Second Liens                                             0.75%
Percentage of Simple Interest Loans                                    3.71%
Percentage of Loans with Mortgage Insurance                           18.01%
Percentage of FHA Loans                                                0.00%
Percentage of VA Loans                                                 0.00%
Percentage of Sub-Prime Loans                                         52.96%
Percentage of Performing Loans                                        80.33%
Percentage of Owner-Financed Loans                                    16.98%

Percentage of Sub-Performing Loans                                     8.17%
   Sub-Performing with
     Forbearance Plans                                                 0.75%
   Sub-Performing with Bankruptcy
     Plans                                                             0.00%
Percentage of Re-Performing Loans                                     11.50%
   Re-Performing with Forbearance
     Plans                                                             0.63%
   Re-Performing with Bankruptcy
     Plans                                                             0.89%

Percentage of Delinquent Loans                                         8.17%
   30-59 Days Delinquent                                               6.03%
   60-89 Days Delinquent                                               2.14%

Maximum ZIP Code
   Concentration (%)                                                   1.72%
Maximum ZIP Code
   Concentration (ZIP)                                                 11432

Geographic Concentration in Excess of 5%
   New York                                                           23.80%
   Texas                                                              11.37%
   California                                                         10.52%
   Florida                                                             6.87%

Loan group 2 will consist of adjustable-rate mortgage loans with the following characteristics (percentages are based on the aggregate principal balance as of August 1, 2000):

Aggregate Unpaid Principal Balance:                              $87,157,008
Aggregate Original Principal Balance:                            $88,227,111
Weighted Average Coupon (Gross):                                     10.278%
Gross Coupon Range:                                        6.375% to 18.125%
Weighted Average Margin (Gross):                                      5.846%
Gross Margin Range:                                        -0.380% to 8.700%
Weighted Average Life Cap (Gross):                                   16.300%
Gross Life Cap Range: Max                                 10.125% to 23.500%
Weighted Average Life Floor (Gross):                                  9.643%
Gross Life Floor Range: Min                                0.125% to 17.500%
Average Unpaid Principal Balance:                                   $114,379
Average Original Principal Balance                                  $115,784
Maximum Unpaid Principal Balance:                                   $534,610
Minimum Unpaid Principal Balance:                                     $9,372
Maximum Original Principal Balance:                                 $539,000
Minimum Original Principal Balance:                                  $20,000
Weighted Average Stated Remaining Term:                           345 months
Stated Remaining Term Range:                                54 to 359 months
Weighted Average Seasoning:                                        14 months
Age Range:                                                   1 to 186 months
Weighted Average Original Term:                                   359 months
Original Term Range:                                       120 to 361 months
Weighted Average CLTV:                                                80.34%
CLTV Range:                                                15.62% to 120.71%
Weighted Average Periodic Interest Cap:                               1.081%
Periodic Interest Cap Range:                                1.000% to 3.000%
Weighted Average Months to Interest Roll:                          20 months
Months to Interest Roll Range:                                1 to 71 months
Weighted Average Interest Roll Frequency:                           7 months
Interest Frequency Range:                                     1 to 36 months
Weighted Average Initial Rate Cap:                                    2.320%
Initial Rate Cap Range:                                     1.000% to 5.000%
Loans with Prepayment Penalties                                       74.84%

Index
   Six-Month LIBOR                                                    91.09%
   1 YR CMT                                                            7.36%
   Other                                                               1.55%
Mortgage Interest Rates by Index
   Six-Month LIBOR                                                    10.48%
   1 YR CMT                                                            7.89%
   Other                                                               9.62%
Gross Margin by Index
   Six-Month LIBOR                                                     6.12%
   1 YR CMT                                                            2.91%
   Other                                                               3.22%

Weighted Average Net Coupon                                           9.562%

Percentage of Simple Interest Loans                                    0.26%
Percentage of Loans with Mortgage Insurance                           26.22%
Percentage of FHA Loans                                                2.08%
Percentage of FHAUN Loans                                              0.65%
Percentage of VA Loans                                                 0.27%
Percentage of Sub-Prime Loans                                         96.51%
Percentage of Performing Loans                                        87.55%
Percentage of Owner-Financed Loans                                     0.00%

Percentage of Sub-Performing Loans                                     4.27%
   Sub-Performing with Forbearance Plans                               0.06%
   Sub-Performing with Bankruptcy Plans                                0.00%
Percentage of Re-Performing Loans                                      8.18%
   Sub-Performing with Forbearance Plans                               0.63%
   Sub-Performing with Bankruptcy Plans                                1.52%

Percentage of Delinquent Loans                                         4.27%
   30-59 Days Delinquent                                               3.27%
   60-89 Days Delinquent                                               1.00%

Maximum ZIP Code
   Concentration (%)                                                   1.03%
Maximum ZIP Code
   Concentration (ZIP)                                                 90068

Geographic Concentration in Excess of 5%
   California                                                         25.52%
   Florida                                                             7.99%
   Washington                                                          6.79%
   Colorado                                                            5.65%

See "The Mortgage Pool" in this Prospectus Supplement for more information about the mortgage loans.

Distributions--General

The distribution date will be the 25th day of each month or, if such day is not a business day, the next business day, beginning on September 25, 2000. Distributions will generally include payments made on the mortgage loans during the related collection period. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

Record Date

The record date for each distribution date will be as follows: for the Class A-1A Certificates, the business day before such distribution date (unless definitive certificates are issued), and for the other certificates, the last business day of the month preceding the month in which the distribution date occurs (or the closing date, in the case of the first distribution date).

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related accrual period and any interest which you earned previously but which you did not receive. The accrual period for all offered certificates, except for the Class A-1A Certificates, is the month immediately preceding the month in which such distribution date occurs. Except for the first accrual period, the accrual period for the Class A-1A Certificates is the period from the distribution date in the prior month to the day prior to the current distribution date. The first accrual period for the Class A-1A Certificates will begin on the closing date and end on September 24, 2000. Interest will be calculated for all offered certificates, except for the Class A-1A Certificates, on the basis of a 360-day year consisting of twelve 30-day months. Interest will be calculated for the Class A-1A Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Certificates--Interest Distributions" in this Prospectus Supplement.

Pass-Through Rates

Interest will accrue on the Class A-1F and Class A-2F Certificates during each accrual period at a rate equal to the least of (i) the per annum rate for such class as set forth on the cover page, plus, for the Class A-2F Certificates only on each distribution date following the optional termination date, 0.50% per annum, (ii) the Group 1 Net Funds Cap as described under "Description of the Certificates--Pass-Through Rates" in this Prospectus Supplement, and (iii) the Pool Cap, as described under "Description of the Certificates--Pass-Through Rates" in this Prospectus Supplement.

Interest will accrue on the Class A-1A Certificates during each accrual period at a rate equal to the least of (i) the sum of one-month LIBOR plus (a) a margin of 0.31% on or prior to the optional termination date as described below under "Optional Termination" and (b) a margin of 0.62% following the optional termination date, (ii) the Group 2 Net Funds Cap as described under "Description of the Certificates--Pass-Through Rates" in this Prospectus Supplement, and
(iii) the Pool Cap, as described under "Description of the Certificates--Pass-Through Rates" in this Prospectus Supplement.

Interest will accrue on the Class M-1, Class M-2 and Class B Certificates during each accrual period at a rate equal to the lesser of (i) the applicable per annum rate for such class as set forth on the cover page, and (ii) the Pool Cap as described under "Description of the Certificates--Pass-Through Rates" in this Prospectus Supplement.

Principal Distributions

On each distribution date, you will receive a distribution of principal if there are funds available on that date for your class of certificates. You should review the priority of payments described under "Description of the Certificates--Principal Distributions" in this Prospectus Supplement.

Credit Enhancement

Credit enhancement reduces the harm caused to holders of certificates by shortfalls in payments received on the mortgage loans. They can reduce the effect of shortfalls on all classes, or they can allocate shortfalls so they affect some classes before others. This transaction employs the following four forms of credit enhancement. See "Description of the Certificates" in this Prospectus Supplement.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinate classes are the first to forego payment.

Overcollateralization. Although the total initial principal balance of the mortgage loans is approximately $176,277,505, the total initial principal amount of the offered certificates is only $167,019,000. The remaining 5.25% of the total principal balance of the mortgage loans will absorb losses on the mortgage loans before such losses affect the certificates. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, the excess interest described in the next section will be paid to the offered certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Monthly Excess Cashflow. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the offered certificates, we expect there to be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the offered certificates, and to reimburse the offered certificates for losses and certain shortfalls that they experienced previously.

Application of Realized Losses. If, on any distribution date after the balances of the offered certificates have been reduced by the amount of cash paid on that date, the total principal balance of the offered certificates is greater than the total principal balance of the mortgage loans, the principal balance of the offered certificates that are lower in order of payment priority will be reduced by the amount of such excess.

Optional Termination

The seller has the option to purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans. This option can be exercised when the total principal balance of the mortgage loans, including the mortgage loans related to the properties which the trust has acquired, is 10% or less of the total principal balance of the mortgage loans on the cut-off date. If the option is exercised, your certificate will be retired early and you will be entitled to the following amounts to the extent available therefor:

o        the outstanding principal balance of your certificate;
o        one month's interest on such balance at the related pass-through rate;
o        any interest previously earned but not paid; and
o in the case of the Class A-1A Certificates only, any "LIBOR Carryover Amount", as described in this Prospectus Supplement, from all previous distribution dates.

You will receive the last two items only to the extent that there is enough cash to make such payments. See "Pooling and Servicing Agreement--Termination" in this Prospectus Supplement.

Certain Material Federal Income Tax Consequences

Two or more real estate mortgage investment conduits (each, a "REMIC"), as defined under Sections 860A through 860G of the Internal Revenue Code, will constitute the trust assets. The Trustee will make an election to treat this trust as a REMIC Trust for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Material Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences" in the Prospectus.

Ratings

The Trust will not issue the certificates unless they receive the respective ratings set forth below from Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch ("Fitch"):


       Class                 S&P              Moody's             Fitch
       -----                 ---              -------             -----
        A-1A                 AAA                Aaa                AAA
        A-1F                 AAA                Aaa                AAA
        A-2F                 AAA                Aaa                AAA
        M-1                  AA                 Aa2                AA
        M-2                   A                 A2                  A
         B                   BBB               Baa2                BBB

The ratings on the certificates indicate the likelihood that you will receive all funds to which you are entitled by the terms of your certificate. The rating agency that issues the rating reviews the nature and credit quality of the mortgage loans and the soundness of the structure which the depositor has created to allow the payments on the mortgage loans to flow to the holders of the certificates. A rating is not a recommendation to buy, sell or hold securities and the rating agency can revise or withdraw it at any time. A rating does not address the likelihood of the payment of any LIBOR Carryover Amount, the frequency of prepayments on the mortgage loans or the effect of such prepayments on your yield. See "Prepayment and Yield Considerations" and "Ratings" in this Prospectus Supplement and "Prepayment and Yield Considerations" in the Prospectus.

Legal Investment

You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans contain second lien mortgage loans and owner-financed mortgage loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development. See "Legal Investment" in this Prospectus Supplement and in the Prospectus.


ERISA Considerations

The Class A Certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, and by persons investing on behalf of or with plan assets of such plans, provided certain conditions are met. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

                                  Risk Factors

         Investors should consider, among other things, the following factors -- as well as the factors listed under "Risk Factors" in the accompanying prospectus -- before deciding to invest in the certificates.

Nature of sub-prime mortgage loans may increase risk of loss.

         Approximately 41.28% of the mortgage loans in loan group 1 and approximately 96.51% of the mortgage loans in loan group 2 (in each case, by aggregate principal balance as of the cut-off date) are of sub-prime credit quality; i.e. do not meet the customary credit standards of FHLMC and FNMA. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Inclusion of delinquent mortgage loans increases risk of loss.

         Approximately 5.91% and 2.91% of the mortgage loans in loan group 1 (by aggregate principal balance as of the cut-off date) were 30 to 59 days and 60 to 89 days, respectively, contractually delinquent and approximately 3.27% and 1.00% of the mortgage loans in loan group 2 (by aggregate principal balance as of the cut-off date) were 30 to 59 days and 60 to 89 days, respectively, contractually delinquent. Approximately 24.44% and 8.18% of the mortgage loans in loan group 1 and loan group 2, respectively (in each case, by aggregate principal balance as of the cut-off date), were re-performing mortgage loans that were 90 days or more contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan (including a mortgage loan that is a re-performing mortgage loan) will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

            These past due payments on mortgage loans which were delinquent on or prior to the cut-off date are called "arrearages" and, to the extent previously advanced, are not a part of the Trust. The servicer will be required to make advances of delinquent payments of principal and interest on delinquent mortgage loans (other than simple interest mortgage loans), each to the extent such advances are deemed recoverable, until such mortgage loans become current or the related mortgaged property is acquired through foreclosure. In the event that a mortgage loan is liquidated before the related arrearage is reduced to zero, the arrearage, together with reimbursements for advances of principal and interest and servicing advances with respect to such mortgage loan, will reduce the liquidation proceeds available for distribution to certificateholders.

There are risks involving unpredictability of prepayments and the effect of prepayments on yields.

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

         o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

         o Approximately 47.23% of the mortgage loans, representing approximately 20.22% of the mortgage loans in loan group 1 (by aggregate principal balance as of the cut-off date) and approximately 74.84% of the mortgage loans in loan group 2 (by aggregate principal balance as of the cut-off date) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging from one year to five years after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment penalties will be distributed to holders of the Class N Certificates and not to holders of the offered certificates.

         o The seller may be required to purchase mortgage loans from the Trust in the event certain breaches of representations and warranties have not been cured. In addition, the seller has the option to purchase mortgage loans sixty days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

         o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

         o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates.

         See "Prepayment and Yield Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

There are risks related to owner-financed mortgage loans.

         Reduced underwriting standards. Approximately 13.23% of the mortgage loans in loan group 1 (by aggregate principal balance as of the cut-off date) are owner-financed mortgage loans. None of the mortgage loans in loan group 2 are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor, nor obtain other information customarily obtained during the mortgage loan origination process. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available. In connection with an acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor, as well as conducted an assessment of the value of the property.

         Appraisals may be inaccurate. In acquiring owner-financed mortgage loans, the seller assesses the value of a property, generally using either a prior appraisal, which must be re-certified if older than six months, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions the appraiser made regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the seller has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

         The recovery of defaulted amounts under FHA and VA programs is uncertain.

         Approximately 19.77% of the mortgage loans in loan group 1 and approximately 2.35% of the mortgage loans in loan group 2 (in each case, by aggregate principal balance as of the cut-off date) are covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. As described in this Prospectus Supplement, the amount of coverage may be limited. In addition, recovery of the insured amounts from these agencies is dependent upon material compliance by the originator and the servicer with applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. Defaults on mortgage loans either guaranteed by the Federal Housing Administration or insured by the United States Department of Veterans Affairs should have the same effect on the related certificates as a prepayment of such mortgage loans. However, in the event that such guaranty or insurance is no longer available to provide protection or does not cover the full amount of the loss, any losses on such mortgage loans will be borne by the related certificateholders. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans" in this Prospectus Supplement.

There are risks relating to alternatives to foreclosure.

         Certain of the mortgage loans will be delinquent as of the closing date. Other mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

There is a risk that interest payments may be insufficient to maintain overcollateralization.

         Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the Trust. After these financial obligations of the Trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o Every time a mortgage loan is prepaid in full, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loans will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

         o The pass-through rate of the Class A-1A Certificates is based on one-month LIBOR while all the mortgage loans in loan group 2 have rates that are adjustable based on an index that in certain cases is different from the index used to determine rates on the Class A-1A Certificates. As a result, interest rates on the Class A-1A Certificates may increase relative to interest rates on the mortgage loans in loan group 2, thus requiring that more of the interest generated by the mortgage loans in loan group 2 be applied to cover interest on the Class A-1A Certificates.

There is a risk that mortgage interest rates will affect the offered certificates.

         The Class A-1A Certificates will accrue interest at a pass-through rate based on the one-month LIBOR index plus a specified margin, but are subject to a cap. The offered certificates (other than the Class A-1A Certificates) will accrue interest at a fixed pass-through rate, subject to a cap. The cap on interest paid on the Class A-1F, Class A-2F and Class A-1A Certificates will be based on the weighted average of the interest rates on the mortgage loans in the related loan group or in the pool, as applicable, adjusted for overcollateralization and net of the lender-paid mortgage insurance premium and certain expenses of the Trust. The cap on interest paid on the offered certificates (other than the Class A-1F, Class A-2F and Class A-1A Certificates) will be based on the weighted average of the interest rates on the mortgage loans, adjusted for overcollateralization and net of certain expenses of the Trust.

         The pass-through rate on the Class A-1A Certificates adjusts monthly while the mortgage interest rates on the mortgage loans in loan group 2 are based on various indices. Substantially all of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to the mortgage loan rate. Consequently, the operation of the interest rate cap may limit increases in the pass-through rate for extended periods in a rising interest rate environment.

         Although holders of the Class A-1A Certificates will be entitled to receive any LIBOR carry-over amount from and to the limited extent of funds available for such payments, there is no assurance that those funds will be available or sufficient to pay such LIBOR carry-over amount.

         If the operation of an interest rate cap limits the accrual of interest on the offered certificates (other than the Class A-1A Certificates), holders of those certificates will not be entitled to receive any carry-over amount and their yield would be adversely affected.

There are risks relating to subordinate loans.

         Approximately 0.59% of the mortgage loans in loan group 1 (by aggregate principal balance as of the cut-off date) evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of any senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent available credit enhancement does not cover losses on mortgage loans, the holders of the certificates will bear such losses.

There are risks in holding subordinate certificates.

         The protections afforded the senior certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, consider the following factors that may adversely impact your yield:

         o Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

         o If a simple interest mortgage loan becomes delinquent or the servicer determines not to advance a delinquent payment on an actuarial mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates.

         o With respect to simple interest mortgage loans, if monthly payments are made in any month less than 30 days after the previous payment or shortfalls in interest collections result from prepayments in full, there may be a shortfall in distributions on the certificates. This will disproportionately impact the subordinate certificates. In addition, the portion of the shortfalls in the amount of interest collections on actuarial mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinate certificates.

         o The subordinate certificates are not expected to receive principal distributions until, at the earliest, September 2003.

         o Losses resulting from the liquidation of defaulted mortgage loans will first reduce the level of overcollateralization, if any, for the certificates. If there is no overcollateralization, losses will be allocated to the subordinate certificates. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

         o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         See "Description of the Certificates" and "Prepayment and Yield Considerations" in this Prospectus Supplement for more detail.

There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your certificates.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Similarly, with respect to simple interest mortgage loans, the mortgagor is only charged interest up to the date on which payment is made. Therefore, if a mortgagor makes a payment on a simple interest mortgage loan in any month less than 30 days after the previous payment date, a shortfall in interest collections available for payment on the next distribution date may result. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on actuarial mortgage loans, but only up to one-half of the servicing fee for the related accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in full or the timing of monthly payments on simple interest mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss.

         In addition, the servicer will not cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

There is a risk relating to the potential inadequacy of credit enhancement for the offered certificates.

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted actuarial mortgage loans if such advances are not likely to be recovered. Neither the servicer nor any other entity will advance scheduled monthly payments of principal and interest on simple interest mortgage loans. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

There is a risk because the certificates are not obligations of any entity.

         The offered certificates represent an interest in the trust fund only. No other person will insure or guarantee the offered certificates or will have any obligation with respect to the certificates except for the obligations of the depositor, the seller and the originator pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the Pooling and Servicing Agreement. No governmental agency or instrumentality will guarantee or insure either the certificates or the underlying mortgage loans. Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan.

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

There is an increased risk of loss relating to high combined loan-to-value ratios.

         Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 25.70% of the mortgage loans, representing approximately 38.12% of the mortgage loans in loan group 1 and approximately 13.00% of the mortgage loans in loan group 2 (in each case, by aggregate principal balance as of the cut-off date) had a combined loan-to-value ratio in excess of 80%, and are not covered by a primary mortgage insurance policy, insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs.

There are risks relating to geographic concentration of the mortgage loans.

         The following chart lists the states with the highest concentrations of mortgage loans for each loan group, based on the aggregate principal balance of the mortgage loans as of the cut-off date.


                  Loan Group 1                  Loan Group 2
                  ------------                  ------------
                  New York          20.96%      California         25.52%

                  Texas             12.04%      Florida             7.99%

                  California        11.96%      Washington          6.79%

                  Florida            7.21%      Colorado            5.65%

         Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, mudslides and other natural disasters. Properties in Florida may be particularly susceptible to certain types of uninsurable hazards such as hurricanes.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

         o Economic conditions in states listed above which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

         o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as applicable.

         o Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios or combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

There are risks relating to balloon loans.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss.

Approximately 9.77% of the mortgage loans in loan group 1 and approximately 0.29% of the mortgage loans in loan group 2 (in each case, by aggregate principal balance as of the cut-off date) are balloon loans.

The lack of a secondary market may limit your ability to sell your certificates.

         The underwriters intend to make a secondary market in the certificates they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Violations of federal and state laws may cause losses on your certificates.

         Federal and state laws regulate the underwriting, origination, servicing and collection of the loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal and state laws may, among other things:

         o limit the ability of the servicer to collect principal or interest on the mortgage loans,

         o        provide the mortgagors with a right to rescind the loans,

         o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

         o result in a litigation proceeding being brought against the Trust, and

         o subject the Trust to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Risk Factors--State and federal credit protection laws may limit collection of principal and interest on the loans" in the Prospectus and "Material Legal Aspects of the Loans" in the Prospectus. Approximately 0.66% of the mortgage loans were originated with interest rates or fees which make them subject to the Home Ownership and Equity Protection Act of 1994 ("High Cost Mortgage Loans") and approximately 95.43% of the mortgage loans are not High Cost Mortgage Loans. With respect to approximately 3.91% of the mortgage loans, the seller does not have the data necessary to determine whether or not such mortgage loans are High Cost Mortgage Loans. See "Risk Factors--State and federal credit protection laws may limit collection of principal and interest on the loans" in the Prospectus. The seller will make representations and warranties with respect to each mortgage loan relating to compliance with federal and state laws at the time of origination. The seller will be required to repurchase or replace any mortgage loan that is not originated or serviced in compliance with all federal, state or local laws. However, repurchase or replacement of the affected mortgage loans will not necessarily fully compensate the Trust or certificateholders for any losses arising from the related breach. For example, if a mortgagor brings legal action against the Trust, the Trustee will be entitled to indemnification from Trust property for its defense costs. The seller will neither indemnify the Trust nor have any other responsibility to the Trust or certificateholders (other than to repurchase or replace such loan) for any losses and liabilities the Trust may suffer with respect to mortgage loans as to which the representation as to compliance with laws is breached. As a result, shortfalls in the distributions due on your certificates could occur.

In the event the seller is not able to repurchase or replace defective mortgage loans you may suffer losses on your certificates.

         The seller will make various representations and warranties related to the mortgage loans.

         If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the seller will be required to repurchase or replace the defective loan. See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this Prospectus Supplement. In the event that the seller is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the seller to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

Failure of the servicer to pay the premium due under the primary mortgage insurance policy may result in a loss on the certificates.

         Pursuant to the Pooling and Servicing Agreement, the servicer is obligated to pay the premium due under the primary mortgage insurance policy with respect to certain mortgage loans. The servicer's failure to pay such premium, due to financial or other reasons, may result in the cancellation of the primary mortgage insurance policy or failure of the insurer to pay amounts otherwise due with respect to defaulted mortgage loans covered under such policy. This will have an adverse affect on your certificates. See "The Mortgage Pool--Primary Mortgage Insurance" in this Prospectus Supplement.

                               THE MORTGAGE POOL

         Credit-Based Asset Servicing and Securitization LLC (the "Seller") provided the information set forth in the following paragraphs. None of the Depositor, the Servicer, the Trustee, the Underwriters or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the Mortgage Loans to be included in each Loan Group is set forth herein. Prior to the Closing Date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in a Loan Group may vary.

General

         The assets included in the Trust (the "Trust Fund") will consist of a pool of 1,842 closed-end, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Pool") having original terms to maturity ranging from 36 months to 512 months (the "Mortgage Loans") and an aggregate principal balance as of August 1, 2000 (the "Cut-off Date") of $176,277,505.39. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified herein are based on the principal balances of the Mortgage Loans in the related Loan Group or sub-group, as applicable, as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date (each, a "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the related Loan Group, unless otherwise specified. The "Pool Balance" is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of the Cut-off Date, between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" herein.

         Each of the Mortgage Loans in the Mortgage Pool was selected from the Seller's portfolio of mortgage loans. The Seller acquired the Mortgage Loans in the secondary market in the ordinary course of its business and re-underwrote the Mortgage Loans in accordance with its underwriting standards as described in "Underwriting Standards" in this Prospectus Supplement. The Mortgage Loans in the Mortgage Pool were originated or acquired by various entities. Approximately 19.72%, 16.75% and 13.23% of the Mortgage Loans in Loan Group 1 were originated or acquired by Golden National Mortgage Banking Corp., Ocwen Financial Services, Inc., and South Plains Mortgage, respectively. Approximately 36.38%, 24.07%, 12.29%, and 11.93% of the Mortgage Loans in Loan Group 2 were originated or acquired by Aames Capital Corporation, Long Beach Mortgage Company, Ocwen Financial Services, Inc., and United PanAm Mortgage, a division of Pan American Bank, FSB, respectively.

         Under the Pooling and Servicing Agreement, the Seller will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

         The Mortgage Pool will consist of two loan groups ("Loan Group 1" and "Loan Group 2," respectively, and each, a "Loan Group"). Loan Group 1 is further divided into two sub-groups ("Sub-group 1A" and "Sub-group 1B"). The Mortgage Loans in Sub-group 1A (the "Sub-group 1A Mortgage Loans") consist of 276 FHA Insured, FHAUN and VA guaranteed fixed-rate Mortgage Loans with an aggregate principal balance (the "Sub-group 1A Loan Balance") of approximately $19,649,399 as of the Cut-off Date. The Mortgage Loans in Sub-group 1B (the "Sub-group 1B Mortgage Loans" and, together with the Sub-group 1A Mortgage Loans, the "Group 1 Mortgage Loans") consist of 804 fixed-rate Mortgage Loans with an aggregate principal balance (the "Sub-group 1B Loan Balance") of approximately $69,471,099 as of the Cut-off Date. The Mortgage Loans in Loan Group 2 (the "Group 2 Mortgage Loans") consist of 762 adjustable Mortgage Loans with an aggregate principal balance (the "Group 2 Loan Balance") of approximately $87,157,008 as of the Cut-off Date.

         Each Loan Group consists of Performing Mortgage Loans, Sub-Performing Mortgage Loans and Re-Performing Mortgage Loans, each as defined below:

         o A "Performing Mortgage Loan" is a Mortgage Loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the Cut-off Date, is 30 or more days Delinquent.

         o A "Sub-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) pursuant to which a payment due prior to the Cut-off Date under the terms of the related mortgage note (or any modification thereto), is at least 30 but not more than 89 days Delinquent. Certain Sub-Performing Mortgage Loans have been modified in writing and are also characterized as follows:

                  (a) If a Sub-Performing Mortgage Loan is a "Forbearance Plan Mortgage Loan", the related mortgagor must make monthly payments ("Modified Scheduled Payments") in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such Mortgage Loan's original amortization schedule ("Regular Scheduled Payments") plus (ii) an additional amount to be applied to pay down the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date plus the aggregate amount of tax and insurance advances made with respect to such Mortgage Loan to the extent remaining outstanding as of the Cut-off Date.

                  (b) If a Sub-Performing Mortgage Loan is a "Bankruptcy Plan Mortgage Loan," the related mortgagor defaulted and, after default, became the subject of a case under Title 11 of the United States Code (the "Bankruptcy Code") and, as of the Cut-off Date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make Modified Scheduled Payments in an amount at least equal to (i) the Regular Scheduled Payment plus (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

         o A "Re-Performing Mortgage Loan" is a Mortgage Loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) which had defaulted in the past and which is currently at least 90 days Delinquent with respect to certain Regular Scheduled Payments but which satisfies one of the following criteria (the "Re-Performance Test"):

                  (a) the mortgagor has made at least three aggregate Regular Scheduled Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to May 1, 2000), or

                  (b) the mortgagor has made at least four aggregate Regular Scheduled Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to April 1,
                           2000), or

                  (c) the mortgagor has made at least five aggregate Regular Scheduled Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to March 1,
                           2000).

         A Mortgage Loan is "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on July 1, 2000 will be reported as Delinquent on August 2, 2000 if the payment is not made by the close of business on August 1, 2000.

         With respect to certain Delinquent Mortgage Loans, the total amount of scheduled Monthly Payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date, together with any outstanding servicing advances on such Mortgage Loans, is referred to as the "Arrearage." The Servicer has previously made advances in respect of the Arrearages. Any Arrearage will not be included as part of the Trust Fund and, accordingly, payments with respect to Arrearage will not be payable to the Certificateholders as and when received. However, the Servicer shall be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans (other than Simple Interest Mortgage Loans or REO Properties), each to the extent such advances are deemed recoverable, until such Mortgage Loans become current or an REO Property.

Loan Group 1 Mortgage Loans Statistics

         Loan Group 1 consists of FHA insured Mortgage Loans, FHAUN Mortgage Loans, VA guaranteed Mortgage Loans and conventional fixed rate Mortgage Loans. The Loan Group 1 Loan Balance as of the Cut-off Date is equal to approximately $89,120,498 and the Arrearage is equal to approximately $4,722,767. The Loan Group 1 Mortgage Loans have original terms to maturity ranging from 2 to 403 months. The following statistical information, unless otherwise specified, is based upon the Loan Group 1 Loan Balance as of the Cut-off Date.

         The Loan Group 1 Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating first or second liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). Approximately 38.12% of the Loan Group 1 Mortgage Loans have a Combined Loan-to-Value Ratio in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Loan Group 1 Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Of the Loan Group 1 Mortgage Loans, 87.06% have scheduled Monthly Payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date").

         Approximately 15.52% and 2.13% of the Loan Group 1 Mortgage Loans are FHA and FHAUN Mortgage Loans, respectively. Approximately 4.39% of the Loan Group 1 Mortgage Loans are VA Loans. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans" in this Prospectus Supplement.

         Approximately 66.74% of the Loan Group 1 Mortgage Loans are Performing Mortgage Loans. Approximately 8.83% of the Loan Group 1 Mortgage Loans are Sub-Performing Mortgage Loans, including 1.16% (of the Loan Group 1 Loan Balance) that are Forbearance Plan Mortgage Loans and 0.99% (of the Loan Group 1 Loan Balance) that are Bankruptcy Plan Mortgage Loans. Of the Mortgage Loans in Loan Group 1, approximately 5.91% are 30 to 59 days past due. Approximately 24.44% of the Loan Group 1 Mortgage Loans are Re-Performing Mortgage Loans, including 2.37% (of the Loan Group 1 Loan Balance) that are Forbearance Plan Mortgage Loans and 8.71% (of the Loan Group 1 Loan Balance) that are Bankruptcy Plan Mortgage Loans.

         Approximately 20.22% of the Loan Group 1 Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

         Approximately 9.77% of the Loan Group 1 Mortgage Loans are Balloon Loans and 13.23% of the Loan Group 1 Mortgage Loans are Owner-Financed Mortgage Loans.

         Each Loan Group 1 Mortgage Loan accrues interest at a per annum rate (the "Mortgage Interest Rate") of not less than 6.000% per annum and not more than 17.250% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Loan Group 1 Mortgage Loans was approximately 9.532% per annum.

         The weighted average remaining term to maturity of the Loan Group 1 Mortgage Loans will be approximately 288 months as of the Cut-off Date. None of the Loan Group 1 Mortgage Loans had a first Due Date prior to March 1, 1974 or after July 17, 2000 or will have a remaining term to maturity of less than 2 months or greater than 403 months as of the Cut-off Date. The month of the latest maturity date of any Loan Group 1 Mortgage Loan is February 2033.

         The average Principal Balance of the Loan Group 1 Mortgage Loans at origination was approximately $86,122. The average Cut-off Date Principal Balance of the Loan Group 1 Mortgage Loans was approximately $82,519.

         Each Loan Group 1 Mortgage Loan had a Net Mortgage Interest Rate of not less than 5.500% per annum, and not more than 16.750% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Loan Group 1 Mortgage Loans was approximately 8.932%.

         Approximately 0.59% of the Loan Group 1 Mortgage Loans are secured by a second Mortgage that is junior to a first mortgage lien (a "First Lien") on the related Mortgaged Property. No Loan Group 1 Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $643,950 or less than approximately $2,233.

         The Loan Group 1 Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

      Cut-off Date Principal Balances of the Loan Group 1 Mortgage Loans(1)

                                                                         Principal Balance        % of Aggregate Principal Balance
                                                                         Outstanding as of        of Loan Group 1 Outstanding as of
             Principal Balance ($)       Number of Mortgage Loans         the Cut-off Date                the Cut-off Date
             ---------------------       ------------------------         ----------------        ---------------------------------


                   0  to   25,000.00                     112                 $2,017,219.43                         2.26%
           25,000.01  to   50,000.00                     294                 11,118,300.52                        12.48
           50,000.01  to   75,000.00                     264                 16,190,196.86                        18.17
           75,000.01  to  100,000.00                     146                 12,606,635.92                        14.15
          100,000.01  to  150,000.00                     129                 15,813,374.93                        17.74
          150,000.01  to  175,000.00                      35                  5,669,038.57                         6.36
          175,000.01  to  200,000.00                      21                  3,933,884.93                         4.41
          200,000.01  to  250,000.00                      37                  8,276,796.37                         9.29
          250,000.01  to  300,000.00                      21                  5,635,537.04                         6.32
          300,000.01  to  350,000.00                      11                  3,496,359.88                         3.92
          350,000.01  to  400,000.00                       4                  1,517,920.43                         1.70
          400,000.01  to  450,000.00                       3                  1,248,484.23                         1.40
          450,000.01  to  500,000.00                       2                    952,798.32                         1.07
          600,000.00  to  750,000.00                       1                    643,950.20                         0.72
                                         ------------------------         ---------------------------------------------------------
                               Total                   1,080                $89,120,497.63                       100.00%

------------------
(1) The average Cut-off Date Principal Balance of the Loan Group 1 Mortgage Loans was approximately $82,519.

        Original Terms to Maturity of the Loan Group 1 Mortgage Loans (1)

                                              Number                Principal Balance          % of Aggregate Principal Balance
                                           of Mortgage              Outstanding as of          of Loan Group 1 Outstanding as of
           Original Term (months)             Loans                 the Cut-off Date                    the Cut-off Date
                                        ----------------- ----------------------------------------------------------------------
                  24  to      36                    1                   $32,922.88                               0.04%
                  37  to      48                    1                    19,293.81                               0.02
                  49  to      60                    6                   324,617.78                               0.36
                  61  to      72                    5                    69,840.59                               0.08
                  73  to      84                    8                   477,270.86                               0.54
                  85  to      96                    3                    57,624.30                               0.06
                  97  to     108                    4                   123,066.75                               0.14
                 109  to     120                   25                   884,354.18                               0.99
                 121  to     132                    5                    91,990.09                               0.10
                 133  to     144                    3                    57,036.78                               0.06
                 145  to     156                    4                    88,783.19                               0.10
                 157  to     168                    3                   163,986.91                               0.18
                 169  to     180                  197                13,136,504.26                              14.74
                 181  to     192                    6                   214,151.95                               0.24
                 193  to     204                    4                   131,093.47                               0.15
                 205  to     216                    3                   114,421.65                               0.13
                 229  to     240                   60                 3,076,933.03                               3.45
                 241  to     252                    2                    64,461.12                               0.07
                 253  to     264                    2                   112,447.16                               0.13
                 289  to     300                   17                   988,154.19                               1.11
                 301  to     312                    2                   157,884.98                               0.18
                 325  to     336                    1                   122,569.54                               0.14
                 337  to     348                   11                   536,751.91                               0.60
                 349  to     360                  704                67,791,917.59                              76.07
                 361  to     372                    1                   230,256.71                               0.26
                 481  to     492                    1                    27,902.31                               0.03
                 505  to     516                    1                     24,259.64                              0.03
                                        ----------------- ----------------------------------------------------------------------
                               Total            1,080               $89,120,497.63                             100.00%

----------
(1) The weighted average original term of the Loan Group 1 Mortgage Loans was approximately 320 months.

                Property Types of the Loan Group 1 Mortgage Loans

                                           Number                   Principal Balance             % of Aggregate Principal Balance
                                         of Mortgage                Outstanding as of            of Loan Group 1 Outstanding as of
           Property Type                   Loans                   the Cut-off Date                      the Cut-off Date
-------------------------------------    -----------                -----------------            ---------------------------------
2-Family                                          46                  $6,983,858.48                           7.84%
3-Family                                          13                   1,709,536.33                           1.92
4-Family                                           4                     717,100.11                           0.80
Condo                                             28                   1,738,926.89                           1.95
High Rise Condo                                    1                      31,436.32                           0.04
Manufactured                                       4                     238,683.57                           0.27
Multi Family                                       5                     410,219.50                           0.46
Mobile Home                                       28                   1,340,811.10                           1.50
Mixed Use                                          1                      99,036.42                           0.11
PUD                                               16                   2,837,529.60                           3.18
Single Family                                    925                  72,650,052.95                          81.52
Townhouse                                          9                     363,306.36                           0.41
                                         -----------                -----------------            ---------------------------------
                        Total                  1,080                 $89,120,497.63                         100.00%


----------
(1) PUD refers to a Planned Unit Development.

             Occupancy Status of the Loan Group 1 Mortgage Loans(1)

                                        Number                   Principal Balance                 % of Aggregate Principal Balance
                                      of Mortgage                Outstanding as of                of Loan Group 1 Outstanding as of
        Occupancy Status                 Loans                   the Cut-off Date                          the Cut-off Date
------------------------------------  -----------              --------------------               ----------------------------------
Investor                                       69                   $3,862,730.35                               4.33%
Primary                                       999                   84,758,226.11                              95.11
Secondary                                      12                      499,541.17                               0.56
                                      -----------              --------------------               ----------------------------------
                        Total               1,080                  $89,120,497.63                             100.00%

----------
(1) Based on a representation made by the borrower at the time of origination.

                   Purpose of the Loan Group 1 Mortgage Loans

                                            Number                  Principal Balance        % of Aggregate Principal Balance
                                          of Mortgage               Outstanding as of       of Loan Group 1 Outstanding as of
            Purpose                          Loans                  the Cut-off Date                 the Cut-off Date
------------------------------------     ------------               -----------------       ---------------------------------
Cash Out                                         170                 $15,523,228.14                     17.42%
Purchase                                         794                  62,965,557.20                     70.65
Refinance                                        116                  10,631,712.29                     11.93
                                         ------------               -----------------       ---------------------------------
                        Total                  1,080                 $89,120,497.63                    100.00%

          Mortgage Interest Rates of the Loan Group 1 Mortgage Loans(1)

                                                                     Principal Balance            % of Aggregate Principal
                                                                   Outstanding as of the     Balance of Loan Group 1 Outstanding
Mortgage Interest Rate (%)     Number of Mortgage Loans                 Cut-off Date                as of the Cut-off Date
--------------------------     ------------------------            ---------------------     -----------------------------------

      5.500% to  6.000%                      8                            $435,335.31                          0.49%
      6.001% to  6.500%                      3                             228,153.84                          0.26
      6.501% to  7.000%                     30                           3,250,171.80                          3.65
      7.001% to  7.500%                     38                           3,710,700.51                          4.16
      7.501% to  7.750%                     12                           1,361,901.88                          1.53
      7.751% to  8.000%                    139                          10,720,106.39                         12.03
      8.001% to  8.250%                     15                           1,558,739.56                          1.75
      8.251% to  8.500%                    123                           8,229,701.76                          9.23
      8.501% to  8.750%                     15                           1,699,624.32                          1.91
      8.751% to  9.000%                     54                           4,517,846.46                          5.07
      9.001% to  9.250%                     15                           1,989,094.02                          2.23
      9.251% to  9.500%                     77                           8,417,438.12                          9.45
      9.501% to  9.750%                     35                           5,256,552.15                          5.90
      9.751% to 10.000%                    127                           9,251,091.14                         10.38
     10.001% to 10.250%                     34                           3,869,421.12                          4.34
     10.251% to 10.500%                     63                           5,480,797.34                          6.15
     10.501% to 10.750%                     27                           2,362,293.65                          2.65
     10.751% to 11.000%                     47                           4,300,022.55                          4.82
     11.001% to 11.250%                     15                           1,056,267.84                          1.19
     11.251% to 11.500%                     82                           4,452,068.57                          5.00
     11.501% to 11.750%                     17                           1,122,988.48                          1.26
     11.751% to 12.000%                     32                           1,823,449.53                          2.05
     12.001% to 12.250%                      7                             515,402.18                          0.58
     12.251% to 12.500%                     10                             581,477.06                          0.65
     12.501% to 12.750%                      9                             860,529.41                          0.97
     12.751% to 13.000%                      6                             477,140.41                          0.54
     13.001% to 13.250%                      6                             254,809.62                          0.29
     13.251% to 13.500%                     11                             456,591.66                          0.51
     13.501% to 13.750%                      1                              69,047.77                          0.08
     13.751% to 14.000%                      3                              78,683.27                          0.09
     14.001% to 14.250%                      1                              29,161.82                          0.03
     14.251% to 14.500%                      3                             189,597.81                          0.21
     14.501% to 14.750%                      3                              80,250.52                          0.09
     14.751% to 15.000%                      3                              77,940.65                          0.09
     15.001% to 15.250%                      1                              35,923.36                          0.04
     15.251% to 15.500%                      2                              95,247.47                          0.11
     15.751% to 16.000%                      2                              34,533.27                          0.04
     16.001% to 16.250%                      1                             105,459.32                          0.12
     16.501% to 16.750%                      1                              32,101.69                          0.04
     17.000% to 17.250%                      2                              52,834.00                          0.06
                               ------------------------            ---------------------     -----------------------------------
                  Total                  1,080                         $89,120,497.63                        100.00%

(1) The weighted average Mortgage Interest Rate of the Loan Group 1 Mortgage Loans as of the Cut-off Date was approximately 9.532% per annum.

          Combined Loan-to-Value of the Loan Group 1 Mortgage Loans(1)

                                                                                            % of Aggregate Principal Balance of Loan
                               Number of Mortgage        Principal Balance Outstanding            Group 1 Outstanding as of
Combined Loan-to-Value (%)           Loans                   as of the Cut-off Date                    the Cut-off Date
--------------------------     ------------------        -----------------------------      ----------------------------------------
 10.000 to  15.000                       2                           $49,523.72                              0.06%
 15.001 to  20.000                       5                           103,779.70                              0.12
 20.001 to  25.000                       2                            66,195.67                              0.07
 25.001 to  30.000                       4                           222,129.57                              0.25
 30.001 to  35.000                       5                            94,680.45                              0.11
 35.001 to  40.000                      12                           312,528.61                              0.35
 40.001 to  45.000                      11                           389,305.43                              0.44
 45.001 to  50.000                       9                           341,317.16                              0.38
 50.001 to  55.000                      14                           499,828.72                              0.56
 55.001 to  60.000                      29                         1,767,755.44                              1.98
 60.001 to  65.000                      25                         1,813,619.17                              2.04
 65.001 to  70.000                      57                         3,894,258.34                              4.37
 70.001 to  75.000                      77                         7,070,379.27                              7.93
 75.001 to  80.000                     114                        10,060,919.92                             11.29
 80.001 to  85.000                     135                        11,385,703.61                             12.78
 85.001 to  90.000                     113                         9,599,357.42                             10.77
 90.001 to  95.000                     205                        17,173,641.60                             19.27
 95.001 to 100.000                     227                        21,878,845.77                             24.55
100.001 to 105.000                      21                         1,406,469.54                              1.58
105.001 to 110.000                       9                           677,007.05                              0.76
110.001 to 115.000                       2                           149,084.37                              0.17
115.001 to 120.000                       2                           164,167.10                              0.18
                               ------------------        -----------------------------      ----------------------------------------
             Total                   1,080                       $89,120,497.63                            100.00%

----------
(1) The weighted average Combined Loan-to-Value Ratio of the Loan Group 1 Mortgage Loans as of the Cut-off Date was approximately 85.75%.

         The "Combined Loan-to-Value Ratio" of a Mortgage Loan shall generally mean the ratio, expressed as a percentage of (i) the sum of (a) the principal amount of the Mortgage Loan plus (b) the outstanding balance of the First Lien, if any, of the Mortgage Loan over (ii) the appraised value of the related Mortgaged Property at origination or the sale price, if the appraised value is not available.

          Geographic Distribution of the Loan Group 1 Mortgage Loans(1)

                                                                                         % of Aggregate Principal Balance of
                                    Number of            Principal Balance Outstanding       Loan Group 1 Outstanding as
      Location                    Mortgage Loans             as of the Cut-off Date             of the Cut-off Date
      --------                    --------------         -----------------------------   -----------------------------------
      Alabama                                29                   $1,378,354.51                              1.55%
      Arizona                                21                    1,097,977.32                              1.23
      Arkansas                                5                      222,377.18                              0.25
      California                             96                   10,662,210.48                             11.96
      Colorado                               10                    1,439,058.55                              1.61
      Connecticut                             8                      851,525.46                              0.96
      Delaware                                3                      204,423.60                              0.23
      Florida                                91                    6,425,126.89                              7.21
      Georgia                                33                    3,131,388.16                              3.51
      Hawaii                                  1                      125,222.99                              0.14
      Idaho                                   2                      163,445.01                              0.18
      Illinois                               23                    2,247,723.87                              2.52
      Indiana                                15                      975,153.48                              1.09
      Iowa                                    3                      143,057.07                              0.16
      Kansas                                  5                      237,021.95                              0.27
      Kentucky                                9                      462,046.54                              0.52
      Louisiana                              19                    1,373,580.37                              1.54
      Maine                                   2                       96,570.19                              0.11
      Maryland                               32                    3,147,876.41                              3.53
      Massachusetts                          15                    1,894,582.63                              2.13
      Michigan                               38                    1,991,477.00                              2.23
      Minnesota                               3                      237,518.90                              0.27
      Mississippi                             8                      546,728.19                              0.61
      Missouri                               14                      806,349.58                              0.90
      Montana                                 1                      101,779.14                              0.11
      Nebraska                                1                       14,633.78                              0.02
      Nevada                                  8                      833,381.37                              0.94
      New Hampshire                           3                      193,312.21                              0.22
      New Jersey                             30                    3,437,770.68                              3.86
      New Mexico                              3                      437,419.64                              0.49
      New York                              115                   18,678,293.87                             20.96
      North Carolina                         21                    1,261,931.86                              1.42
      Ohio                                   33                    1,894,835.77                              2.13
      Oklahoma                               17                      676,792.32                              0.76
      Oregon                                  6                      780,537.99                              0.88
      Pennsylvania                           35                    2,007,131.88                              2.25
      Puerto Rico                             4                      188,102.00                              0.21
      Rhode Island                            6                      437,402.75                              0.49
      South Carolina                         16                    1,114,095.56                              1.25
      South Dakota                            1                       27,013.59                              0.03
      Tennessee                              27                    1,661,998.15                              1.86
      Texas                                 217                   10,726,996.22                             12.04
      Utah                                    5                      472,826.02                              0.53
      Vermont                                 1                       61,719.64                              0.07
      Virginia                               14                      982,311.75                              1.10
      Washington                             23                    2,819,546.75                              3.16
      West Virginia                           3                      120,598.20                              0.14
      Wisconsin                               5                      329,270.16                              0.37

                                  --------------         -----------------------------   -----------------------------------
                           Total          1,080                  $89,120,497.63                            100.00%

----------
(1) The greatest ZIP Code geographic concentration of the Loan Group 1 Mortgage Loans, by Loan Group 1 Loan Balance as of the Cut-off Date, was approximately 1.34% in the 11432 ZIP Code, located in New York.

           Documentation Levels of the Loan Group 1 Mortgage Loans(1)

                      Number of Mortgage   Principal Balance Outstanding as   % of Aggregate Principal Balance of Loan Group 1
Documentation Level         Loans                of the Cut-off Date                 Outstanding as of the Cut-off Date
-------------------   ------------------   --------------------------------   ------------------------------------------------
Alternate                        111                $9,658,339.18                             10.84%
Full                             542                48,888,392.69                             54.86
Income Stated                     38                 5,978,009.34                              6.71
Limited                           97                10,611,502.39                             11.90
Missing                           59                 3,779,779.45                              4.24
No Documentation                 233                10,204,474.58                             11.45
                      ------------------   --------------------------------   ------------------------------------------------
                               1,080               $89,120,497.63                            100.00%

----------
(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.

                    Status of the Loan Group 1 Mortgage Loans

                                                                                           % of Aggregate Principal Balance
                                                        Principal Balance Outstanding         of Loan Group 1 Outstanding
   Status           Number of Mortgage Loans               as of the Cut-off Date                as of the Cut-off Date
----------------    ------------------------            -----------------------------      --------------------------------
30 Days Past Due                74                              $5,268,001.61                              5.91%
60 Days Past Due                36                               2,596,908.91                              2.91
Current                        667                              59,475,290.91                             66.74
Reperforming                   303                              21,780,296.20                             24.44
                    ------------------------            -----------------------------      --------------------------------
          Total              1,080                             $89,120,497.63                            100.00%


Sub-group 1A Mortgage Loans Statistics

         Sub-group 1A consists of FHA, FHAUN and VA Mortgage Loans. The Sub-group 1A Loan Balance as of the Cut-off Date is equal to approximately $19,649,399 and the Arrearage is equal to approximately $1,977,261. The Sub-group 1A Mortgage Loans have original terms to maturity ranging from 180 to 360 months. The following statistical information, unless otherwise specified, is based upon the Sub-group 1A Loan Balance as of the Cut-off Date.

         The Sub-group 1A Mortgage Loans are secured by Mortgages creating first or second liens on the related Mortgaged Properties. Approximately 9.49% of the Sub-group 1A Mortgage Loans have a Combined Loan-to-Value Ratio in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Sub-group 1A Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Of the Sub-group 1A Mortgage Loans, 99.73% have a Due Date on the first day of the month.

         Approximately 70.44% of the Sub-group 1A Mortgage Loans are FHA Mortgage Loans, approximately 19.93% of the Sub-group 1A Mortgage Loans are VA Mortgage Loans and approximately 9.67% of the Sub-group 1A Mortgage Loans are FHAUN Mortgage Loans. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans" in this Prospectus Supplement.

         Approximately 88.85% of the Sub-group 1A Mortgage Loans are Performing or Reperforming Mortgage Loans. Approximately 11.15% of the Sub-group 1A Mortgage Loans are Sub-Performing Mortgage Loans, including 2.63% (of the Sub-group 1A Loan Balance) that are Forbearance Plan Mortgage Loans and 4.48% (of the Sub-group 1A Loan Balance) that are Bankruptcy Plan Mortgage Loans. Of the Mortgage Loans in Sub-group 1A, approximately 5.50% are 30 to 59 days past due. Approximately 70.17% of the Sub-group 1A Mortgage Loans are Re-Performing Mortgage Loans, including 8.54% (of the Sub-group 1A Loan Balance) that are Forbearance Plan Mortgage Loans and 36.35% (of the Sub-group 1A Loan Balance) that are Bankruptcy Plan Mortgage Loans.

         Of the Sub-group 1A Mortgage Loans, 0.33% provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

         None of the Sub-group 1A Mortgage Loans are Balloon Loans and none of the Sub-group 1A Mortgage Loans are Owner-Financed Mortgage Loans.

         Each Sub-group 1A Mortgage Loan accrues interest at a Mortgage Interest Rate of not less than 6.000% per annum and not more than 10.500% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Sub-group 1A Mortgage Loans was approximately 8.268% per annum.

         The weighted average remaining term to maturity of the Sub-group 1A Mortgage Loans will be approximately 295 months as of the Cut-off Date. None of the Sub-group 1A Mortgage Loans had a first Due Date prior to March 1, 1974 or after July 1, 2000 or will have a remaining term to maturity of less than 17 months or greater than 358 months as of the Cut-off Date. The month of the latest maturity date of any Sub-group 1A Mortgage Loan is June 1, 2030.

         The average Principal Balance of the Sub-group 1A Mortgage Loans at origination was approximately $76,109. The average Cut-off Date Principal Balance of the Sub-group 1A Mortgage Loans was approximately $71,193.

         Each Sub-group 1A Mortgage Loan had a Net Mortgage Interest Rate of not less than 5.500% per annum, and not more than 10.000% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Sub-group 1A Mortgage Loans was approximately 7.768%.

         None of the Sub-group 1A Mortgage Loans are secured by a second Mortgage that is junior to a First Lien on the related Mortgaged Property. No Sub-group 1A Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $246,337 or less than approximately $7,158.

Sub-group 1B Mortgage Loan Statistics

         Sub-group 1B consists of fixed-rate Mortgage Loans. The Sub-group 1B Loan Balance as of the Cut-off Date is equal to approximately $69,471,099 and the Arrearage is equal to approximately $2,745,507. The Sub-group 1B Mortgage Loans have original terms to maturity ranging from 36 to 512 months. The following statistical information, unless otherwise specified, is based upon the Sub-group 1B Loan Balance as of the Cut-off Date.

         The Sub-group 1B Mortgage Loans are secured by Mortgages creating first or second liens on the related Mortgaged Properties. Approximately 46.22% of the Sub-group 1B Mortgage Loans have a Combined Loan-to-Value Ratio in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Sub-group 1B Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 83.48% of the Sub-group 1B Mortgage Loans have scheduled Monthly Payments due on the Due Date.

         Approximately 91.83% of the Sub-group 1B Mortgage Loans are Performing or Reperforming Mortgage Loans. Approximately 8.17% of the Sub-group 1B Mortgage Loans are Sub-Performing Mortgage Loans, including 0.75% (of the Sub-group 1B Loan Balance) that are Forbearance Plan Mortgage Loans. Of the Mortgage Loans in Sub-group 1B, approximately 6.03% are 30 to 59 days past due and approximately 2.14% are 60 to 89 days or more days past due. Approximately 11.50% of the Sub-group 1B Mortgage Loans are Re-Performing Mortgage Loans, including 0.63% (of the Sub-group 1B Loan Balance) that are Forbearance Plan Mortgage Loans and 0.89% (of the Sub-group 1B Loan Balance) that are Bankruptcy Plan Mortgage Loans.

         Approximately 25.85% of the Sub-group 1B Mortgage Loans provide for payment by the Mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         Approximately 12.53% of the Sub-group 1B Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 108 months to 413 months, except for the final payment (the "Balloon Payment") which is due and payable between the 36th month and the 180th month following origination of such Mortgage Loan, depending on the terms of the related mortgage note. With respect to the majority of the Balloon Loans, the Monthly Payments for such Balloon Loans amortize over 358 months, but the Balloon Payment is due on the 171th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan.

         Approximately 16.98% of the Sub-group 1B Mortgage Loans are Owner-Financed Mortgage Loans.

         Each Sub-group 1B Mortgage Loan accrues interest at a Mortgage Interest Rate of not less than 6.000% per annum and not more than 17.250% per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Sub-group 1B Mortgage Loans was approximately 9.889% per annum.

         Each Sub-group 1B Mortgage Loan had a Net Mortgage Interest Rate of not less than 5.500% per annum, and not more than 16.750% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Sub-group 1B Mortgage Loans was approximately 9.261%.

         The weighted average remaining term to maturity of the Sub-group 1B Mortgage Loans will be approximately 286 months as of the Cut-off Date. None of the Sub-group 1B Mortgage Loans had a first Due Date prior to September 1, 1974 or after July 17, 2000 or will have a remaining term to maturity of less than 2 months or greater than 403 months as of the Cut-off Date. The month of the latest maturity date of any Sub-group 1B Mortgage Loan is February 27, 2033.

         The average Principal Balance of the Sub-group 1B Mortgage Loans at origination was approximately $89,560. The average Cut-off Date Principal Balance of the Sub-group 1B Mortgage Loans was approximately $86,407.

         Approximately 0.75% of the Sub-group 1B Mortgage Loans are secured by a second Mortgage that is junior to a First Lien on the related Mortgaged Property, and approximately 99.25% of the Sub-group 1B Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

         No Sub-group 1B Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $643,950 or less than approximately $2,233.

Loan Group 2 Mortgage Loan Statistics

         Loan Group 2 consists of 762 adjustable-rate Mortgage Loans. The Group 2 Loan Balance as of the Cut-off Date is equal to approximately $87,157,008 and the Arrearage is equal to approximately $1,769,400. The Group 2 Mortgage Loans have original terms to maturity ranging from 120 months to 361 months. The following statistical information, unless otherwise specified, is based upon the Group 2 Loan Balance as of the Cut-off Date.

         The Group 2 Mortgage Loans are secured by Mortgages which create First Liens on the related Mortgaged Properties. Approximately 13.00% of the Group 2 Mortgage Loans have a Combined Loan-to-Value Ratio in excess of 80% and do not have FHA insurance, a VA guaranty or primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Group 2 Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 98.14% of the Group 2 Mortgage Loans have scheduled Monthly Payments due on the Due Date.

         Approximately 2.08% and 0.65% of the Group 2 Mortgage Loans are FHA Mortgage Loans and FHAUN Mortgage Loans, respectively. Approximately 0.27% of the Group 2 Mortgage Loans are VA Mortgage Loans. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans."

         Approximately 0.29% of the Group 2 Mortgage Loans are Adjustable Rate Mortgage ("ARM") Balloon Loans.

         Approximately 95.73% of the Group 2 Mortgage Loans are Performing or Reperforming Mortgage Loans. Approximately 4.27% of the Group 2 Mortgage Loans are Sub-Performing Mortgage Loans, including 0.06% that are Forbearance Plan Mortgage Loans. Of the Mortgage Loans in Loan Group 2, approximately 3.27% are 30 to 59 days past due and approximately 1.00% are 60 to 89 days or more past due. Approximately 8.18% of the Group 2 Mortgage Loans are Re-Performing Mortgage Loans including 0.63% that are Forbearance Plan Mortgage Loans and 1.52% that are Bankruptcy Plan Mortgage Loans.

         Approximately 74.84% of the Group 2 Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

         The weighted average remaining term to maturity of the Group 2 Mortgage Loans will be approximately 345 months as of the Cut-off Date. None of the Group 2 Mortgage Loans had a first Due Date prior to March 1, 1985 or after August 1, 2000 or will have a remaining term to maturity of less than 54 months or greater than 359 months as of the Cut-off Date. The month of the latest maturity date of any Group 2 Mortgage Loan is July 1, 2030.

         The average Principal Balance of the Group 2 Mortgage Loans at origination was approximately $115,784. The average Cut-off Date Principal Balance of the Group 2 Mortgage Loans was approximately $114,379.

         A substantial majority of the Group 2 Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment Date for each Group 2 Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each Group 2 Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin"). The Mortgage Interest Rate on each such Group 2 Mortgage Loan will not increase or decrease by more than 5.000% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and 3.000% on any Adjustment Date thereafter (the "Periodic Rate Cap"); provided, however, 0.37% of the Group 2 Mortgage Loans do not have an Initial Periodic Rate Cap or a Periodic Rate Cap. The Group 2 Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.320% per annum and a weighted average Periodic Rate Cap of approximately 1.081% per annum thereafter (excluding those loans without periodic caps). Each Mortgage Interest Rate on each such Group 2 Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Group 2 Mortgage Loan (the "Maximum Mortgage Interest Rate") or be less than a specified minimum Mortgage Interest Rate over the life of such Group 2 Mortgage Loan (the "Minimum Mortgage Interest Rate"). Effective with the first Monthly Payment due on each Group 2 Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "The Mortgage Pool--The Index" in this Prospectus Supplement. None of the Group 2 Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

         The Group 2 Mortgage Loans had Mortgage Interest Rates as of the Cut-off Date of not less than 6.375% per annum and not more than 18.125% per annum and the weighted average Mortgage Interest Rate was approximately 10.278% per annum. As of the Cut-off Date, the Group 2 Mortgage Loans had Gross Margins ranging from -0.380% to 8.700%, Minimum Loan Rates ranging from 0.125% per annum to 17.500% per annum and Maximum Loan Rates ranging from 10.125% per annum to 23.500% per annum (except for 1.68% Group 2 Mortgage Loans that do not have Maximum Loan Rates). As of the Cut-off Date, the weighted average Gross Margin was approximately 5.846%, the weighted average Minimum Loan Rate was approximately 9.643% per annum and the weighted average Maximum Loan Rate was approximately 16.300% per annum (exclusive of the Mortgage Loans that do not have a Maximum Loan Rate). The latest next Adjustment Date following the Cut-off Date on any Group 2 Mortgage Loan occurs in July 1, 2006 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the Group 2 Mortgage Loans is 20 months.

         Each Group 2 Mortgage Loan had a Net Mortgage Interest Rate of not less than 5.875% per annum, and not more than 17.625% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Group 2 Mortgage Loans was approximately 9.562%.

         No Group 2 Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $534,610 or less than approximately $9,372. The Group 2 Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        Cut-off Date Principal Balances of the Group 2 Mortgage Loans(1)

                                  Number                  Principal Balance                    % of Aggregate Principal Balance
                                of Mortgage               Outstanding as of                    of Loan Group 2 Outstanding as of
  Principal Balance ($)            Loans                   the Cut-off Date                            the Cut-off Date
------------------------        -----------               -----------------                    ---------------------------------

         0 to  25,000.00                7                      $138,575.19                                      0.16%
 25,000.01 to  50,000.00               94                     3,662,585.26                                      4.20
 50,000.01 to  75,000.00              178                    11,101,849.84                                     12.74
 75,000.01 to 100,000.00              139                    12,097,777.58                                     13.88
100,000.01 to 150,000.00              178                    21,921,209.43                                     25.15
150,000.01 to 175,000.00               45                     7,314,084.29                                      8.39
175,000.01 to 200,000.00               29                     5,417,949.52                                      6.22
200,000.01 to 250,000.00               42                     9,232,163.18                                     10.59
250,000.01 to 300,000.00               27                     7,173,326.19                                      8.23
300,000.01 to 350,000.00                9                     2,956,172.73                                      3.39
350,000.01 to 400,000.00                5                     1,844,227.33                                      2.12
400,000.01 to 450,000.00                2                       863,985.83                                      0.99
450,000.01 to 500,000.00                6                     2,898,491.00                                      3.33
500,000.01 to 600,000.00                1                       534,610.39                                      0.61
                                -----------               -----------------                    ---------------------------------
                   Total              762                   $87,157,007.76                                    100.00%

----------
(1) The average Cut-off Date Principal Balance of the Group 2 Mortgage Loans was approximately $114,379.

           Original Terms to Maturity of the Group 2 Mortgage Loans(1)

                                 Number                Principal Balance                    % of Aggregate Principal Balance
                              of Mortgage              Outstanding as of                    of Loan Group 2 Outstanding as of
Original Term (months)           Loans                  the Cut-off Date                            the Cut-off Date
---------------------         -----------              -----------------                    ---------------------------------
     108  to   120                 1                         $86,404.99                                       0.10%
     169  to   180                 4                         234,744.86                                       0.27
     229  to   240                 3                          74,946.53                                       0.09
     289  to   300                 4                         341,715.85                                       0.39
     349  to   360               749                      86,294,251.99                                      99.01
     361  to   372                 1                         124,943.54                                       0.14
                              -----------              -----------------                    ---------------------------------
             Total               762                     $87,157,007.76                                     100.00%

----------

(1) The weighted average original term of the Group 2 Mortgage Loans was approximately 359 months.


                  Property Types of the Group 2 Mortgage Loans

                                                Number                Principal Balance      % of Aggregate Principal Balance
                                              of Mortgage             Outstanding as of      of Loan Group 2 Outstanding as of
          Property Type                         Loans                  the Cut-off Date              the Cut-off Date
---------------------------------             ------------            -----------------      ---------------------------------
2-Family                                           25                    $2,364,433.66                      2.71%
3-Family                                           10                     1,193,559.17                      1.37
4-Family                                            6                       855,060.75                      0.98
Condo                                              43                     3,980,491.10                      4.57
High Rise Condo                                     4                       382,443.80                      0.44
Low Rise Condo                                      1                       109,266.95                      0.13
Manufactured                                        3                       255,780.23                      0.29
Multi Family                                        1                        77,844.95                      0.09
Mobile Home                                        32                     2,759,171.01                      3.17
PUD                                                28                     4,388,520.75                      5.04
Single Family                                     603                    70,201,585.56                     80.55
Townhouse                                           6                       588,849.83                      0.68
                                              ------------            -----------------      ---------------------------------
                            Total                 762                   $87,157,007.76                    100.00%

----------
(1)         PUD refers to Planned Unit Development.

               Occupancy Status of the Group 2 Mortgage Loans (1)

                                          Number                  Principal Balance           % of Aggregate Principal Balance
                                       of Mortgage                Outstanding as of           of Loan Group 2 Outstanding as of
      Occupancy Status                    Loans                    the Cut-off Date                   the Cut-off Date
----------------------------           -----------                -----------------           ---------------------------------
Investor                                    59                       $5,357,398.72                             6.15%
Primary                                    700                       81,577,225.95                            93.60
Secondary                                    3                          222,383.09                             0.26
                                       -----------                -----------------           ---------------------------------
                      Total                762                      $87,157,007.76                           100.00%

----------
(1) Based on a representation made by the borrower at the time of origination.



                      Purpose of the Group 2 Mortgage Loans

                                        Number                       Principal Balance          % of Aggregate Principal Balance
                                      of Mortgage                    Outstanding as of         of Loan Group 2 Outstanding as of
         Purpose                        Loans                         the Cut-off Date                   the Cut-off Date
-------------------------             -----------                    -----------------         ----------------------------------
Cash Out                                 237                           $29,831,238.67                         34.23%
Construction                               6                               858,057.21                          0.98
Purchase                                 413                            44,563,288.57                         51.13
Refinance                                106                            11,904,423.31                         13.66
                                      -----------                    -----------------         ----------------------------------
                    Total                762                           $87,157,007.76                        100.00%

            Mortgage Interest Rates of the Group 2 Mortgage Loans(1)

                                       Number                  Principal Balance               % of Aggregate Principal Balance
                                     of Mortgage               Outstanding as of               of Loan Group 2 Outstanding as of
Mortgage Interest Rate (%)              Loans                   the Cut-off Date                       the Cut-off Date
--------------------------           -----------               -----------------               ----------------------------------
   6.000% to   6.500%                      2                          $72,680.81                             0.08%
   6.501% to   7.000%                      8                        1,130,260.67                             1.30
   7.001% to   7.500%                     18                        1,599,561.26                             1.84
   7.501% to   7.750%                     14                        1,366,143.07                             1.57
   7.751% to   8.000%                     11                        1,274,254.26                             1.46
   8.001% to   8.250%                      9                        1,528,537.58                             1.75
   8.251% to   8.500%                     13                        1,552,771.86                             1.78
   8.501% to   8.750%                     17                        2,569,698.24                             2.95
   8.751% to   9.000%                     30                        5,079,809.45                             5.83
   9.001% to   9.250%                     23                        3,003,444.21                             3.45
   9.251% to   9.500%                     44                        6,410,577.75                             7.36
   9.501% to   9.750%                     47                        6,158,255.45                             7.07
   9.751% to  10.000%                     53                        7,782,566.98                             8.93
  10.001% to  10.250%                     47                        5,807,638.79                             6.66
  10.251% to  10.500%                     63                        6,928,227.80                             7.95
  10.501% to  10.750%                     43                        4,330,987.99                             4.97
  10.751% to  11.000%                     56                        5,330,144.43                             6.12
  11.001% to  11.250%                     46                        5,511,158.38                             6.32
  11.251% to  11.500%                     60                        5,628,649.32                             6.46
  11.501% to  11.750%                     30                        2,683,602.17                             3.08
  11.751% to  12.000%                     41                        3,821,805.90                             4.38
  12.001% to  12.250%                     21                        1,910,594.55                             2.19
  12.251% to  12.500%                     18                        1,644,206.17                             1.89
  12.501% to  12.750%                     12                        1,315,967.27                             1.51
  12.751% to  13.000%                      8                          516,972.08                             0.59
  13.001% to  13.250%                      3                          377,962.82                             0.43
  13.251% to  13.500%                      9                          792,993.47                             0.91
  13.501% to  13.750%                      4                          326,232.93                             0.37
  13.751% to  14.000%                      4                          237,842.17                             0.27
  14.001% to  14.250%                      1                           95,075.34                             0.11
  14.501% to  14.750%                      5                          318,306.61                             0.37
  15.001% to  15.250%                      1                           29,133.50                             0.03
  18.001% to  18.500%                      1                           20,944.48                             0.02
                                     -----------               -----------------               ----------------------------------
                Total                    762                      $87,157,007.76                           100.00%

------------
(1) The weighted average Mortgage Interest Rate of the Group 2 Mortgage Loans as of the Cut-off Date was approximately 10.278% per annum.

             Combined Loan-to-Value of the Group 2 Mortgage Loans(1)

                                        Number                  Principal Balance          % of Aggregate Principal Balance
                                     of Mortgage                Outstanding as of          of Loan Group 2 Outstanding as of
Combined Loan-to-Value (%)              Loans                    the Cut-off Date                  the Cut-off Date
--------------------------           -----------                -----------------          ---------------------------------
    15.000 to  20.000                       1                           $9,371.69                          0.01%
    30.001 to  35.000                       1                           31,390.43                          0.04
    35.001 to  40.000                       1                          171,105.99                          0.20
    40.001 to  45.000                       4                          251,592.88                          0.29
    45.001 to  50.000                       5                          290,933.70                          0.33
    50.001 to  55.000                       4                          318,925.09                          0.37
    55.001 to  60.000                      12                        1,806,225.87                          2.07
    60.001 to  65.000                      41                        4,495,447.03                          5.16
    65.001 to  70.000                      45                        5,137,890.89                          5.89
    70.001 to  75.000                      64                        6,509,702.37                          7.47
    75.001 to  80.000                     291                       34,369,553.99                         39.43
    80.001 to  85.000                      95                       11,631,106.57                         13.35
    85.001 to  90.000                     145                       16,538,272.52                         18.98
    90.001 to  95.000                      24                        3,141,192.33                          3.60
    95.001 to 100.000                      24                        1,985,369.53                          2.28
   100.001 to 105.000                       3                          361,692.54                          0.41
   110.001 to 115.000                       1                           58,952.15                          0.07
   120.001 to 125.000                       1                           48,282.19                          0.06
                                     -----------                -----------------          ---------------------------------
                Total                     762                      $87,157,007.76                        100.00%

----------
(1) The weighted average Combined Loan-to-Value Ratio of the Group 2 Mortgage Loans as of the Cut-off Date was approximately 80.34%.

            Geographic Distribution of the Group 2 Mortgage Loans(1)

                                      Number                   Principal Balance            % of Aggregate Principal Balance
                                   of Mortgage                 Outstanding as of           of Loan Group 2 Outstanding as of
Location                              Loans                    the Cut-off Date                     the Cut-off Date
------------------------           -----------                 -----------------           ----------------------------------
Alabama                                     1                      $190,438.47                            0.22%
Alaska                                      2                       144,409.45                            0.17
Arizona                                    23                     3,000,697.00                            3.44
Arkansas                                    1                        39,961.27                            0.05
California                                124                    22,242,683.81                           25.52
Colorado                                   42                     4,920,940.58                            5.65
Connecticut                                 7                       781,631.11                            0.90
Delaware                                    2                       188,493.29                            0.22
Florida                                    80                     6,964,878.78                            7.99
Georgia                                    18                     2,185,064.70                            2.51
Hawaii                                      4                       927,061.27                            1.06
Idaho                                       2                        89,892.88                            0.10
Illinois                                   38                     3,865,471.10                            4.44
Indiana                                    15                     1,206,333.83                            1.38
Iowa                                        8                       517,926.83                            0.59
Kansas                                      3                       111,173.46                            0.13
Kentucky                                    5                       474,812.66                            0.54
Louisiana                                   7                       448,192.91                            0.51
Maine                                       4                       364,115.95                            0.42
Maryland                                    9                     1,276,875.51                            1.47
Massachusetts                              13                     1,839,083.98                            2.11
Michigan                                   33                     3,254,497.57                            3.73
Minnesota                                  19                     2,087,294.27                            2.39
Mississippi                                 2                       113,779.33                            0.13
Missouri                                   26                     1,887,537.23                            2.17
Montana                                     5                       507,864.98                            0.58
Nebraska                                    4                       346,146.02                            0.40
Nevada                                     17                     1,901,744.05                            2.18
New Hampshire                               4                       370,693.31                            0.43
New Jersey                                  8                     1,228,333.31                            1.41
New Mexico                                  6                       680,031.42                            0.78
New York                                   23                     2,743,894.25                            3.15
North Carolina                             10                       804,834.34                            0.92
Ohio                                       42                     3,037,999.00                            3.49
Oklahoma                                    2                        77,332.48                            0.09
Oregon                                     18                     2,246,741.03                            2.58
Pennsylvania                               12                       819,324.74                            0.94
South Carolina                              6                       498,331.82                            0.57
Tennessee                                  12                     1,060,844.33                            1.22
Texas                                      34                     3,306,332.78                            3.79
Utah                                       12                     1,388,985.75                            1.59
Vermont                                     1                        72,167.51                            0.08
Virginia                                    9                       823,017.46                            0.94
Washington                                 46                     5,914,325.17                            6.79
Wisconsin                                   3                       204,816.77                            0.23
                                   -----------                 -----------------           ----------------------------------
                   Total                  762                   $87,157,007.76                          100.00%

----------
(1) The greatest ZIP Code geographic concentration of the Group 2 Mortgage Loans, by Group 2 Loan Balance as of the Cut-off Date, was approximately 1.03% in the 90068 ZIP Code, located in California.

              Documentation Levels of the Group 2 Mortgage Loans(1)

                                 Number               Principal Balance                    % of Aggregate Principal Balance
                              of Mortgage             Outstanding as of                    of Loan Group 2 Outstanding as of
Documentation Level              Loans                 the Cut-off Date                            the Cut-off Date
-------------------           -----------             -----------------                    ---------------------------------
Alternate                           92                   $11,760,217.51                                     13.49%
Full                               492                    54,445,189.29                                     62.47
Income Stated                       80                     9,930,773.52                                     11.39
Limited                             72                     8,747,465.99                                     10.04
Missing                             18                     1,414,354.23                                      1.62
No Documentation                     8                       859,007.22                                      0.99
                              -----------             -----------------                    ---------------------------------
              Total                762                   $87,157,007.76                                    100.00%

----------
(1) For a description of each documentation level, see "Underwriting Standards" in this Prospectus Supplement.

                      Status of the Group 2 Mortgage Loans

                                        Number                  Principal Balance             % of Aggregate Principal Balance
                                     of Mortgage                Outstanding as of            of Loan Group 2 Outstanding as of
Status                                  Loans                   the Cut-off Date                      the Cut-off Date
----------------                     -----------                -----------------            ---------------------------------
Current                                   647                     $76,307,294.73                           87.55%
Re-performing                              77                       7,128,924.28                            8.18
30 Days Past Due                           29                       2,847,009.08                            3.27
60 Days Past Due                            9                         873,779.67                            1.00
                                     -----------                -----------------            ---------------------------------
           Total                          762                     $87,157,007.76                          100.00%

                         Loan Group 2 Maximum Loan Rate

                                      Number                  Principal Balance      % of Aggregate Principal Balance
 Maximum Loan Rate                 of Mortgage                Outstanding as of     of Loan Group 2 Outstanding as of
        (%)                           Loans                    the Cut-off Date              the Cut-off Date
------------------                 -----------                -----------------     ---------------------------------
               N/A                      14                       $1,431,253.34                    1.64%
10.000 to   10.500                       3                          273,801.23                    0.31
10.501 to   11.000                       8                          711,219.41                    0.82
11.001 to   11.500                      11                          818,736.53                    0.94
11.501 to   12.000                      16                        1,827,193.82                    2.10
12.001 to   12.500                      10                          828,143.02                    0.95
12.501 to   13.000                       3                          436,879.72                    0.50
13.001 to   13.500                       3                          562,245.41                    0.65
13.501 to   14.000                      10                        1,741,638.41                    2.00
14.001 to   14.500                      10                        1,647,882.40                    1.89
14.501 to   15.000                      34                        5,633,857.85                    6.46
15.001 to   15.500                      52                        8,081,105.39                    9.27
15.501 to   16.000                      76                       10,784,079.72                   12.37
16.001 to   16.500                      99                       11,805,752.22                   13.55
16.501 to   17.000                     116                       12,810,231.23                   14.70
17.001 to   17.500                     106                       10,980,147.90                   12.60
17.501 to   18.000                      87                        8,441,758.28                    9.69
18.001 to   18.500                      46                        4,380,056.23                    5.03
18.501 to   19.000                      30                        2,118,585.87                    2.43
19.001 to   19.500                      12                          963,118.68                    1.11
19.501 to   20.000                       6                          411,871.64                    0.47
20.501 to   21.000                       6                          303,209.05                    0.35
21.001 to   21.500                       1                           77,641.84                    0.09
21.501 to   22.000                       1                           29,133.50                    0.03
23.001 to   23.500                       1                           20,944.48                    0.02
          Uncapped                       1                           36,520.59                    0.04
                                   -----------                -----------------     ---------------------------------
             Total                     762                      $87,157,007.76                  100.00%

                         Loan Group 2 Minimum Loan Rate

                                  Number                 Principal Balance                    % of Aggregate Principal Balance
   Minimum Loan Rate           of Mortgage               Outstanding as of                   of Loan Group 2 Outstanding as of
          (%)                     Loans                  the Cut-off Date                             the Cut-off Date
--------------------           -----------               -----------------                   ---------------------------------
             N/A                      1                        $9,371.69                                     0.01%
 0.000 to  1.000                     10                       869,977.86                                     1.00
 1.001 to  1.500                     10                       746,569.02                                     0.86
 1.501 to  2.000                     10                       807,787.46                                     0.93
 2.001 to  2.500                     10                       761,795.63                                     0.87
 2.501 to  3.000                     21                     2,821,812.33                                     3.24
 3.001 to  3.500                      6                       649,881.27                                     0.75
 3.501 to  4.000                      2                       149,423.12                                     0.17
 4.001 to  4.500                      1                        77,979.49                                     0.09
 4.501 to  5.000                      2                       214,975.98                                     0.25
 5.001 to  5.500                      2                       298,671.52                                     0.34
 5.501 to  6.000                      4                       421,284.43                                     0.48
 6.001 to  6.500                      5                       510,271.55                                     0.59
 6.501 to  7.000                      3                       267,324.26                                     0.31
 7.001 to  7.500                      6                       899,353.97                                     1.03
 7.501 to  8.000                      3                       728,364.29                                     0.84
 8.001 to  8.500                     12                     1,879,743.53                                     2.16
 8.501 to  9.000                     40                     6,612,166.98                                     7.59
 9.001 to  9.500                     65                     9,640,991.80                                    11.06
 9.501 to 10.000                    109                    14,866,134.75                                    17.06
10.001 to 10.500                    106                    12,070,267.74                                    13.85
10.501 to 11.000                    105                    10,406,493.44                                    11.94
11.001 to 11.500                     96                    10,349,086.15                                    11.87
11.501 to 12.000                     67                     5,755,069.97                                     6.60
12.001 to 12.500                     32                     2,847,984.90                                     3.27
12.501 to 13.000                     17                     1,325,316.26                                     1.52
13.001 to 13.500                      6                       560,356.99                                     0.64
13.501 to 14.000                      4                       264,187.92                                     0.30
14.001 to 14.500                      1                        95,075.34                                     0.11
14.501 to 15.000                      4                       199,210.14                                     0.23
15.001 to 15.500                      1                        29,133.50                                     0.03
17.001 to 17.500                      1                        20,944.48                                     0.02
                               -----------               -----------------                   ---------------------------------
           Total                    762                   $87,157,007.76                                   100.00%

                            Loan Group 2 Gross Margin

                                         Number                   Principal Balance             % of Aggregate Principal Balance
     Gross Margin                     of Mortgage                 Outstanding as of             of Loan Group 2 Outstanding as of
         (%)                             Loans                    the Cut-off Date                      the Cut-off Date
-----------------------               -----------                 -----------------             ---------------------------------
      [less than] 0.000                      1                          $9,371.69                                0.01%
1.000     to      2.000                     12                         850,589.83                                0.98
2.001     to      3.000                     58                       5,908,070.54                                6.78
3.001     to      4.000                     10                       1,007,951.98                                1.16
4.001     to      5.000                     61                       8,500,561.20                                9.75
5.001     to      6.000                    244                      30,567,307.38                               35.07
6.001     to      7.000                    313                      34,944,860.40                               40.09
7.001     to      8.000                     55                       4,642,751.48                                5.33
8.001     to      9.000                      8                         725,543.26                                0.83
                                      -----------                 -----------------             ---------------------------------
                  Total                    762                     $87,157,007.76                              100.00%

                          Loan Group 2 Initial Rate Cap

                                     Number                  Principal Balance           % of Aggregate Principal Balance
                                  of Mortgage                Outstanding as of           of Loan Group 2 Outstanding as of
Initial Rate Cap (%)                 Loans                    the Cut-off Date                   the Cut-off Date
--------------------              -----------                -----------------           ---------------------------------
         None                             6                       $318,588.91                           0.37%
        1.000                           205                     25,542,720.30                          29.31
        1.500                            20                      1,872,320.22                           2.15
        2.000                            39                      4,963,205.09                           5.69
        3.000                           491                     54,192,578.50                          62.18
        5.000                             1                        267,594.74                           0.31
                                  -----------                -----------------           ---------------------------------
             Total                      762                    $87,157,007.76                         100.00%

                         Loan Group 2 Periodic Rate Cap

                                 Number                  Principal Balance          % of Aggregate Principal Balance
                              of Mortgage                Outstanding as of          of Loan Group 2 Outstanding as of
Periodic Rate Cap (%)            Loans                    the Cut-off Date                  the Cut-off Date
---------------------         -----------                -----------------          ---------------------------------

        None                         6                        $318,588.91                         0.37%
        1.000                      671                      77,390,295.22                        88.79
        1.500                       52                       5,295,149.98                         6.08
        2.000                       27                       3,542,598.59                         4.06
        3.000                        6                         610,375.06                         0.70
                              -----------                -----------------          ---------------------------------
             Total                 762                     $87,157,007.76                       100.00%

The Index


         With respect to approximately 91.09% of the Group 2 Mortgage Loans, the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by Fannie Mae ("Six Month LIBOR"); with respect to approximately 7.36% of the Group 2 Mortgage Loans, the Index is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("One Year CMT"); and with respect to approximately 1.55% of the Group 2 Mortgage Loans, the Index is a variety of indices, none of which comprise more than 0.40% of the Group 2 Mortgage Loans. Listed below are some historical values for the months indicated of two of the indices.

                                 Six-Month LIBOR

                                                           Year
             -----------------------------------------------------------------------------------------------
Month         2000          1999          1998          1997           1996            1995            1994
-----         ----          ----          ----          ----           ----            ----            ----
January      6.29%         4.97%         5.63%         5.69%           5.27%           6.69%           3.38%
February     6.33%         5.13%         5.70%         5.69%           5.30%           6.44%           4.00%
March        6.53%         5.06%         5.75%         5.94%           5.50%           6.50%           4.25%
April        6.73%         5.04%         5.81%         6.00%           5.56%           6.38%           4.69%
May          7.11%         5.25%         5.75%         6.00%           5.63%           6.00%           5.00%
June         7.00%         5.65%         5.78%         5.91%           5.79%           6.00%           5.25%
July         6.89%         5.71%         5.75%         5.80%           5.88%           5.88%           5.31%
August       6.83%         5.92%         5.59%         5.84%           5.77%           5.91%           5.31%
September                  5.96%         5.25%         5.84%           5.73%           5.95%           5.75%
October                    6.12%         4.98%         5.79%           5.57%           5.88%           5.94%
November                   6.06%         5.15%         5.91%           5.54%           5.69%           6.56%
December                   6.13%         5.07%         5.84%           5.60%           5.51%           7.00%

                                  One Year CMT


                                                           Year
             -----------------------------------------------------------------------------------------------
Month         2000          1999          1998          1997           1996            1995            1994
-----         ----          ----          ----          ----           ----            ----            ----
January      6.12%         4.51%         5.24%         5.61%           5.09%           7.05%           3.54%
February     6.22%         4.70%         5.31%         5.53%           4.94%           6.70%           3.87%
March        6.22%         4.78%         5.39%         5.80%           5.34%           6.43%           4.32%
April        6.15%         4.69%         5.38%         5.99%           5.54%           6.27%           4.82%
May          6.33%         4.85%         5.44%         5.87%           5.64%           6.00%           5.31%
June         6.17%         5.10%         5.41%         5.69%           5.81%           5.64%           5.27%
July         6.08%         5.03%         5.36%         5.54%           5.85%           5.59%           5.48%
August       6.18%         5.20%         5.21%         5.56%           5.67%           5.75%           5.56%
September                  5.25%         4.71%         5.52%           5.83%           5.62%           5.76%
October                    5.43%         4.12%         5.46%           5.55%           5.59%           6.11%
November                   5.55%         4.53%         5.46%           5.42%           5.43%           6.54%
December                   5.84%         4.52%         5.53%           5.47%           5.31%           7.14%


         If any Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.


FHA Mortgage Loans and VA Mortgage Loans

         Approximately 70.40% of the Sub-group 1A Mortgage Loans are subject to FHA insurance as described herein (the "FHA Mortgage Loans") and approximately 19.93% of the Sub-group 1A Mortgage Loans are subject to a VA guarantee as described herein (the "VA Mortgage Loans"). The remaining Mortgage Loans in Sub-group 1A, representing approximately 9.67% of the Sub-group 1A Mortgage Loans, are Mortgage Loans which were originated using FHA documents but, for varying reasons, are not subject to FHA insurance (the "FHAUN Mortgage Loans"). The Seller acquired the FHAUN Mortgage Loans without any FHA insurance in effect. Approximately 2.35% of the Group 2 Mortgage Loans are FHA Mortgage Loans or are VA Mortgage Loans. All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines, as the case may be, at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Mortgage Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

         The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has a current mortgage loan limit of $203,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

         The Servicer collects insurance premiums for the FHA Mortgage Loans and pays them to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate and mature 20 years from the date of issue.

         The amount of insurance benefits the FHA generally pays is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the Servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts the Servicer receives or retains after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which fees are evaluated based upon HUD guidelines), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the Servicer is otherwise in material compliance with FHA regulations. Provided that the Servicer is in material compliance with FHA regulations, the Servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Servicer for all additional costs of seeking the judgment.

         As of the date hereof, the maximum guarantees that may be issued by the VA under a VA Mortgage Loan are generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for an owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Mortgage Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Servicer to take immediate action if it determines that the debtor has abandoned the property to be foreclosed upon or that the property has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA-guaranteed loan by a servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which the servicer may bid at the foreclosure sale in order for the servicer to subsequently convey the property to the VA. If the servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "no-bid"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of (i) the guaranteed amount and (ii) the proceeds of any foreclosure.

         The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be applied to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Terms of the Mortgage Loans

         The Mortgage Loans accrue interest on a simple interest basis (the "Simple Interest Mortgage Loans") or a self-amortizing basis (the "Actuarial Mortgage Loans"). Approximately 1.59% of the Mortgage Loans are expected to be Simple Interest Mortgage Loans, and approximately 98.41% of the Mortgage Loans are expected to be Actuarial Mortgage Loans, in each case as a percentage of the Cut-off Date Principal Balance.

         For Simple Interest Mortgage Loans, the Mortgage Loan is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding Principal Balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Mortgage Loan are applied first to interest accrued to the date payment is received and second to reduce the unpaid Principal Balance of the Mortgage Loan. Accordingly, if a mortgagor makes a payment on the Mortgage Loan less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if a mortgagor makes a payment on the Mortgage Loan more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular mortgagor, the principal due on the final due date of a Simple Interest Mortgage Loan may vary from the principal payment that would be made if payments for such Mortgage Loan were always made on their due dates.

         For Actuarial Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

         If a mortgagor pays more than one installment on a Simple Interest Mortgage Loan at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment will be treated as a receipt of one or more regular principal payments and applied to reduce the Principal Balance of the related Mortgage Loan. Although such mortgagor will not be required to make the next monthly installment, interest will continue to accrue on the Principal Balance of such Mortgage Loan, as reduced by the application of the early installment. As a result, when such mortgagor pays the next required installment on a Simple Interest Mortgage Loan, such payment may be insufficient to cover the interest that has accrued since the last payment by the mortgagor. Notwithstanding such insufficiency, such Mortgage Loan would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of such Mortgage Loan. Depending on the Principal Balance and interest rate of the related Mortgage Loan and on the number of installments paid early, there may be extended periods of time during which Simple Interest Mortgage Loans in respect of which such additional installments have been made are not amortizing and are considered current.

Primary Mortgage Insurance

         Approximately 14.04% of the Group 1 Mortgage Loans and approximately 23.87% of the Group 2 Mortgage Loans (in each case, by aggregate Principal Balance as of the Cut-off Date) are covered by a primary mortgage insurance policy.

                                   THE SELLER

         Credit-Based Asset Servicing and Securitization LLC is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the Seller and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         The Seller was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Seller. Each of MGIC and EFSG has approximately a 46% interest in the Seller with the management of the Seller owning the remainder. EFSG and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "Commission") as are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder. As previously announced by EFSG, it has retained Morgan Stanley Dean Witter & Co. to explore and analyze strategic alternatives to maximize its shareholder value. Such alternatives may include the sale of EFSG's 46% interest in the Seller.

         On June 30, 2000, the Seller had approximately $960 million in assets, approximately $730 million in liabilities and approximately $231.6 million in equity.

         The Seller's principal business is the purchasing of performing, sub-performing and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Seller owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The Seller does not originate mortgages. The Seller is a HUD-approved investing mortgagee.



                             UNDERWRITING STANDARDS

         The following is a description of the underwriting standards used by the Seller in connection with its acquisition of the Mortgage Loans.

         Each Mortgage Loan included in the Trust Fund has satisfied the credit, appraisal and underwriting guidelines the Seller established that are described below. To determine satisfaction of such guidelines, the Seller or a loan reviewer in general reviewed the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Seller. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The Seller's underwriting guidelines when re-underwriting mortgage loans are intended to evaluate the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. In general, to establish the adequacy of the mortgaged property as collateral, the Seller will obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the Seller's purchase. A mortgagor's ability and willingness to repay debts (including the Mortgage Loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the Seller also obtains and reviews a current credit report for the mortgagor.

         The Seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

         Full Documentation. Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

         Other Levels of Documentation. Other mortgage loans purchased and re-underwritten by the Seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "Full Documentation" programs, including "No Documentation," "Limited Documentation" and "Alternative Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, the originator does not undertake verification of a mortgagor's income or assets. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived. "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification. Under "Stated Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other mortgage loans based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral.

         Owner-Financed Mortgage Loans. The Owner-financed Mortgage Loans comprise approximately 2.95% of the Group 1 Mortgage Loans and none of the Group 2 Mortgage Loans (in each case, by aggregate Principal Balance as of the Cut-off
Date).

         The Seller routinely purchases mortgage loans which are owner-financed mortgage loans ("Owner-financed Mortgage Loans"). Owner-financed Mortgage Loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans the Seller purchases typically. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor. In connection with the Seller's acquisition of an Owner-financed Mortgage Loan, the Seller obtained and reviewed the credit history and payment history of the mortgagor. In deciding to purchase Owner-financed Mortgage Loans, the Seller generally places considerable emphasis on the value of the mortgaged property. The

Seller, in connection with its underwriting of an Owner-financed Mortgage Loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an Owner-financed Mortgage Loan generally was obtained within 90 days prior to the Seller's purchase of such mortgage loan. However, in certain instances, the Seller may have utilized a previous appraisal if it was completed within one year prior to the Seller's purchase, in which case the Seller will generally require the appraiser to recertify the value in such appraisal. The Seller may have acquired an Owner-financed Mortgage Loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition.

         For a discussion of the certain risks related to Owner-financed Mortgage Loans that a Certificateholder should consider prior to purchase, see "Risk Factors--There are risks related to owner-financed mortgage loans" in this Prospectus Supplement.

                                  THE SERVICER

         Litton Loan Servicing LP provided the information set forth in the following paragraphs. None of the Depositor, the Seller, the Trustee, the Underwriters or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Litton Loan Servicing LP (the "Servicer"), a Delaware limited partnership and a wholly-owned subsidiary of the Seller, will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Litton Loan Servicing LP was formed in December 1996, with all of the general and limited partnership interests owned by EFSG, MGIC and C-BASS Holding LLC. On October 1, 1998 Litton Loan Servicing, Inc. was a wholly-owned subsidiary of EFSG and transferred its business to the Servicer. From and after October 1, 1998, the Servicer has been conducting all activities formerly conducted by Litton Loan Servicing, Inc. The Servicer currently employs approximately 226 individuals. The main office of the Servicer is located at 5373 W. Alabama, Houston, Texas 77056. The Servicer is currently a FNMA and FHLMC approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $5.159 billion. The Servicer specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. Recent transactions for which the Servicer acts as servicer include C-BASS ABS, LLC 1998-1, Merrill Lynch Mortgage Investors, Inc. Series 1998-FF2, Series 1998-FF3, Series 1998-GN3, Series 1999-H1, Series 1999-H2, Series 1999-CB1, Series 1999-CB2, Series 1999-CB4, Series 1999-NC1, Series 2000-FF1, Series 2000-CB1,
New Century Mortgage Securities, Inc., Series 1999-NCC, Financial Asset Securities Corp., Series 1998-3, Series 1999-CB5, Series 2000-1, Asset Backed Funding Corporation, Series 1999-1, Series 2000-CB2 and PaineWebber Mortgage Acceptance Corporation IV, Series 2000-HE-1.

         Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999. The rating is based on the Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer's sophisticated proprietary default management technology, the financial strength of its well-capitalized parent and its highly experienced management and staff.

         Fitch assigned the Servicer its RPS2 primary servicer rating for sub-prime and high loan-to-value ratio product. The RPS2 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the strength of the Servicer's loan administration processes including new loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS2 rating for high loan-to-value ratio product is based on the Servicer's intensive focus on early collection and loss mitigation.

         In addition, Fitch has also assigned the Servicer its Special Servicer DesignationTM for residential mortgages.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans the Servicer serviced as of the dates indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related mortgagor to make required payments. It should be noted that the Servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights since 1997. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer.

                    Delinquency and Foreclosure Experience(1)

                                        As of June 30, 2000                                 As of December 31, 1999
                                        -------------------                                 -----------------------

                                             Principal        % by Principal                        Principal        % by Principal
                         No. of Loans        Balance(2)           Balance       No. of Loans        Balance(2)           Balance
                         ------------     --------------      --------------    ------------      --------------     --------------
Current Loans              52,563         $3,675,087,921           71.23%          37,105         $2,580,776,677         69.98%
Period of Delinquency(3)
   30 Days                  6,966           $475,432,588            9.22%           4,638           $323,122,291          8.76%
   60-89 Days               2,545           $179,993,605            3.49%           1,886           $133,339,006          3.62%
   90 Days or More          2,691           $167,920,092            3.25%           2,056           $127,745,979          3.46%
                            -----           ------------            -----           -----           ------------          -----
Total Delinquency          12,202           $823,346,285           15.96%           8,580           $584,207,276         15.84%

Foreclosures/Bankruptcy(4)  6,932           $545,896,899           10.58%           5,503           $433,109,387         11.74%
Real Estate Owned           1,713           $114,812,609            2.23%           1,264            $89,691,707          2.43%
                            -----           ------------            -----           -----            -----------          -----
Total Portfolio            73,410         $5,159,143,714          100.00%          52,452         $3,687,785,047        100.00%
                           ------         --------------          -------          ------         --------------        -------
                                         As of December 31, 1998
                                         -----------------------

                                               Principal       % by Principal
                              No. of Loans      Balance(2)         Balance
                              ------------   --------------    --------------
Current Loans                    39,063      $2,489,678,138         78.01%
Period of Delinquency(3)
   30 Days                        3,689        $233,734,152          7.32%
   60-89 Days                     1,497         $87,944,512          2.76%
   90 Days or More                2.578        $121,504,523          3.81%
                                  -----        ------------          -----
Total Delinquency                 7,764        $443,183,187         13.89%

Foreclosures/Bankruptcy(4)        2,780        $197,668,255          6.19%
Real Estate Owned                 1.009         $60,867,154          1.91%
                                  -----         -----------          -----
Total Portfolio                  50.616      $3,191,396,734        100.00%
                                 ------      --------------        -------

----------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The Servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                      THE POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Seller, the Servicer and the Trustee. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and
(v) the rights of the Depositor under the Mortgage Loan Purchase Agreement. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

Assignment of the Mortgage Loans

         On or about September 15, 2000 ( the "Closing Date" ), the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date and all rights under the related FHA Insurance Agreements and the VA Guarantees. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to Bank One Trust Company, NA (the "Custodian"), as the Trustee's agent for such purpose, the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller or the originator of such Mortgage Loan.

         Within 60 days following the Closing Date, the Trustee will review (or cause the Custodian to review) the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect has a material and adverse effect on the Certificateholders and is not cured within 120 days following notification thereof to the Seller (or within 90 days of the earlier of the Seller's discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a "qualified mortgage" for REMIC purposes) and the Trustee by the Custodian (or 150 days following the Closing Date, in the case of missing mortgages or assignments), the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Interest Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. If, however, a Mortgage Loan is discovered to be defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller will be obligated to cure the defect or make the required purchase or substitution no later than 90 days after the earlier of its discovery or receipt of notification of the defect. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan the Seller substitutes for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Mortgage Interest Rate, with respect to a Group 1 Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such

Defective Mortgage Loan or, with respect to a Group 2 Mortgage Loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Mortgage Interest Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

         The Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, the mortgage insurance premiums, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. A "Business Day" is any weekday that is not a federally recognized holiday, beginning at 9:00 a.m. Eastern Time and ending at 5:00 p.m. Eastern Time. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date.

         An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" (or the equivalent) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Advances

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one Business Day prior to each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee and any mortgage insurance premiums that were due during the related Collection Period on the Actuarial Mortgage Loans, other than Balloon Payments, and that were not received by the related Determination Date and, with respect to Balloon Loans which are Actuarial Mortgage Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

         The Servicer will not make any Advances of principal or interest with respect to Simple Interest Mortgage Loans or REO Properties.

         Advances with respect to Actuarial Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Actuarial Mortgage Loan will continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the mortgagor or disposed of by the Trust.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from any funds in the Collection Account prior to the distributions on the Certificates.

The Trustee

         The Chase Manhattan Bank, a New York banking corporation, will act as trustee (the "Trustee") for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 450 West 33rd Street, 14th floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services, C-BASS Series 2000-CB3. The Trustee's telephone number is (212) 946-3200. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be the "Trustee Fee." The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) the Trustee incurs arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses

         The principal compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Certificates will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall on Actuarial Mortgage Loans on any Distribution Date (payments the Servicer makes in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of one-half of its Servicing Fee for such Distribution Date. The Servicer will not offset any Prepayment Interest Shortfall on Simple Interest Mortgage Loans on any Distribution Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

         The Servicer, in its capacity as a special servicer, is also entitled to an additional servicing fee (the "Special Servicing Fee"), in connection with Mortgage Loans that are 90 or more days Delinquent. As more fully described in the Pooling and Servicing Agreement, the Special Servicing Fee is equal to $150 per Mortgage Loan that are 90 or more days Delinquent, payable monthly for eighteen consecutive months commencing in the first month after the Cut-off Date in which payments on such Mortgage Loan are 90 or more days Delinquent, unless such Mortgage Loan becomes less than 90 days Delinquent or is liquidated or repurchased. The Servicer will remain entitled to receive any Special Servicing Fees owed but not paid from previous Distribution Dates.

         The "Determination Date" with respect to any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such 10th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the prior calendar month, the "Prepayment Interest Shortfall" is an amount equal to the interest at the Mortgage Interest Rate for such Mortgage Loan (net of the Servicing Fee Rate and mortgage insurance premium) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month.

Pledge and Assignment of Servicer's Rights

         On or after the Closing Date, the Servicer will pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to any one or more lenders (each, a "Servicing Rights Pledgee") selected by the Servicer, including First Union National Bank, as the representative of certain lenders. In the event that an Event of Servicing Termination (as defined below) occurs, the Trustee and the Depositor have agreed to the appointment of the selected Serving Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the selected Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement.

Termination

         The Seller will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date". In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

Optional Purchase of Defaulted Loans

         As to any Mortgage Loan which is Delinquent in payment by 60 days or more, the Seller may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan.

Events of Servicing Termination

         Events of Servicing Termination will consist, among other things, of:
(i) any failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Servicer; (ii) any failure of the Servicer to make any Advance with respect to an Actuarial Mortgage Loan or to cover any Prepayment Interest Shortfalls on Actuarial Mortgage Loans, as described herein, which failure continues unremedied for one Business Day; (iii) any failure of the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (v) cumulative Realized Losses as of any Distribution Date exceed the amount specified in the Pooling and Servicing Agreement.

Rights upon Event of Servicing Termination

         So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee may, and at the direction of the holders of the Offered Certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make any required Advances subject to the pledge and assignment to First Union as described above. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

         No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights evidenced by the Offered Certificates so agree and have offered indemnity satisfactory to the Trustee.

Voting Rights

         With respect to any Determination Date, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class N, Class X and Class R Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any Determination Date, the percentage of all the Voting Rights allocated among holders of the Class N and Class X Certificates will be 2%. The Voting Rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or Percentage Interest) of such Certificates. The Class R Certificates will not have any Voting Rights.

Amendment

         The Seller, the Depositor, the Servicer and the Trustee may amend the Pooling and Servicing Agreement without the consent of the holders of the Certificates, for any of the purposes set forth in the Pooling and Servicing Agreement itself. In addition, the Seller, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of Offered Certificates affected thereby may amend the Pooling and Servicing Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Offered Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

                        DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referenced, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue the Class A-1F, Class A-2F, Class A-1A Certificates (the "Class A Certificates" or the "Senior Certificates"), the Class M-1, Class M-2, Class B, Class N and Class X Certificates (the "Subordinated Certificates") and the Class R Certificates (the "Residual Certificates"). The Senior Certificates, the Subordinated Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A, Class M-1, Class M-2 and Class B Certificates are offered hereby (the "Offered Certificates").

         The Offered Certificates will have the respective Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in September 2000 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates (other than the Class A-1A Certificates), the "Record Date" is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or the Closing Date, in the case of the first Distribution Date. With respect to the Class A-1A Certificates, the "Record Date" is the Business Day immediately preceding such Distribution Date; provided, however, that if any Class A-1A Certificate becomes a Definitive Certificate (as defined herein), the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold such Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of such systems (the "Participants"), or indirectly through organizations which are participants in such systems (the "Indirect Participants"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--Partnership Interests," "Material Federal Income Tax Consequences--Debt Securities," "Material Federal Income Tax Consequences--Foreign Investors," and "Material Federal Income Tax Consequences--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I in this Prospectus Supplement.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois ("IML"), the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Partnership Interests," "Material Federal Income Tax Consequences--Debt Securities," "Material Federal Income Tax Consequences--Foreign Investors," and "Material Federal Income Tax Consequences--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Depositor, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates Cede & Co. as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

         Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including the Servicing Fee and any accrued and unpaid Servicing Fee and the Lender-paid Mortgage Insurance Fee: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Trustee one business day prior to the related Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties and Arrearages collected), insurance proceeds and liquidation proceeds (including any HLTV Account Allocation) net of certain expenses received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period, (v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

         The "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

         The "Prepayment Period" with respect to any Distribution Date means the calendar month preceding the month in which such Distribution Date occurs.

Interest Distributions

         On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

         first, to the Trustee, the Trustee Fee;

         second, concurrently, to the Class A-1F, Class A-2F and Class A-1A Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date;

         third, concurrently, to the Class A-1F, Class A-2F and Class A-1A Certificates, pro rata, the applicable Interest Carry Forward Amount for the Class A-1F, Class A-2F and Class A-1A Certificates, respectively;

         fourth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         fifth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

         sixth, to the Class B Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

         seventh, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined as the "Monthly Excess Interest Amount" for such Distribution Date and will be applied as described below under "Description of the Certificates--Application of Monthly Excess Cashflow Amounts."

         "Accrued Certificate Interest" for each Class of Offered Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act for such Distribution Date.

         "Interest Carry Forward Amount" means for any class of Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (x) with respect to the Offered Certificates (other than the Class A-1A Certificates) on the basis of a 360-day year consisting of twelve 30-day months and (y) with respect to the Class A-1A Certificates, on the basis of the actual number of days elapsed since the prior Distribution Date. The "Class A Interest Carry Forward Amount" for any Distribution Date is the sum of the Interest Carry Forward Amounts for the Class A Certificates for such Distribution Date.

         "Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans (less the Servicing Fee, the mortgage insurance premiums, certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement), (ii) all Compensating Interest the Servicer paid on such Determination Date with respect to the Mortgage Loans and
(iii) the portion of any payment in connection with any substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans received during the related Collection Period.

         The "Interest Accrual Period" for any Distribution Date and each class of Offered Certificates, other than the Class A-1A Certificates, will be from and including the first day of each month, commencing August 1, 2000, to and including the last day of such month. With respect to the Offered Certificates other than the Class A-1A Certificates, all calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. With respect to the Class A-1A Certificates, the "Interest Accrual Period" for any Distribution Date will be the period from the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, to the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year.

         The "Interest Percentage" is, with respect to any class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes, in each case with respect to such Distribution Date.

         If the Interest Remittance Amount and the Monthly Excess Cashflow Amount are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Class A Certificates entitled to distributions of interest, any shortfall in available amounts will be allocated to the Class A Certificates pro rata in accordance with their Interest Percentages.

Principal Distributions

         With respect to each Distribution Date (a) before the Stepdown Date or
(b) with respect to which a Trigger Event is in effect, Holders of the Class A-1F and Class A-2F Certificates will in the aggregate be entitled to receive the Group 1 Principal Percentage of the Principal Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates will be entitled to receive the Group 2 Principal Percentage of the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balances thereof have been reduced to zero. Principal amounts otherwise distributable to the Class A-1F and Class A-2F Certificates will be distributed to the Class A-1A Certificates once the Certificate Principal Balances of the Class A-1F and Class A-2F Certificates have been reduced to zero. Principal amounts otherwise distributable to the Class A-1A Certificates will be distributed to the Class A-1F and Class A-2F Certificates once the Certificates Principal Balance of the Class A-1A Certificates has been reduced to zero. Amounts allocated to the Class A-1F and Class A-2F Certificates will be distributed sequentially to the Class A-1F and Class A-2F Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero. Once the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Holders of the Class M-1 Certificates will be entitled to receive 100% of the Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero. Similarly once the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the Holders of the Class M-2 Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero. Finally, once the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the Holders of the Class B Certificates will be entitled to receive 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class B Certificates has been reduced to zero.

         The "Group 1 Principal Percentage" with respect to any Distribution Date and the Class A-1F and Class A-2F Certificates, will be the percentage equivalent of a fraction, the numerator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 1 for the related Collection Period or Prepayment Period, as applicable, and the denominator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 1 and Loan Group 2 for the related Collection Period or Prepayment Period, as applicable. The "Group 2 Principal Percentage" with respect to any Distribution Date and the Class A-1A Certificates, will be the percentage equivalent of a fraction, the numerator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 2 for the related Collection Period or Prepayment Period, as applicable, and the denominator of which is the amount of principal collections (including any principal advanced by the Servicer) allocable to Loan Group 1 and Loan Group 2 for the related Collection Period or Prepayment Period, as applicable.

         With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Holders of all classes of Certificates will be entitled to receive payments of principal, in the order of priority and in the amounts set forth below:

         first, concurrently as follows:

                  (i) the Group 1 Principal Percentage of the lesser of (x) the Principal Distribution Amount and (y) Class A Principal Distribution Amount will be distributed sequentially, to the Class A-1F and Class A-2F Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero and then to the Class A-1A Certificates, until the Certificate Principal Balance of such class has been reduced to zero; and

                  (ii) the Group 2 Principal Percentage of the lesser of (x) the Principal Distribution Amount and (y) Class A Principal Distribution Amount will be distributed to the Class A-1A Certificates, until the Certificate Principal Balance of such class has been reduced to zero and then sequentially to the Class A-1F and Class A-2F Certificates, in that order, until the Certificates Principal Balance of each such class has been reduced to zero;

         second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in priority first above and (y) the Class M-1 Principal Distribution Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates in priority first above and the amount distributed to the Class M-1 Certificates in priority second above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above and the amount distributed to the Class M-2 Certificates pursuant to priority third above and (y) the Class B Principal Distribution Amount will be distributed to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         fifth, any amount of the Principal Distribution Amount remaining after making all of the distributions in priority first, second, third and fourth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "Description of the Certificates--Application of Monthly Excess Cashflow Amounts."

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         The "Certificate Principal Balance" with respect to any class of Certificates and any Distribution Date, will equal the principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

         o all amounts distributed on previous Distribution Dates on such class on account of principal; and

         o such class's pro rata share of any Applied Realized Loss Amount for previous Distribution Dates.

         "Class A Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1

Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 69.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the Pool Balance on the Cut-off Date.

         "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 79.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and
(ii) the Pool Balance on the Cut-off Date.

         "Class B Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

         "Overcollateralization Amount" means, as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balance of all classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

         "Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

         "Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

         "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

         "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available therefor as described herein the amount equal to the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period, (iii) the liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period and (v) any Substitution Adjustments received on or prior to the previous Determination Date and not yet distributed, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal.

         "Re-Performing 60+ Day Delinquent Loan" means each Mortgage Loan with respect to which, as of any date of determination, (x) any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and (y) with respect to which the mortgagor has made three Monthly Payments within the three calendar months preceding such date of determination. To the extent that, as of any date of determination, more than 20% of the Mortgage Loans (measured by scheduled principal balance) are Re-Performing 60+ Day Delinquent Loans, the Re-Performing 60+ Day Delinquent Loans constituting such excess shall be deemed to be 60+ Day Delinquent Loans.

         "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Balance as of the last day of the related Collection Period.

         "Senior Specified Enhancement Percentage" on any date of determination thereof means approximately 42.00%.

         "60+ Day Delinquent Loan" means each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due (other than a Re-Performing 60+ Day Delinquent Loan), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date. Any Mortgage Loan which, on a 3-month rolling average basis, has made its scheduled principal and interest payments, will not be considered to be a 60+ Day Delinquent Loan.

         "Stepdown Date" means the later to occur of (x) the earlier to occur of
(A) the Distribution Date in September 2003 and (B) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

         "Targeted Overcollateralization Amount" means as of any Distribution Date, (x) prior to the Stepdown Date, 5.25% of the initial Pool Balance and (y) on and after the Stepdown Date, the lesser of (i) 5.25% of the initial Pool Balance and (ii) the greater of (A) 10.50% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the initial Pool Balance.

         A "Trigger Event" has occurred on a Distribution Date if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 45% of the Senior Enhancement Percentage; provided, that if the Certificate Principal Balance of the Senior Certificates has been reduced to zero, a Trigger Event will have occurred if the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 20% or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the initial Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

         Distribution Date Occurring In          Percentage
         ------------------------------          ----------
         September 2003 through August 2004        2.75%
         September 2004 through August 2005        3.50%
         September 2005 through August 2006        4.00%
         September 2006 and thereafter             4.50%

Allocation of Losses

         A "Realized Loss" is:

         o as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

         o        as to any Mortgage Loan, a Deficient Valuation.

         o as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

         A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation").

         If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "Servicer Modification"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class B, Class M-2 and Class M-1 Certificates, and the Class A-1F, Class A-2F and Class A-1A Certificates pro rata, in that order and until the respective Certificate Principal Balances thereof are reduced to zero. Any allocation of such excess in reduction of a Certificate Principal Balance is referred to as an "Applied Realized Loss Amount." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated. However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

Application of Monthly Excess Cashflow Amounts.

         The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

         The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate, less (i) the Servicing Fee Rate, (ii) the rate at which the Trustee Fee accrues and (iii) the rate at which the mortgage insurance premium, if any, is calculated.

         The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially $9,254,569.

         If Realized Losses not covered by an application of the Monthly Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Targeted Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Offered Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund. The amount of such releases are the "Overcollateralization Release Amounts."

         On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Offered Certificates is the "Monthly Excess Cashflow Amount", which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

         (i) to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Class A-1F, Class A-2F and Class A-1A Certificates;

         (ii) to fund the remaining Interest Carry Forward Amounts for the classes of Class A Certificates, if any, pro rata, among the Class A-1F, Class A-2F and Class A-1A Certificates;

         (iii) to fund the Extra Principal Distribution Amount for such Distribution Date;

         (iv) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

         (v) to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any;

         (vi) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

         (vii) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

         (viii) to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;

         (ix) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

         (x) to fund any remaining Accrued Certificate Interest for such Distribution Date for the Class B Certificates;

         (xi) to fund the Interest Carry Forward Amount for the Class B Certificates, if any;

         (xii) to fund the Class B Realized Loss Amortization Amount for such Distribution Date;

         (xiii) to fund the amount of any Class A-1A LIBOR Carryover Amount;

         (xiv) to pay any Special Servicing Fees for such Distribution Date or which remain unpaid from any previous Distribution Date; and

         (xv) to fund distributions to the Holders of the Class N, Class X and Class R Certificates in the amounts specified in the Pooling and Servicing Agreement.

         For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

         "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (v) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount as of such Distribution Date.

         "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (viii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "Class B Applied Realized Loss Amount" means, as to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

         "Class B Realized Loss Amortization Amount" means, as to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

         "Realized Loss Amortization Amount" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount and the Class B Realized Loss Amortization Amount.

         "Unpaid Realized Loss Amount" means for any class of Subordinated Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts with respect to such class for all prior Distribution Dates over (y) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates.

Pass-Through Rates

         Interest for each Distribution Date will accrue on the Offered Certificates (other than the Class A Certificates) during the related Interest Accrual Period at a rate equal to the lesser of (i) the applicable per annum rate for such class as set forth on the cover page of this Prospectus Supplement (each such rate, a "Pass-Through Rate") and (ii) the Pool Cap for such Distribution Date. The Pass-Through Rate is 7.675% for the Class A-1F Certificates, 7.855% for the Class A-2F Certificates, 6.93% for the Class A-1A Certificates, 8.215% for the Class M-1 Certificates, 8.500% for the Class M-2 Certificates, and 8.500% for the Class B Certificates.

         Interest for each Distribution Date will accrue on the Class A-1F Certificates during the related Interest Accrual Period at a rate equal to the least of (i) 7.675% per annum, (ii) the Group 1 Net Funds Cap for such Distribution Date and (iii) the Pool Cap.

         Interest for each Distribution Date will accrue on the Class A-2F Certificates during the related Interest Accrual Period at a rate equal to the least of (i) 7.855% per annum, or on each Distribution Date following the Optional Termination Date, 8.355% per annum, (ii) the Group 1 Net Funds Cap for such Distribution Date and (iii) the Pool Cap.

         Interest for each Distribution Date will accrue on the Class A-1A Certificates during the related Interest Accrual Period at a rate equal to the least of (i) the Pass-Through Rate for the Class A-1A Certificates for such Distribution Date, (ii) the Group 2 Net Funds Cap for such Distribution Date and
(iii) the Pool Cap.

         With respect to the Offered Certificates, other than the Class A-1A Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months. With respect to the Class A-1A Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The Pass-Through Rate for the Class A-1A Certificates for each Distribution Date will be LIBOR as of the related LIBOR Determination Date plus the Class A-1A Certificate Margin. The "Class A-1A Certificate Margin" on each Distribution Date on or prior to the Optional Termination Date will equal 0.31% per annum and on each Distribution Date following the Optional Termination Date, will equal 0.62% per annum.

         The "Group 1 Net Funds Cap" for any Distribution Date will equal the product of (i) the average of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans, weighted on the basis of the related Mortgage Loan balances as of the first day of the related Collection Period, and (ii) the Pool Balance divided by the aggregate Certificate Principal Balance of the Offered Certificates.

         The "Group 2 Net Funds Cap" for any Distribution Date will equal the product of (i) the average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans, weighted on the basis of the related Mortgage Loan balances as of the first day of the related Collection Period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period, and (ii) the Pool Balance divided by the aggregate Certificate Principal Balance of the Offered Certificates.

         The "Pool Cap" for any Distribution Date will equal the product of (i) the average of the Net Mortgage Interest Rates, weighted on the basis of the Mortgage Loan balances as of the first day of the related Collection Period, and
(ii) the Pool Balance divided by the aggregate Certificate Principal Balance of the Offered Certificates.

         If on any Distribution Date, the Accrued Certificate Interest for the Class A-1A Certificates is based on the Group 2 Net Funds Cap or the Pool Cap, the excess of (i) the amount of interest the Class A-1A Certificates would have been entitled to receive on such Distribution Date based on its applicable Pass-Through Rate, over (ii) the amount of interest the Class A-1A Certificates received on such Distribution Date based on the Group 2 Net Funds Cap or the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on the Class A-1A Certificates) will be the "Class A-1A LIBOR Carryover Amount". Any LIBOR Carryover Amount on the Class A-1A Certificates will be paid on future Distribution Dates from and to the extent of funds available in a reserve fund maintained by the Trustee (the "Excess Reserve Fund Account"). The source of funds on deposit in the Excess Reserve Fund Account will be limited to an initial deposit of $5,000 and, as provided in the Pooling and Servicing Agreement, amounts that would otherwise be distributed on the Class X Certificates. The Class A-1A LIBOR Carryover Amount is referred to as a "LIBOR Carryover Amount".

Calculation of LIBOR

         LIBOR for the first Distribution Date will be determined on the second business day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second business day prior to the immediately preceding Distribution Date (each such date, a "LIBOR Determination Date"). With respect to each Distribution Date, "LIBOR" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. "Telerate Page 3750" means the display designated as page 3750 on the Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-1A Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-1A Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

         The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

HLTV Reserve Account

         The Pooling and Servicing Agreement establishes an account (the "HLTV Reserve Account"), which is not part of the Trust Fund, but is held in trust by the Trustee on behalf of the Certificateholders. The HLTV Reserve Account will not be an asset of any REMIC. Holders of the Certificates will be entitled to receive payments from the HLTV Reserve Account to the extent of amounts on deposit therein in an amount equal to any required HLTV Account Allocation.

         On the Closing Date, the Seller will deposit the HLTV Initial Allocation with respect to each Mortgage Loan with a Combined Loan-to-Value Ratio greater than 100% (an "HLTV Mortgage Loan") in the HLTV Reserve Account. Thereafter, upon the liquidation of any HLTV Mortgage Loan, an amount equal to the related HLTV Account Allocation will be deposited on the Distribution Date following such liquidation to the Collection Account as a portion of Available Funds for the related Loan Group.

         With respect to each HLTV Mortgage Loan, any excess of the HLTV Initial Allocation over the HLTV Account Allocation will be remitted to the Seller on the Distribution Date on which an HLTV Account Allocation is made and under certain other circumstances described in the Pooling and Servicing Agreement.

         The "HLTV Initial Allocation" for each HLTV Mortgage Loan is equal to the excess of the Cut-off Date Principal Balance of such HLTV Mortgage Loan over the value of the related Mortgaged Property, as determined by an independent appraiser, as of the Cut-off Date. The HLTV Initial Allocation may be released from time to time as provided in the Pooling and Servicing Agreement with certain of the funds therein released to the Seller.

         The "HLTV Account Allocation" for any Distribution Date, with respect to each HLTV Mortgage Loan which was liquidated during the related Collection Period, is the lesser of (i) the HLTV Initial Allocation and (ii) the HLTV Liquidation Allocation.

         The "HLTV Liquidation Allocation" for each liquidated HLTV Mortgage Loan, is the excess, if any, of the related Principal Balance of such HLTV Mortgage Loan as of the date of liquidation over the net liquidation proceeds, as determined by the Servicer and indicated on its remittance report.

                      Prepayment and YIELD Considerations

         The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Loan Group, the allocation of Available Funds to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates.

         The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses, by the severity of these losses and by the timing thereof. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Some of the Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because such Mortgage Loans have in the past defaulted, and in addition, the Bankruptcy Plan Mortgage Loans have been involved in subsequent proceedings under the federal Bankruptcy Code, either as liquidations under Chapter 7 or reorganizations with approved bankruptcy plans under Chapters 11 or 13. See "The Mortgage Pool--General" in this Prospectus Supplement.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this Prospectus Supplement.

         Unscheduled payments of principal (whether resulting from prepayments, repurchases, liquidations, casualties or condemnations) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered

Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Group 1 Mortgage Loans, the Group 2 Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Group 2 Mortgage Loans may differ from that on the Group 1 Mortgage Loans because the amount of the Monthly Payments on the Group 2 Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, a majority of the Group 2 Mortgage Loans will not have their initial Adjustment Date for one to five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Group 2 Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their Monthly Payments.

         The weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Certificate Principal Balance of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the aggregate Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the various indices for the Group 2 Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

         For ease of presentation, Loan Group 1 has been divided into two sub-groups. Each sub-group consists of Mortgage Loans with distinct characteristics which are likely to produce differing prepayment, delinquency and loss experience among the sub-groups. However, since the Class A-1F and Class A-2F Certificates represent an interest in Loan Group 1 (including both sub-groups), the prepayment, delinquency and loss experience on such classes of Senior Certificates will represent a combination of the experience on the two sub-groups. Similarly, the prepayment, delinquency and loss experience on the Subordinated Certificates will reflect a combination of the experience of both Loan Groups. There can be no assurance that any such combined experience will correlate with the experience expected on a particular sub-group or loan group of Mortgage Loans.

         The Subordinated Certificates are not expected to receive any principal distributions until at least the Distribution Date in September 2003 (unless the Certificate Principal Balance of the Senior Certificates are reduced to zero prior thereto). As a result, the weighted average lives of the Subordinated Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Subordinated Certificates.

Additional Information

         The Depositor has filed certain yield tables and other computational materials with respect to certain classes of the Class A Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this Prospectus Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Prospectus Supplement (the "Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For Loan Group 1, a 100% Prepayment Assumption assumes a prepayment rate of 12% CPR with respect to Sub-group 1A and 21% CPR with respect to Sub-group 1B.

         For Group 2, the Prepayment Assumption used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption for the Group 2 Loans assumes prepayment rates of 3.5% per annum of the then outstanding principal balance of the related mortgage loans in the first month of life of those mortgage loans and an additional 3.5% per annum in each month thereafter up to and including the 10th month, from the 11th month through the 22nd month a prepayment rate of 35% CPR, from the 23rd month through the 25th month a prepayment rate of 50% CPR, from the 26th month through the 34th month a prepayment rate of 35% CPR, in the 35th month through the 37th month a prepayment rate of 50% CPR and in the 38th month and in each month thereafter during the life of those mortgage loans a prepayment rate of 35% CPR. No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

         The tables on pages S-76 through S-81 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-76 through S-81. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables on pages S-76 through S-81 were determined using the following assumptions collectively (the "Structuring Assumptions"): (i) the Mortgage Loans consist of 2 groups of loans with the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on September 15, 2000 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in September 2000, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates", (iv) the Mortgage Loans prepay in accordance with the Prepayment Scenarios indicated, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life to Call" in the tables below, (vii) the Overcollateralization Target Amount is set initially as specified herein and thereafter decreases as described in the definition thereof, (viii) scheduled payments for all Mortgage Loans are received on the Due Date commencing in September 2000, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in August 2000, (xi) LIBOR is at all times equal to 6.62%,
(xii) the Pass-Through Rates for the Offered Certificates are as set forth or described on the cover of this Prospectus Supplement, (xiii) the Mortgage Interest Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates), and (xiv) with respect to the Adjustable Rate Mortgage Loans, the 1 Year CMT Index is equal to 6.20%, and 6 Month LIBOR is equal to 6.82%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

         Based on the foregoing assumptions and the following assumed mortgage loan characteristics, the tables indicate the projected weighted average lives of each class of Offered Certificates, and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown.

                     Assumed Mortgage Loan Characteristics

                                                              Stated
                                                              Remaining
Coll Type          Current Bal        WAC(Gross)  Net Coupon  Term          Original Term    Remaining   Index Type     Gross Margin
                                                                                             Term
 1 FIXED FHA/VA      101,308.39         7.59509       7.09509 N                   180           138             N/A             N/A
 2 FIXED           5,705,088.41         9.19538       8.69538 N                   168           137             N/A             N/A
 3 FIXED           1,015,975.54        11.05850      10.29206 N                   174           160             N/A             N/A
 4 FIXED FHA/VA   19,483,905.94         8.26772       7.76772 N                   359           296             N/A             N/A
 5 FIXED FHA/VA       64,184.75         9.50000       9.00000 N                   360           318             N/A             N/A
 6 FIXED          41,477,754.46         9.60434       8.93064 N                   349           322             N/A             N/A
 7 FIXED          12,567,360.10        10.48161       9.87683 N                   354           342             N/A             N/A
 8 FIXED           4,331,250.95        11.06419      10.56419     137             354           324             N/A             N/A
 9 FIXED           4,373,669.09        10.35619       9.82974     159             361           346             N/A             N/A
10 ARM               175,312.60        10.25000       9.75000 N                   360           351   6 Month LIBOR         6.99000
11 ARM                91,728.44        10.99000      10.49000 N                   360           352   6 Month LIBOR         6.95000
12 ARM                39,240.54         7.87500       7.37500 N                   360           323        1 YR CMT         2.75000
13 ARM                68,295.91         8.18000       7.68000 N                   360           217        1 YR CMT         2.75000
14 ARM               128,725.10         8.75000       8.25000 N                   360           244        1 YR CMT         3.00000
15 ARM             7,442,997.83        10.67485       9.95600 N                   360           347   6 Month LIBOR         6.02092
16 ARM             6,165,868.68        10.45163       9.77747 N                   360           343   6 Month LIBOR         6.17560
17 ARM            19,237,387.14        10.29293       9.68994 N                   360           352   6 Month LIBOR         6.59912
18 ARM            14,385,150.88        10.06650       9.21303 N                   360           357   6 Month LIBOR         5.76429
19 ARM             1,841,639.07         7.35005       6.85005 N                   360           325        1 YR CMT         2.79684
20 ARM               273,908.44         9.12001       8.62001 N                   346           257        1 YR CMT         3.12001
21 ARM                84,802.54         7.12500       6.62500 N                   360           202   6 Month LIBOR         2.00000
22 ARM             4,136,538.08        11.48576      10.36212 N                   360           356   6 Month LIBOR         5.99297
23 ARM             9,657,637.43        10.09736       9.52590 N                   360           351   6 Month LIBOR         6.09010
24 ARM             7,964,912.19        10.72648       9.93597 N                   360           358   6 Month LIBOR         5.90543
25 ARM             5,904,413.49        10.96719       9.96038 N                   359           357   6 Month LIBOR         5.99332
26 ARM             4,316,468.29         8.02776       7.48603 N                   358           289        1 YR CMT         2.94130
27 ARM               118,851.46         8.75000       8.25000 N                   360           266        1 YR CMT         2.50000
28 ARM                31,390.43        13.85000      13.35000 N                   360           311        1 YR CMT         6.76000
29 ARM               408,593.08         9.09413       8.59413 N                   328           222   6 Month LIBOR         2.78373
30 ARM               240,421.41         7.48240       6.98240 N                   343           215   6 Month LIBOR         2.40120
31 ARM             2,649,495.82        12.16005      11.62517     303             360           322   6 Month LIBOR         6.14282
32 ARM             1,793,228.91        10.36192       9.72618 N                   357           334   6 Month LIBOR         6.05616


Coll Type             Service Fee      1stInt Reset     IntAdj Freq    Life Cap       Life Floor   Initial Adj.Cap Periodic Adj. Cap
 1 FIXED FHA/VA         0.50000             N/A             N/A             N/A             N/A             N/A             N/A
 2 FIXED                0.50000             N/A             N/A             N/A             N/A             N/A             N/A
 3 FIXED                0.76644             N/A             N/A             N/A             N/A             N/A             N/A
 4 FIXED FHA/VA         0.50000             N/A             N/A             N/A             N/A             N/A             N/A
 5 FIXED FHA/VA         0.50000             N/A             N/A             N/A             N/A             N/A             N/A
 6 FIXED                0.67370             N/A             N/A             N/A             N/A             N/A             N/A
 7 FIXED                0.60478             N/A             N/A             N/A             N/A             N/A             N/A
 8 FIXED                0.50000             N/A             N/A             N/A             N/A             N/A             N/A
 9 FIXED                0.52645             N/A             N/A             N/A             N/A             N/A             N/A
10 ARM                  0.50000               4               6        16.25000        10.25000         1.00000         1.00000
11 ARM                  0.50000               4               6        16.99000        10.99000         1.00000         1.00000
12 ARM                  0.50000               2              12        12.25000         2.25000         1.00000         1.00000
13 ARM                  0.50000               1              24        15.50000         2.75000         2.00000         2.00000
14 ARM                  0.50000              28              36        14.87500         3.00000         3.00000         3.00000
15 ARM                  0.71885              13               6        16.68367        10.11500         2.63704         1.18189
16 ARM                  0.67416               8               6        16.96246        10.34336         2.24258         1.06882
17 ARM                  0.60299              16               6        16.49180        10.27756         1.58285         1.03254
18 ARM                  0.85347              21               6        16.16538        10.06639         2.79734         1.00587
19 ARM                  0.50000              37              12        12.63480         2.90989         2.34766         1.91175
20 ARM                  0.50000               9              36        14.38504         3.12001         2.24002         2.24002
21 ARM                  0.50000              10              12        14.00000         4.00000         2.00000         2.00000
22 ARM                  1.12364              33               6        17.55300        11.34349         2.96097         1.01301
23 ARM                  0.57146              27               6        16.77968        10.09722         2.82430         1.00300
24 ARM                  0.79051              34               6        16.72648        10.72648         3.00000         1.00000
25 ARM                  1.00681              36               6        16.96719        10.96719         2.87369         1.00000
26 ARM                  0.54173               7              12        12.63570         2.49017         1.24613         1.27232
27 ARM                  0.50000               2               6        11.87500         2.50000         1.00000         1.00000
28 ARM                  0.50000               5               6        20.85000        13.85000         1.50000         1.50000
29 ARM                  0.50000              10              12        13.29048         5.79121         1.95413         1.95413
30 ARM                  0.50000               3               1        14.52445         2.40120         1.00000         1.00000
31 ARM                  0.53488               4               6        16.91463         8.77299         1.31116         1.25628
32 ARM                  0.63574               5               6        15.31027         9.16121         1.10296         1.07859

               Percent of Original Principal Balance Outstanding(1)


                                                    Class A-1F
                                      ------------------------------------------
                                                     Prepayment
                                                     Assumption

                                      -----    -----    -----    -----    -----
Distribution Date                       0%      75%      100%     125%     150%
                                      -----    -----    -----    -----    -----
Initial Balance                         100      100      100      100      100
August 25, 2001                          97       62       51       39       27
August 25, 2002                          94       30       11        0        0
August 25, 2003                          90        3        0        0        0
August 25, 2004                          86        0        0        0        0
August 25, 2005                          82        0        0        0        0
August 25, 2006                          77        0        0        0        0
August 25, 2007                          72        0        0        0        0
August 25, 2008                          67        0        0        0        0
August 25, 2009                          60        0        0        0        0
August 25, 2010                          53        0        0        0        0
August 25, 2011                          46        0        0        0        0
August 25, 2012                          29        0        0        0        0
August 25, 2013                          23        0        0        0        0
August 25, 2014                           6        0        0        0        0
August 25, 2015                           0        0        0        0        0
August 25, 2016                           0        0        0        0        0
August 25, 2017                           0        0        0        0        0
August 25, 2018                           0        0        0        0        0
August 25, 2019                           0        0        0        0        0
August 25, 2020                           0        0        0        0        0
August 25, 2021                           0        0        0        0        0
August 25, 2022                           0        0        0        0        0
August 25, 2023                           0        0        0        0        0
August 25, 2024                           0        0        0        0        0
August 25, 2025                           0        0        0        0        0
August 25, 2026                           0        0        0        0        0
August 25, 2027                           0        0        0        0        0
August 25, 2028                           0        0        0        0        0
August 25, 2029                           0        0        0        0        0
August 25, 2030                           0        0        0        0        0

Weighted Average Life(2)
 to Maturity                          9.267    1.413    1.048    0.821    0.666
Weighted Average Life(2)
 to Call                              9.267    1.413    1.048    0.821    0.666


(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

               Percent of Original Principal Balance Outstanding(1)


                                                     Class A-2F
                                       -----------------------------------------
                                                      Prepayment
                                                      Assumption

                                       -----    -----    -----    -----    -----
Distribution Date                        0%      75%      100%     125%     150%
                                       -----    -----    -----    -----    -----

Initial Balance                          100      100      100      100      100
August 25, 2001                          100      100      100      100      100
August 25, 2002                          100      100      100       85       47
August 25, 2003                          100      100       54        8        0
August 25, 2004                          100       78       51        8        0
August 25, 2005                          100       52       24        8        0
August 25, 2006                          100       31        3        0        0
August 25, 2007                          100       12        0        0        0
August 25, 2008                          100        0        0        0        0
August 25, 2009                          100        0        0        0        0
August 25, 2010                          100        0        0        0        0
August 25, 2011                          100        0        0        0        0
August 25, 2012                          100        0        0        0        0
August 25, 2013                          100        0        0        0        0
August 25, 2014                          100        0        0        0        0
August 25, 2015                           98        0        0        0        0
August 25, 2016                           81        0        0        0        0
August 25, 2017                           63        0        0        0        0
August 25, 2018                           43        0        0        0        0
August 25, 2019                           21        0        0        0        0
August 25, 2020                            0        0        0        0        0
August 25, 2021                            0        0        0        0        0
August 25, 2022                            0        0        0        0        0
August 25, 2023                            0        0        0        0        0
August 25, 2024                            0        0        0        0        0
August 25, 2025                            0        0        0        0        0
August 25, 2026                            0        0        0        0        0
August 25, 2027                            0        0        0        0        0
August 25, 2028                            0        0        0        0        0
August 25, 2029                            0        0        0        0        0
August 25, 2030                            0        0        0        0        0

Weighted Average Life(2)
 to Maturity                          17.558    5.215    3.878    2.611    1.976
Weighted Average Life(2)
 to Call                              17.558    5.215    3.878    2.611    1.976


(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

               Percent of Original Principal Balance Outstanding(1)


                                                      Class A-1A
                                       -----------------------------------------
                                                      Prepayment
                                                      Assumption

                                       -----    -----    -----    -----    -----
Distribution Date                        0%      75%      100%     125%     150%
                                       -----    -----    -----    -----    -----

Initial Balance                          100      100      100      100      100
August 25, 2001                           99       75       66       58       49
August 25, 2002                           99       53       40       30       20
August 25, 2003                           98       38       25       15        3
August 25, 2004                           98       32       24       15        3
August 25, 2005                           97       28       21       15        3
August 25, 2006                           96       25       19       13        3
August 25, 2007                           95       22       15        9        3
August 25, 2008                           94       20       12        7        3
August 25, 2009                           93       16        9        5        3
August 25, 2010                           92       13        7        4        2
August 25, 2011                           91       11        6        3        2
August 25, 2012                           89        9        4        2        1
August 25, 2013                           88        7        3        2        1
August 25, 2014                           86        6        3        1        0
August 25, 2015                           84        5        2        1        0
August 25, 2016                           81        4        2        0        0
August 25, 2017                           78        3        1        0        0
August 25, 2018                           75        2        1        0        0
August 25, 2019                           72        2        0        0        0
August 25, 2020                           67        1        0        0        0
August 25, 2021                           58        1        0        0        0
August 25, 2022                           52        0        0        0        0
August 25, 2023                           46        0        0        0        0
August 25, 2024                           38        0        0        0        0
August 25, 2025                           31        0        0        0        0
August 25, 2026                           23        0        0        0        0
August 25, 2027                           15        0        0        0        0
August 25, 2028                            9        0        0        0        0
August 25, 2029                            3        0        0        0        0
August 25, 2030                            0        0        0        0        0

Weighted Average Life(2)
 to Maturity                          20.959    4.187    3.077    2.276    1.400
Weighted Average Life(2)
 to Call                              20.848    3.702    2.636    1.900    1.226


(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

               Percent of Original Principal Balance Outstanding(1)

                                                      Class M-1
                                       -----------------------------------------
                                                      Prepayment
                                                      Assumption

                                       -----    -----    -----    -----    -----
Distribution Date                        0%      75%      100%     125%     150%
                                       -----    -----    -----    -----    -----

Initial Balance                          100      100      100      100      100
August 25, 2001                          100      100      100      100      100
August 25, 2002                          100      100      100      100      100
August 25, 2003                          100      100      100      100      100
August 25, 2004                          100       79       58      100      100
August 25, 2005                          100       64       44       35      100
August 25, 2006                          100       52       33       22       65
August 25, 2007                          100       42       26       16       40
August 25, 2008                          100       34       20       12       23
August 25, 2009                          100       28       16        9       11
August 25, 2010                          100       23       12        7        4
August 25, 2011                          100       18       10        5        2
August 25, 2012                          100       15        7        4        0
August 25, 2013                          100       12        6        2        0
August 25, 2014                          100        9        4        0        0
August 25, 2015                          100        8        4        0        0
August 25, 2016                          100        6        1        0        0
August 25, 2017                          100        5        0        0        0
August 25, 2018                          100        4        0        0        0
August 25, 2019                          100        3        0        0        0
August 25, 2020                          100        0        0        0        0
August 25, 2021                           99        0        0        0        0
August 25, 2022                           89        0        0        0        0
August 25, 2023                           78        0        0        0        0
August 25, 2024                           65        0        0        0        0
August 25, 2025                           52        0        0        0        0
August 25, 2026                           39        0        0        0        0
August 25, 2027                           25        0        0        0        0
August 25, 2028                           15        0        0        0        0
August 25, 2029                            5        0        0        0        0
August 25, 2030                            0        0        0        0        0

Weighted Average Life(2)
 to Maturity                          25.141    7.481    5.958    5.578    6.896
Weighted Average Life(2)
 to Call                              24.956    6.697    5.257    4.984    5.028


(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

              Percent of Original Principal Balance Outstanding(1)

                                                      Class M-2
                                       -----------------------------------------
                                                      Prepayment
                                                      Assumption
                                       -----    -----    -----    -----    -----
                                       -----    -----    -----    -----    -----
Distribution Date                        0%      75%      100%     125%     150%
                                       -----    -----    -----    -----    -----

Initial Balance                          100      100      100      100      100
August 25, 2001                          100      100      100      100      100
August 25, 2002                          100      100      100      100      100
August 25, 2003                          100      100      100      100      100
August 25, 2004                          100       79       58       48       97
August 25, 2005                          100       64       44       30       23
August 25, 2006                          100       52       33       22       14
August 25, 2007                          100       42       26       16       10
August 25, 2008                          100       34       20       12        7
August 25, 2009                          100       28       16        9        5
August 25, 2010                          100       23       12        7        2
August 25, 2011                          100       18       10        5        0
August 25, 2012                          100       15        7        2        0
August 25, 2013                          100       12        6        0        0
August 25, 2014                          100        9        4        0        0
August 25, 2015                          100        8        1        0        0
August 25, 2016                          100        6        0        0        0
August 25, 2017                          100        5        0        0        0
August 25, 2018                          100        2        0        0        0
August 25, 2019                          100        0        0        0        0
August 25, 2020                          100        0        0        0        0
August 25, 2021                           99        0        0        0        0
August 25, 2022                           89        0        0        0        0
August 25, 2023                           78        0        0        0        0
August 25, 2024                           65        0        0        0        0
August 25, 2025                           52        0        0        0        0
August 25, 2026                           39        0        0        0        0
August 25, 2027                           25        0        0        0        0
August 25, 2028                           15        0        0        0        0
August 25, 2029                            4        0        0        0        0
August 25, 2030                            0        0        0        0        0

Weighted Average Life(2)
 to Maturity                          25.136    7.432    5.807    5.093    5.051
Weighted Average Life(2)
 to Call                              24.956    6.697    5.156    4.543    4.567


(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

               Percent of Original Principal Balance Outstanding(1)

                                                       Class B
                                       -----------------------------------------
                                                      Prepayment
                                                      Assumption
                                       -----    -----    -----    -----    -----
                                       -----    -----    -----    -----    -----
Distribution Date                        0%      75%      100%     125%     150%
                                       -----    -----    -----    -----    -----

Initial Balance                          100      100      100      100      100
August 25, 2001                          100      100      100      100      100
August 25, 2002                          100      100      100      100      100
August 25, 2003                          100      100      100      100      100
August 25, 2004                          100       79       58       42       30
August 25, 2005                          100       64       44       30       21
August 25, 2006                          100       52       33       22       14
August 25, 2007                          100       42       26       16       10
August 25, 2008                          100       34       20       12        5
August 25, 2009                          100       28       16        9        1
August 25, 2010                          100       23       12        4        0
August 25, 2011                          100       18       10        1        0
August 25, 2012                          100       15        5        0        0
August 25, 2013                          100       12        2        0        0
August 25, 2014                          100        9        0        0        0
August 25, 2015                          100        6        0        0        0
August 25, 2016                          100        3        0        0        0
August 25, 2017                          100        0        0        0        0
August 25, 2018                          100        0        0        0        0
August 25, 2019                          100        0        0        0        0
August 25, 2020                          100        0        0        0        0
August 25, 2021                           99        0        0        0        0
August 25, 2022                           89        0        0        0        0
August 25, 2023                           78        0        0        0        0
August 25, 2024                           65        0        0        0        0
August 25, 2025                           52        0        0        0        0
August 25, 2026                           39        0        0        0        0
August 25, 2027                           25        0        0        0        0
August 25, 2028                           15        0        0        0        0
August 25, 2029                            0        0        0        0        0
August 25, 2030                            0        0        0        0        0

Weighted Average Life(2)
 to Maturity                          25.119    7.307    5.643    4.787    4.406
Weighted Average Life(2)
 to Call                              24.956    6.697    5.101    4.332    4.009


(1)   Rounded to the nearest whole percentage

(2)   The weighted average life of any class of Certificates is determined by
      (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.


Final Scheduled Distribution Dates

         The Final Scheduled Distribution Date of each class of Offered Certificates is set forth under "Summary of Prospectus Supplement" in this Prospectus Supplement. The Final Scheduled Distribution Dates for the Class A-1F and Class A-1A Certificates have been calculated on the basis of the Structuring Assumptions and the assumptions that there are no prepayments and no Monthly Excess Interest Amounts are used to create overcollateralization. The Final Scheduled Distribution Date for each other class of Offered Certificates has been set to equal the Distribution Date in the thirteenth month after the month of maturity of the latest maturing Mortgage Loan. Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of any such class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                                Use of Proceeds

         The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase price of the Mortgage Loans transferred to the Trust Fund. See "Plan of Distribution" in this Prospectus Supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The Pooling and Servicing Agreement provides that the Trust Fund, will comprise multiple REMICs organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one Upper Tier REMIC. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent beneficial ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the Upper Tier REMIC. The Trust Fund will also include a grantor trust which will hold the uncertificated interests in the Upper Tier REMIC and the Basis Risk Arrangements, as defined below.

         The Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the Upper Tier REMIC and of
(i) any excess of the interest actually distributable on each class of Offered Certificates over the rate at which interest accrued on the related class of regular interests using a capped rate computed on the basis of the Certificate Principal Balance of such class and the weighted average of the Net Mortgage Interest Rates of the Mortgage Pool ("Rate Payments") (or in the case of the Class A Certificates a weighted average based on the related mortgage pools' net mortgage rate, if lower), and (ii) in the case of the Class A-1A Certificates, the right to receive LIBOR Carryover Amounts (together with the right to receive Rate Payments, the "Basis Risk Arrangement") from amounts otherwise distributable to the Class N and Class X Certificates as part of the Monthly Excess Cashflow Amount. Holders of Offered Certificates must allocate their basis between their regular interest and their right to receive such basis risk payments as set forth below under "Material Federal Income Tax Consequences--Taxation of Basis Risk Arrangements."

         Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion concluding that the Basis Risk Reserve Fund is an "outside reserve fund" and the rights of the holders of the Offered Certificates to receive payments from the Basis Risk Arrangement represent for federal income tax purposes contractual rights that are separate from the regular interests within the meaning of Treasury regulation section 1.860G-2(i). The Trustee intends to treat the Basis Risk Arrangement as creating interest rate cap agreements subject to the rules applicable to notional principal contracts for federal income tax purposes.

Taxation of Regular Interests

         A holder of an Offered Certificate of any Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in regular interests in the Upper Tier REMIC. The (i) Class A-1A and Class A-1F, and (ii) all the other Offered Certificates will also represent beneficial ownership of the rights to receive their respective Rate Payments and, in the case of the Class A-1A Certificates, the LIBOR Carryover Amounts. Prospective investors should consult their tax advisors regarding the tax treatment of the rights of such Certificates.

         A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its two components-the REMIC regular interest component and the Basis Risk Arrangement component. For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Basis Risk Arrangement component will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Basis Risk Arrangement component has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences--REMIC Securities" in the Prospectus.

         For federal income tax reporting purposes, the classes of Offered Certificates may be treated as having been issued with original issue discount ("OID"). The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 12% CPR with respect to Sub-group 1A, 21% CPR with respect to Sub-group 1B and 100% of the prepayment assumption with respect to Loan Group 2. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Material Federal Income Tax Consequences--REMIC Securities," "Material Federal Income Tax Consequences--Debt Securities," and "Material Federal Income Tax Consequences--Discount and Premium" in the Prospectus.

         The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         The Offered Certificates generally will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. See "Material Federal Income Tax Consequences--REMIC Securities" in the Prospectus. If more than 95% of the regular interests and income qualify for these treatments, the regular interests generally will qualify for such treatments in their entirety. However, no portion of an Offered Certificateholder's basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, Offered Certificates are not suitable investments for inclusions in another REMIC.

Taxation of the Basis Risk Arrangements

         As indicated above, the "Basis Risk Arrangement" is a portion of the purchase price paid by a holder to acquire an Offered Certificate that will be attributable to the holder's right to receive payments with respect to the Rate Payments, (in the case of the Class A-1A Certificates, including the LIBOR Carryover Amount). The portion of the overall purchase price attributable to the Basis Risk Arrangement component must be amortized over the life of the Offered Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method, the level yield constant interest method, the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Arrangement component of an Offered Certificate.

         Any payments made to a holder from the Basis Risk Reserve Fund will be treated by the Trustee as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Basis Risk Arrangement component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. Prospective investors in the Offered Certificates should consult their tax advisors regarding the tax treatment of the rights of such Certificates to Basis Risk Arrangement.

         Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under a Basis Risk Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

         Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of an Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of a Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Arrangement.

         Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         Application of the Straddle Rules. The Offered Certificates, representing beneficial ownership of the corresponding regular interest and the applicable Basis Risk Arrangement, may constitute positions in a straddle, in which case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Basis Risk Arrangement would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire or hold such Offered Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Basis Risk Arrangement.

REMIC Taxes and Reporting

         It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See "Description of the Securities" and "Material Federal Income Tax Consequences--REMIC Securities" in the Prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Material Federal Income Tax Consequences--REMIC Securities" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMIC Securities" in the Prospectus.

                            STATE TAX CONSIDERATIONS

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The DOL issued to Prudential Securities Incorporated an individual administrative exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), from some of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a plan of certificates in pass-through trusts that meet the conditions and requirements of this exemption.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from S&P, Moody's or Fitch (collectively, the "Exemption Rating Agencies");

         (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The trust must also meet the following requirements:

                  (i) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories by an Exemption Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and
(iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the sponsor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

         The Exemption will apply to the acquisition and holding by Plans of the Class A Certificates if all conditions of the Exemptions are met.

         Because the characteristics of the Class M-1, Class M-2 and Class B Certificates may not meet the requirements of the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class M-1, Class M-2 and Class B Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class M-1, Class M-2 and Class B Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in

Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Such representation as described above will be deemed to have been made to the Trustee by a beneficial owner's acceptance of a Class M-1, Class M-2 or Class B Certificate in book-entry form. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel described above, such attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         It should be noted that in promulgating the Exemption (and PTCE 83-1 and PTCE 95-60) the DOL may not have had under its consideration pools with features of the exact nature as those of the Mortgage Pool, particularly the HLTV Reserve Account with respect to HLTV Mortgage Loans. However, the language of the Exemption may be reasonably construed to permit the use of the HLTV Reserve Account.

         The DOL has proposed amendments to the Exemption that, if finalized in the form proposed, would generally be effective as of August 23, 2000. Among other changes, the proposed amendments would permit Plans to purchase certificates rated in any of the four highest ratings categories and subordinated to other certificates issued by the Trust, assuming that all other requirements of the Exemption were met. This change, if adopted as proposed, could permit the Class M-1, Class M-2 and Class B Certificates to be purchased by Plans. If all other conditions of the Exemption were met, the proposed amendments would also permit Plans to purchase certain certificates issued by Trusts containing loans that were not fully secured. It is not certain if these proposed amendments will be finalized, or whether they will be finalized in the form in which they were proposed. Fiduciaries of Plans should and other prospective investors may wish to consult with their advisors regarding the effect on the Certificates of the proposed amendments.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), because the Mortgage Pool includes second lien Mortgage Loans and Owner-financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Prudential Securities Incorporated ("Prudential"), an affiliate of the Depositor, as representative (in such capacity, the "Representative") of Prudential and First Union Securities (together with Prudential, the "Underwriters"), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.

         Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriters, for which it acts as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the 1933 Act.

         The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Act.

                             ADDITIONAL INFORMATION

         Prudential Securities Secured Financing Corporation has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-37256) under the Securities Act of 1933, with respect to the Offered Certificates offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                 LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATINGS

         It is a condition to the issuance of the Offered Certificates that the Certificates receive the following ratings from S&P, Moody's and Fitch:


         Class             S&P             Moody's             Fitch
         -----             ---             -------             -----
          A-1A             AAA               Aaa                AAA
          A-1F             AAA               Aaa                AAA
          A-2F             AAA               Aaa                AAA
          M-1              AA                Aa2                AA
          M-2               A                A2                  A
           B               BBB              Baa2                BBB


         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood of the payment of any LIBOR Carryover Amount, the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                         INDEX OF PRINCIPAL DEFINITIONS


60+ Day Delinquent Loan ...................................................   66
Accrued Certificate Interest ..............................................   62
Actuarial Mortgage Loans ..................................................   47
Adjustment Date ...........................................................   33
Advance ...................................................................   54
Alternative Documentation .................................................   49
Applied Realized Loss Amount ..............................................   67
Arrearage .................................................................   22
Assignment Program ........................................................   45
Available Funds ...........................................................   61
Balloon Loan ..............................................................   32
Balloon Payment ...........................................................   32
Banc of America ...........................................................   88
Bankruptcy Code ...........................................................   21
Bankruptcy Plan Mortgage Loan .............................................   21
Basis Risk Arrangement ....................................................   83
beneficial owner ..........................................................   58
Book-Entry Certificates ...................................................   58
Business Day ..............................................................   53
Certificate Owners ........................................................   58
Certificate Principal Balance .............................................   64
Certificateholder .........................................................   58
Certificates ..............................................................   57
Class A Certificates ......................................................   57
Class A Interest Carry Forward Amount .....................................   62
Class A Principal Distribution Amount .....................................   64
Class A-1A Certificate Margin .............................................   70
Class A-1A LIBOR Carryover Amount .........................................   71
Class A-1A Net Funds Cap ..................................................   70
Class A-1F Net Funds Cap ..................................................   70
Class B Applied Realized Loss Amount ......................................   69
Class B Principal Distribution Amount .....................................   65
Class B Realized Loss Amortization Amount .................................   69
Class M-1 Applied Realized Loss Amount ....................................   69
Class M-1 Principal Distribution Amount ...................................   64
Class M-1 Realized Loss Amortization Amount ...............................   69
Class M-2 Applied Realized Loss Amount ....................................   69
Class M-2 Principal Distribution Amount ...................................   65
Class M-2 Realized Loss Amortization Amount ...............................   69
Clearstream ...............................................................    5
Clearstream Participants ..................................................   59
Closing Date ..............................................................   52
Code ......................................................................   83
Collection Account ........................................................   53
Collection Period .........................................................   62
Combined Loan-to-Value Ratio ..............................................   28
Commission ................................................................   48
Compensating Interest .....................................................   55
Constant Prepayment Rate ..................................................   74
Cooperative ...............................................................   60
CPR .......................................................................   74
Custodian .................................................................   52
Cut-off Date ..............................................................   20
Cut-off Date Principal Balance ............................................   20
Defective Mortgage Loans ..................................................   53
Deficient Valuation .......................................................   67
Definitive Certificate ....................................................   58

Delinquent ................................................................   22
Depositor .................................................................    5
Determination Date ........................................................   55
Distribution Account ......................................................   53
Distribution Date .........................................................   58
DTC .......................................................................    5
Due Date ..................................................................   22
EFSG ......................................................................   48
Eligible Account ..........................................................   53
Eligible Substitute Mortgage Loan .........................................   52
ERISA .....................................................................   86
Euroclear ................................................................. 5,60
Euroclear Operator ........................................................   60
Euroclear Participants ....................................................   60
European Depositaries .....................................................   58
Exemption Rating Agencies .................................................   86
Extra Principal Distribution Amount .......................................   65
FHA .......................................................................   45
FHA Mortgage Loans ........................................................   45
Financial Intermediary ....................................................   58
First Lien ................................................................   23
Fitch .....................................................................   11
Forbearance Plan Mortgage Loan ............................................   21
Full Documentation ........................................................   49
Gross Margin ..............................................................   33
Group 1 Mortgage Loans ....................................................   21
Group 1 Net Funds Cap .....................................................   70
Group 1 Principal Percentage ..............................................   63
Group 2 Loan Balance ......................................................   21
Group 2 Mortgage Loans ....................................................   21
Group 2 Net Funds Cap .....................................................   70
Group 2 Principal Percentage ..............................................   63
High Cost Mortgage Loans ..................................................   18
HLTV Account Allocation ...................................................   72
HLTV Initial Allocation ...................................................   72
HLTV Liquidation Allocation ...............................................   72
HLTV Mortgage Loan ........................................................   71
HLTV Reserve Account ......................................................   71
HUD .......................................................................   45
IML .......................................................................   59
Index .....................................................................   33
Indirect Participants .....................................................   58
Initial Periodic Rate Cap .................................................   33
Interest Accrual Period ...................................................   63
Interest Carry Forward Amount .............................................   62
Interest Percentage .......................................................   63
Interest Remittance Amount ................................................   62
LIBOR .....................................................................   71
LIBOR Carryover Amount ....................................................   71
LIBOR Determination Date ..................................................   71
Limited Documentation .....................................................   49
Liquidated Mortgage Loan ..................................................   67
Loan Group ................................................................   21
Loan Group 1 ..............................................................   21
Loan Group 2 ..............................................................   21
Maximum Loan Rate .........................................................   33

MGIC ......................................................................   48
Minimum Loan Rate .........................................................   33
Modified Scheduled Payments ...............................................   21
Monthly Excess Cashflow Allocation ........................................   68
Monthly Excess Cashflow Amount ............................................   68
Monthly Excess Interest Amount ............................................   62
Monthly Payment ...........................................................   22
Moody's ...................................................................   11
Mortgage ..................................................................   22
Mortgage Interest Rate ....................................................   23
Mortgage Loan Purchase Agreement ..........................................   20
Mortgage Loan Schedule ....................................................   52
Mortgage Loans ............................................................   20
Mortgage Pool .............................................................   20
Mortgaged Property ........................................................   22
National Housing Act ......................................................   45
Net Mortgage Interest Rate ................................................   68
New Regulations ...........................................................    3
No Documentation ..........................................................   49
no-bid ....................................................................   47
Offered Certificates ......................................................   57
OID .......................................................................   84
OID Regulations ...........................................................   84
One Year CMT ..............................................................   43
Optional Termination Date .................................................   56
Overcollateralization Amount ..............................................   65
Overcollateralization Deficiency ..........................................   65
Overcollateralization Release Amount ......................................   65
Overcollateralization Release Amounts .....................................   68
Owner-financed Mortgage Loans .............................................   49
Participants ..............................................................   58
Pass Through Rate .........................................................   70
Pass-Through Rate .........................................................   70
Performing Mortgage Loan ..................................................   21
Periodic Rate Cap .........................................................   33
Plan ......................................................................   86
Pool Balance ..............................................................   20
Pool Cap ..................................................................   70
Pooling and Servicing Agreement ...........................................   51
Prepayment Interest Shortfall .............................................   55
Prepayment Period .........................................................   62
Principal Balance .........................................................   20
Principal Distribution Amount .............................................   65
Principal Remittance Amount ...............................................   65
Prudential ................................................................   88
PTCE 95-60 ................................................................   88
Purchase Price ............................................................   52
Rate Payments .............................................................   83
Realized Loss .............................................................   67
Realized Loss Amortization Amount .........................................   70
Record Date ...............................................................   58
Reference Bank Rate .......................................................   71
Regular Scheduled Payments ................................................   21
Related Documents .........................................................   52
Relevant Depositary .......................................................   58
Relief Act ................................................................   54
REMIC .....................................................................   11

Re-Performance Test .......................................................   21
Re-Performing 60+ Day Delinquent Loan .....................................   66
Re-Performing Mortgage Loan ...............................................   21
Representative ............................................................   88
Residual Certificates .....................................................   57
Restricted Group ..........................................................   87
Rules .....................................................................   58
S&P .......................................................................   11
Seller ....................................................................   20
Senior Certificates .......................................................   57
Senior Enhancement Percentage .............................................   66
Senior Specified Enhancement Percentage ...................................   66
Servicer ..................................................................   50
Servicer Modification .....................................................   67
Servicing Advance .........................................................   54
Servicing Fee .............................................................   55
Servicing Fee Rate ........................................................   55
Simple Interest Mortgage Loans ............................................   47
Six Month LIBOR ...........................................................   43
SMMEA .....................................................................   88
Special Servicing Fee .....................................................   55
Stated Documentation ......................................................   49
Stepdown Date .............................................................   66
Structuring Assumptions ...................................................   75
Sub-group 1A ..............................................................   21
Sub-group 1A Loan Balance .................................................   21
Sub-group 1A Mortgage Loans ...............................................   21
Sub-group 1B ..............................................................   21
Sub-group 1B Loan Balance .................................................   21
Sub-group 1B Mortgage Loans ...............................................   21
Subordinated Certificates .................................................   57
Sub-Performing Mortgage Loan ..............................................   21
Substitution Adjustment ...................................................   52
Targeted Overcollateralization Amount .....................................   66
Tax Counsel ...............................................................   83
Telerate Page 3750 ........................................................   71
Termination Price .........................................................   56
Terms and Conditions ......................................................   60
Trigger Event .............................................................   66
Trust .....................................................................    5
Trust Fund ................................................................   20
Trustee ...................................................................   55
Trustee Fee ...............................................................   55
U.S. Person ...............................................................    4
Underwriters ..............................................................   88
United States Housing Act .................................................   45
Unpaid Realized Loss Amount ...............................................   70
VA ........................................................................   45
VA Mortgage Loans .........................................................   45

                                    ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

            Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Except as discussed below, Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         Final withholding regulations (the "New Regulations") effective January 1, 2001 affect the documentation required from non-U.S. Persons having validly existing IRS Forms, such as IRS Form W-8, 1001 or 4224. The New

Regulations replace a number of current tax certification forms (including IRS Forms W-9, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a Unites States taxpayer identification number and the information on the form does not change). Existing forms and statements will remain valid until the earlier of their expiration or December 31, 2000.

            The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
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PRUDENTIAL SECURITIES SECURED
FINANCING CORPORATION                             Asset-Backed Securities
Sponsor                                                Issuable in Series

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                                           THE SECURITIES

                                           o   will be issued from time to
                                               time in series,

                                           o   will consist of either
                                               asset-backed certificates
                                               or asset-backed notes,

                                           o   will be issued by a trust
                                               or other special purpose
                                               entity established by the
                                               sponsor,

                                           o   will be backed by one or
                                               more pools of mortgage
                                               loans or manufactured
                                               housing contracts held by
                                               the issuer or private
                                               securities or agency
                                               securities,

                                           o   may have one or more forms
                                               of credit enhancement, such
                                               as insurance policies or
                                               reserve funds.

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             PRUDENTIAL SECURITIES

                 The date of this prospectus is August 10, 2000


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YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE 3 OF THIS
PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE SECURITIES.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS............................      1
RISK FACTORS.....................................      3
THE SPONSOR......................................      6
USE OF PROCEEDS..................................      6
THE TRUSTEE......................................      6
THE TRUST FUNDS..................................      7
     The Mortgage Loans..........................      7
     The Contracts...............................     13
     Commercial Loans............................     14
     MBS.........................................     15
     Fixed Retained Yield........................     16
     Insurance Policies..........................     16
     Acquisition of the Trust Assets.............     18
     Assignment of the Loans.....................     18
     Representations and Warranties..............     19
     Pre-Funding Accounts........................     21
DESCRIPTION OF THE SECURITIES....................     22
     Distributions...............................     23
     Principal and Interest on the Securities....     24
     Form of Securities..........................     25
CREDIT ENHANCEMENT...............................     26
     Subordination...............................     27
     Overcollateralization.......................     27
     Cross-Collateralization.....................     27
     Surety Bonds................................     27
     Letters of Credit...........................     28
     Special Hazard Insurance Policies...........     28
     Reserve Funds...............................     28
     Other Insurance, Guarantees and
       Similar Instruments or Agreements.........     28
     Reduction or Substitution of Credit
       Enhancement...............................     28
PREPAYMENT AND YIELD CONSIDERATIONS..............     29
     Interest Rates..............................     29
     Interest Shortfalls Due to Principal
       Prepayments...............................     29
     Weighted Average Life of Securities.........     30
SERVICING OF THE LOANS...........................     31
     The Servicer................................     31
     Payments on Loans...........................     31
     Advances and Limitations Thereon............     33
     Adjustment to Servicing
       Compensation in Connection with
       Prepaid and Liquidated Loans..............     34
     Reports to Securityholders..................     34
     Collection and Other Servicing Procedures...     35
     Enforcement of Due-on-Sale Clauses;
       Realization Upon Defaulted Loans..........     35
     Servicing Compensation and Payment
       of Expenses...............................     36
     Evidence as to Compliance...................     37
     Matters Regarding the Servicer..............     37
     Events of Default; Rights Upon Event
       of Default................................     38
     Amendment...................................     40
     Termination; Purchase or Other Disposition
       of Loans..................................     41
MATERIAL LEGAL ASPECTS OF THE LOANS..............     42
     The Mortgage Loans..........................     42
     The Contracts...............................     48
     Installment Contracts.......................     51
     Soldiers' and Sailors' Civil Relief Act.....     53
     Type of mortgaged property..................     53
     Commercial Loans............................     54
     Leases and Rents............................     54
     Material Matters Relating to
       Insolvency................................     55
     Bankruptcy Laws.............................     55
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........     57
     Grantor Trust Securities....................     57
     REMIC Securities............................     59
     Debt Securities.............................     65
     Partnership Interests.......................     66
     FASIT Securities............................     68
     Discount and Premium........................     70
     Backup Withholding..........................     73
     Foreign Investors...........................     74
STATE TAX CONSIDERATIONS.........................     75
ERISA CONSIDERATIONS.............................     75
     Certificates................................     76
     Notes.......................................     77
     Consultation with Counsel...................     77
LEGAL INVESTMENT.................................     78
PLAN OF DISTRIBUTION.............................     79
INCORPORATION OF INFORMATION BY
  REFERENCE......................................     80
ADDITIONAL INFORMATION...........................     80
LEGAL MATTERS....................................     81
RATINGS..........................................     81
GLOSSARY.........................................     82

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

THE SPONSOR

     Prudential Securities Secured Financing Corporation will act as the sponsor of the issuers, meaning that it will establish the issuers and cause them to issue the securities.

SECURITIES OFFERED

     Each class of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuer. Debt securities will be issued in the form of notes.

     Each series of securities will be issued in one or more classes, one or more of which may be classes of:

     o fixed-rate securities,

     o adjustable-rate securities,

     o compound-interest or accrual securities,

     o planned-amortization-class securities,

     o principal-only securities,

     o interest-only securities,

     o participating securities,

     o senior securities, or

     o subordinated securities.

     The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

THE ASSETS

     Each issuer will hold one or more pools of:

     o conventional mortgage loans or manufactured housing contracts secured by one-to-four family residential properties, manufactured homes and/or commercial properties,

     o mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

     o mortgage loans secured by junior liens on the mortgaged properties,

     o mortgage loans with loan-to-value ratios in excess of the appraised value of the mortgaged property,

     o home improvement retail installment contracts,

     o revolving home equity lines of credit, and

     o private or agency securities.

     The sponsor will direct the issuer to acquire the assets from affiliated sellers, unaffiliated sellers or warehouse trusts created by the sponsor or an affiliate to finance the origination of loans.

DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

     o whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

     o the amount allocable to payments of principal and interest on any distribution date, and

     o whether distributions will be made on a pro rata, random lot, or other basis.

CREDIT ENHANCEMENT

     A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

     o the use of excess interest to cover losses and to create over-collateralization,

     o the subordination of distributions on the lower classes to the distributions on more senior classes,

     o the allocation of losses on the underlying loans to the lower classes, and

     o the use of cross support, reserve funds, financial guarantee insurance policies, guarantees and letters of credit.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

REDEMPTION OR REPURCHASE OF SECURITIES

     One or more classes of securities may be redeemed or repurchased in whole or in part by the issuer, the servicer, the provider of credit enhancement, their affiliates or a designated securityholder at the times described in the accompanying prospectus supplement and at the price at least equal to the amount necessary to pay all outstanding principal and accrued interest on the redeemed classes.

ERISA LIMITATIONS

     Employee benefit plans should carefully review with their own legal advisors whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

     o interests in a trust treated as a grantor trust,

     o regular interests or residual interests in a trust treated as one or more real estate mortgage investment conduits,

     o debt issued by the issuer,

     o interests in an issuer which is treated as a partnership, or

     o regular interests, high-yield interests or ownership interests in a trust treated as one or more financial asset securitization investment trusts.

                                  RISK FACTORS

     You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOUR INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT; YOU SHOULD BE PREPARED TO HOLD YOUR SECURITY TO MATURITY.

    A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriter(s) may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

    Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

AS A RESULT OF PREPAYMENT ON THE LOANS OR EARLY REDEMPTION OF THE SECURITIES, YOU COULD BE FULLY PAID SIGNIFICANTLY EARLIER THAN WOULD OTHERWISE BE THE CASE, WHICH MAY ADVERSELY AFFECT THE YIELD TO MATURITY ON YOUR SECURITIES.

    The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

    The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay of a prepayment penalty or premium. These penalties will generally not be property of the issuer, and will not be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

    Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings of the first mortgages, sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from the issuer of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

    One or more classes of securities of any series may be subject to optional or mandatory redemption or in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount or percentage. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

    Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

CREDIT ENHANCEMENT, EVEN IF PROVIDED, WILL IN ANY EVENT BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.

    Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES ON THE LOANS.

    An investment in securities such as these, which are backed by residential real estate loans, may be affected by a decline in real estate values and changes in the borrowers' financial condition. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

FORECLOSURE OF MORTGAGED PROPERTIES INVOLVE DELAYS AND EXPENSE AND COULD CAUSE LOSSES ON THE LOANS.

    Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, which will reduce the amount of the net recovery by the trust.

ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY FOR THE ISSUER.

    Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE LOANS.

    Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuer, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT MAY LIMIT THE ABILITY TO COLLECT ON THE LOANS.

    The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

    In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

THE RATINGS ASSIGNED TO YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN.

    The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement for a series. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt.

COMMERCIAL MORTGAGE LOANS MAY INVOLVE GREATER RISK OF LOSS THAN RESIDENTIAL MORTGAGE LOANS, WHICH COULD LEAD TO LOSSES ON YOUR SECURITIES.

    Mortgage loans made with respect to commercial properties, including traditional commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a mortgaged property will increase the risk of loss particularly with respect to any related junior mortgage loan.

    The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

    The mortgage loans may be nonrecourse loans or loans for which recourse may be limited. With respect to those limited recourse mortgage loans, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

    Further, the concentration of default, foreclosure and loss risks in individual mortgagors or mortgage loans on commercial properties could be greater than for single family loans because the related mortgage loans could have higher principal balances and may consist of leases to only a single lessee or a limited number of lessees.

    Some of the terms used in this prospectus are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus under the heading "Glossary."

                                  THE SPONSOR

     Prudential Securities Secured Financing Corporation was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc., a wholly-owned indirect subsidiary of The Prudential Insurance Company of America. The sponsor's principal executive offices are located at One New York Plaza, 14th Floor, New York, New York 10292. Its telephone number is (212) 778-1000.

     Unless otherwise specified in the applicable prospectus supplement, the sponsor will have no servicing obligations or responsibilities for any mortgage loan pool, contract pool or trust fund. The sponsor does not have, nor is it expected in the future to have, any significant assets.

     Neither the sponsor nor Prudential Securities Group Inc. nor any of their affiliates, including The Prudential Insurance Company of America, will insure or guarantee the securities of any series.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, substantially all of the net proceeds from the sale of each series of securities will be used for the purchase of the loans represented by the securities of a series or to reimburse amounts previously used to effect the purchase of the loans, the costs of carrying the loans until the sale of the securities and other expenses connected with pooling the loans and issuing the securities.

                                  THE TRUSTEE

     The prospectus supplement for each series of securities will specify the entity acting as trustee for a series. The commercial bank or trust company serving as trustee may have normal banking relationships with the sponsor, the issuer, the servicer or any of their respective affiliates. The trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the trustee enumerated in the agreements under which a series was issued.

     The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer or the issuer may also remove the trustee if the trustee ceases to be eligible to act as trustee for a series under the Issuing Agreement, if the trustee becomes insolvent or in order to change the situs of the trust fund for state-tax reasons. Upon becoming aware of these circumstances, the servicer or the issuer, as the case may be, will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than a specified percentage of the voting interest in the trust fund. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.

                                THE TRUST FUNDS

     The securities offered by this prospectus will consist of either asset-backed certificates or asset-backed notes, which represent either beneficial ownership interests in, or debt secured by, the trust fund consisting of the assets of a trust or another special-purpose entity issuing the securities. The trust fund for each series of securities will consist primarily of a segregated pool of loans comprised of mortgage loans and/or manufactured housing contracts or private or agency securities ("MBS"). As used herein, loans refers to both whole loans (or certain balances thereof) and loans underlying MBS. In addition, a trust fund may also include one or more of the following:

     o amounts held from time to time in the Collection Account relating to the securities;

     o the issuer's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a loan;

     o any property which initially secured a mortgage loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale;

     o any manufactured home which initially secured a contract and which is acquired by repossession;

     o  any reserve funds;

     o one or more guarantees, letters of credit, insurance policies, surety bonds or any other credit enhancement arrangement; and

     o any other assets as may be specified in the accompanying prospectus supplement.

     Some of the loans may be delinquent to the extent and as specified in the accompanying prospectus supplement. The percentage of those loans which are delinquent shall not exceed 10% of the aggregate principal balance of the loans in the pool as of the cut-off date for that series. Unless otherwise specified in the applicable prospectus supplement, the trust fund will not include, however, the portion of interest on the loans which constitutes the Fixed Retained Yield, if any. See "--Fixed Retained Yield" below.

     The mortgage loan pool and/or contract pool for a series will be originated or acquired by a seller of mortgage loans and/or contracts and transferred to the issuer either directly by the seller or through a special-purpose affiliate thereof. The mortgage loan pool or contract pool relating to a series will be serviced by a servicer specified in the accompanying prospectus supplement, which may be the originator, under a Servicing Agreement.

THE MORTGAGE LOANS

     Each mortgage loan pool will consist of mortgage loans evidenced by promissory notes or other evidences of indebtedness that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or adjustable, as described in the accompanying prospectus supplement. The mortgage loans may provide for fixed level payments or be graduated payment loans, graduated equity loans, balloon loans, buy-down loans or mortgage loans with other payment characteristics as described in the accompanying prospectus supplement. In addition, the mortgage loan pools may include participation interests in mortgage loans, in which event references in this prospectus to payments on mortgage loans underlying the participations shall mean payments thereon allocable to the participation interests, and the meaning of other terms relating to mortgage loans will be similarly adjusted. Similarly, the mortgage loan pools may include mortgage loans for which a Fixed Retained Yield has been retained by the seller, in which event references in this prospectus to mortgage loans and payments thereon shall mean the mortgage loans exclusive of the Fixed Retained Yield. The prospectus supplement for a series will specify whether there will be any Fixed Retained Yield in any mortgage loan and, if so, the owner thereof. See "Servicing of the Loans--Fixed Retained Yield" in this prospectus. The mortgage loans will be secured by mortgages, deeds of trust or other similar security instruments creating first, second or more junior liens on conventional one-to four-family residential properties, which may include mixed-use or vacation properties, all of which will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The mortgage loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable prospectus supplement, a mortgage loan pool may also contain cooperative apartment loans evidenced by promissory notes secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwellings in the cooperatives' buildings. In the case of a cooperative apartment loan, the proprietary lease or occupancy agreement securing the cooperative apartment loan is generally subordinate to any blanket mortgage on the cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.

     Each mortgage loan must have an original term of maturity of not less than 5 years and not more than 40 years. Mortgage loans having LTVs at the time of origination exceeding 80% will generally be supported by external credit enhancement or be covered by primary mortgage insurance providing coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged property and remaining in force until the principal balance of the mortgage loan is reduced to 80% of the original fair market value. The fair market value of the mortgaged property securing any mortgage loan is, unless otherwise specified in the applicable prospectus supplement, the lesser of (x) the appraised value of the mortgaged property determined in an appraisal obtained by the originator of the mortgage loan at origination, acquisition, or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan, and (y) the sale price for the mortgaged property.

     No assurance can be given that values of the mortgaged properties have remained or will remain at the levels which existed on the dates of origination of the mortgage loans. If the residential real estate market should experience an overall decline in property values that caused the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular trust fund to become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that the losses are not covered by the methods of credit enhancement for the series or the insurance policies described in this prospectus, they will be borne by holders of the securities of the series relating to the trust fund. Furthermore, in a declining real estate market a new appraisal could render the cut-off date LTVs of the mortgage loans as unreliable measures of leverage.

     The prospectus supplement for each series will describe selected characteristics of the mortgage loan pool, which may include the aggregate principal balance of the mortgage loans as of the cut-off date, the range of original terms to maturity of the mortgage loans, the weighted average remaining term to stated maturity at the cut-off date of the mortgage loans, the earliest and latest origination dates of the mortgage loans, the range of loan interest rates and Net Loan Rates borne by the mortgage loans, the weighted average loan interest rate at the cut-off date of the mortgage loans, the range of LTVs at the time of origination and the highest outstanding principal balance at origination of any mortgage loan. A maximum of 5% of the mortgage loans, by aggregate principal balance as of the cut-off date, that are included in a trust fund may deviate from the characteristics that are described in the accompanying prospectus supplement.

     All of the mortgage loans in a trust fund will have monthly payments due on a specified day of each month and will, for mortgage loans secured by residential mortgaged properties, require at least monthly payments of interest on any outstanding balance. The mortgage loan pools may include adjustable-rate mortgage loans that provide for payment adjustments to be made less frequently than adjustments in the payments. Each adjustment in the loan interest rate which is not made at the time of a corresponding adjustment in payments--and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor--will result in either a decrease, if the loan interest rate rises, or an increase, if the loan interest rate declines, in the rate of amortization of the mortgage loan. Moreover, these payment adjustments on the mortgage loans may be subject to a number of limitations, as specified in the accompanying prospectus supplement, which may also affect the rate of amortization on the mortgage loan. As a result of these provisions, or in accordance with the payment schedules of some graduated payment loans and other mortgage loans, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the mortgage loan. In any of these months, no principal would be payable on the mortgage loan and, if the accrued interest exceeded the scheduled monthly payment, there would be deferred interest. Deferred interest is added to the principal balance of the mortgage loan and will bear interest at the loan interest rate until paid. If these limitations prevent the payments from being sufficient to amortize fully the mortgage loan by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance of the mortgage loan will be due on its stated maturity date. See "Prepayment and Yield Considerations" in this prospectus.

     The mortgaged properties will consist of residential properties, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties, all of which constitute a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, except that no more than five percent (5%) of any trust fund may be comprised of commercial properties, including traditional commercial properties, multifamily properties and mixed use properties that are predominantly used for commercial purposes. The mortgage loans will be secured by liens on fee simple or leasehold interests--in those states in which long-term ground leases are used as an alternative to fee interests--in the mortgaged properties, or liens on shares issued by cooperatives and the proprietary leases or occupancy agreements occupy specified units in the cooperatives' buildings. The geographic distribution of mortgaged properties will be included in the accompanying prospectus supplement. Each prospectus supplement will also describe the percentage of the aggregate principal balance as of the cut-off date of the mortgage loans in the mortgage loan pool representing the refinancing of existing mortgage indebtedness and the types of mortgaged properties.

     Buy-Down Loans. A trust fund may contain mortgage loans subject to temporary buy-down plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The shortfall in payment made by the mortgagor under the terms of the buy-down plan will be compensated for from an amount contributed by the originator of the mortgage loan or another source and, if so specified in the accompanying prospectus supplement, placed in a custodial account by the servicer. If the mortgagor on a buy-down loan prepays the mortgage loan in its entirety, or defaults on the mortgage loan and the mortgaged property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full scheduled monthly payment otherwise due on the buy-down loan, the unpaid principal balance of the buy-down loan will be reduced by the amounts remaining in the custodial account for the buy-down loan, and the amounts shall be deposited in the Collection Account, net of any amounts paid in connection with the buy-down loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the accompanying prospectus supplement.

     Balloon Loans. A trust fund may include mortgage loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term that causes the outstanding principal balance of the mortgage loan to be due and payable at maturity in an amount greater than the regular scheduled payment. If specified in the accompanying prospectus supplement, the originator will be obligated to refinance its balloon loan at its maturity at a new interest rate determined prior to maturity by reference to an index plus a margin specified in the mortgage note. The mortgagor is not, however, obligated to refinance the balloon loan through the originator. In the event a mortgagor refinances a balloon loan, the new loan will not be included in the trust fund. See "Prepayment and Yield Considerations" in this prospectus.

     Home Equity Lines of Credit. The trust fund may include "home equity revolving lines of credit" or home equity lines. A home equity line establishes a maximum credit limit for the borrower, and permits the borrower to draw additional funds, and repay the aggregate outstanding balance in each case from time to time in a manner so that the aggregate outstanding balance of the home equity line does not exceed the maximum credit limit. Home equity lines are generally evidenced by a loan agreement rather than a note. Home equity lines generally may be drawn down from time to time by the borrower writing a check against the account, or acknowledging the advance in a supplement to the loan agreement. A home equity line will be secured by either a senior or a junior lien mortgage, and will bear interest at either a fixed or an adjustable rate.

     In a number of states, the borrower must, on the opening of an account, draw an initial advance of not less than a specified amount. Home equity lines generally amortize according to an amortization period established at the time of the initial advance. The amortization period is the length of time in which the initial advance plus interest will be repaid in full and generally ranges from 5 years to 15 years depending on the credit limit assigned. Generally, the amortization period will be longer the higher the credit limit. The minimum monthly payment on a home equity line will generally be equal to the sum of the following:

     o a basic monthly payment in an amount necessary to completely repay the then-outstanding balance and the applicable finance charge in equal installments over the assigned amortization period;

     o  any monthly escrow charges;

     o any delinquency or other similar charges; and o any past due amounts, including past due finance charges.

     The basic monthly payment amount is typically recomputed each time the loan interest rate adjusts and whenever additional funds are advanced; the recomputation in the case of an additional advance of funds may also reset the amortization schedule. The effect of each additional advance of funds on the home equity line is to reset the commencement date of the original maturity term to the date of the additional advance. For example, a home equity line made originally with a 15-year maturity from date of origination changes at the time of the next adjustment or additional advance of funds to a home equity line with a maturity of 15 years from the date of the additional advance of funds. For some home equity lines, the same type of recomputation exists for adjustments of the loan interest rate.

     Prior to the expiration of a specified period, the reduction of the account to a zero balance and the closing of a home equity line account may result in a prepayment penalty. A prepayment penalty also may be assessed against the borrower if a home equity line account is closed by the servicer due to a default by the borrower under the loan agreement.

     Each loan agreement will provide that the servicer has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the loan agreement if, among other things, the borrower fails to make any minimum payment when due under the loan agreement, if there is a material change in the borrower's ability to repay the home equity line, or if the borrower sells any interest in the property securing the loan agreement, thereby causing the "due-on-sale" clause in the trust deed or mortgage to become effective.

     Junior Liens. Mortgage loans which are secured by junior mortgages are subordinate to the rights of the mortgagees under the senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received in connection with the mortgaged property will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its mortgage may be required to purchase the mortgaged property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a mortgaged property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform the obligations on any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

     High LTV Loans. A mortgage loan pool may include mortgage loans with combined LTVs in excess of 100%, generally up to a maximum of 125%. For these high LTV loans, more emphasis in the underwriting analysis is placed on the borrower's payment history and ability to repay debt, rather than on the collateral value of the mortgaged property. High LTV loans are generally targeted as debt consolidation loans for repeat or frequent borrowers with generally strong credit ratings. Lending decisions for high LTV loans are based on an analysis of the prospective mortgagor's documented cash flow and credit history supplemented by a collateral evaluation deemed appropriate by the originator.

     Graduated Equity Loans. A mortgage loan pool may include graduated equity loans. Graduated equity loans are fixed-rate, fully-amortizing mortgage loans which provide for monthly payments based on a 10- to

30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of the mortgage loans.

     Graduated Payment Loans. A mortgage loan pool may include graduated payment loans. Graduated payment loans provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the mortgage loan. Deferred interest is added to the principal balance of the mortgage loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of the mortgage loan are not sufficient to pay the full interest accruing on the mortgage loan, the interest payments on the mortgage loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the securities. Thus, if the mortgage loans include graduated payment loans, the servicer will establish a reserve fund which, together with reinvestment income thereon, will be sufficient to cover the amount by which payments of interest on the graduated payment loans assumed in calculating distributions expected to be made on the securities of a series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

     Convertible Mortgage Loans. A trust fund may contain convertible mortgage loans which may either (x) switch from a fixed-rate mortgage to an adjustable-rate mortgage under the terms of the underlying mortgage note or (y) switch from an adjustable-rate mortgage to a fixed-rate mortgage under the terms of the underlying mortgage note. These mortgage loans will be automatically repurchased by the seller or the servicer upon the occurrence of the conversion.

Payment Terms.

     The payment terms of the mortgage loans to be included in a trust fund for a series will be described in the accompanying prospectus supplement and may include any of the following features of combinations thereof or other features described in the accompanying prospectus supplement:

     o Interest may be payable at a loan interest rate that may be a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate or a fixed rate to an adjustable rate. Changes to a loan interest rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for these periods and under other circumstances as may be specified in the accompanying prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan interest rate for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on a loan interest rate that is different from the loan interest rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan.

     o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or particular transfers of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

Amortization of the Mortgage Loans.

     The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the "Rule of 78s" method, as described in the accompanying prospectus supplement. The accompanying prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

     An actuarial mortgage loan provides for payments in level monthly installments--except, in the case of balloon loans, for the final payment-- consisting of interest equal to one-twelfth of the applicable loan interest rate times the unpaid principal balance, with the remainder of the payment applied to principal.

     A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments --except, in the case of a balloon loan, for the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

     Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

     Some of the mortgage loans held by an issuer may be loans insured under the FHA Title I credit insurance program created under Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan. The types of loans which are eligible for insurance by the FHA under the Title I program include property improvement loans made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes:

     o single family, multifamily and nonresidential property improvement loans;

     o manufactured home improvement loans, where the home is classified as personality;

     o  historic preservation loans; and

     o  fire safety equipment loans for existing health care facilities.

     If specific information respecting the mortgage loans to be included in a trust fund is not known to the issuer at the time the securities of a series are initially offered, more general information of the nature described above will be provided in the prospectus supplement and final specific information will be disclosed in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission promptly after the initial issuance of the securities. A copy of the Issuing Agreement for each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the accompanying prospectus supplement. A schedule of the mortgage loans relating to a series will be attached to the Issuing Agreement delivered to the trustee upon delivery of the securities.

THE CONTRACTS

     Each contract pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated or acquired by the seller, or by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states, the District of Columbia and the Commonwealth of Puerto Rico. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The contract pool may include contracts for which a Fixed Retained Yield has been retained, in which event references in this prospectus to contracts and payments thereon shall mean the contracts exclusive of the Fixed Retained Yield. The prospectus supplement for a series will specify whether there will be any Fixed Retained Yield in any contract, and if so, the owner thereof. See "Fixed Retained Yield" in this prospectus.

     The seller will represent that the manufactured homes securing the contracts consist of "manufactured homes" within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that this term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high LTVs at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

     The prospectus supplement for each series will describe a number of characteristics of the contracts, which may include the aggregate principal balance of the contracts in the contract pool as of the cut-off date for a series, the range of original terms to maturity of the contracts in the contract pool, the weighted average remaining term to stated maturity at the cut-off date of the contracts, the earliest and latest origination dates of the contracts, the range of loan interest rates and Net Loan Rates borne by the contracts, the weighted average Net Loan Rate at the cut-off date of the contracts, the range of the contracts which had loan-to-value ratios at the time of origination of the contracts and the highest outstanding principal balance at origination of any contract. A maximum of 5%, by aggregate principal balance as of the cut-off date, of the aggregate contracts that are included in a trust fund will deviate from the characteristics that are described in the accompanying prospectus supplement.

     The fair market value of the manufactured home securing any contract is, unless otherwise specified in the applicable prospectus supplement, either
(x) the appraised value of the manufactured home determined in an appraisal obtained by the originator at origination or acquisition and (y) the sale price for the property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for insurance and prepaid finance charges.

     The contracts in a trust fund will generally have due dates on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contract pools may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the payments. Each adjustment in the loan interest rate which is not made at the time of a corresponding adjustment in payments will result in a decrease, if the loan interest rate rises, or an increase, if the loan interest rate declines, in the rate of amortization of the contract. Moreover, the payment adjustments on the contracts may be subject to specified limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result of these provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any of these months, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the loan interest rate until paid. If these limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on its stated maturity date. See "Prepayment and Yield Considerations" in this prospectus.

     The geographic distribution of manufactured homes will be stated in the accompanying prospectus supplement. Each prospectus supplement will state the percentage of the aggregate principal balance of any contracts as of the cut-off date in the contract pool which are secured by manufactured homes which have become permanently affixed to real estate. Each prospectus supplement will also state the percentage of the aggregate principal balance of the contracts as of the cut-off date in the contract pool representing the refinancing of existing mortgage indebtedness.

     If specific information respecting the contracts to be included in a trust fund is not known to the issuer at the time the securities of a series are initially offered, more general information of the nature described above will be provided in the prospectus supplement and final specific information will be disclosed in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission promptly after the initial issuance of the securities.

COMMERCIAL LOANS

     The mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space ("multifamily properties," and the related loans, "multi-family loans"), (2) retail stores and establishments, (3) office buildings, or (4) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use (including mixed commercial uses and mixed commercial and residential uses) and/or unimproved land (collectively, the "commercial properties" and the related loans, "commercial loans"). The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

     Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

     Retail properties are generally income-producing properties leased by borrowers to tenants that sell various goods and services. The leases may be short- or long-term and may have a base rent component and an additional rental component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Retail properties compete on the basis of the physical attributes of the properties, access to major roadways, availability of parking and rental rates. Retail properties may face competition from sources within the geographical real estate market, and in addition, unlike other income producing properties, from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

     Office properties are income-producing properties in which the borrower leases space to commercial tenants for office use. Such properties may be single- or multiple-tenant properties and may be high-rise, mid-rise or low-rise buildings. Leases may be short- or long-term leases. Office properties compete on the basis of the physical attributes of and amenities provided by the building, proximity to sources of transportation and rental rates.

     Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

MBS

     Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying mortgage loans (or underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of securities described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the securities under "Credit Enhancement" in this prospectus may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the underlying mortgage loans or underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any rating agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of securities evidencing interests in mortgage loans that include MBS will specify, to the extent available to the Depositor, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS servicer and MBS trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying MBS or directly to such MBS, (viii) the terms on which the related underlying mortgage loans or underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which mortgage loans or underlying MBS may be substituted for those originally underlying the MBS,
(x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the underlying mortgage loans described above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and
(xiii) whether the MBS is in certificated form or held through a depository such as The Depository Trust Company.

FIXED RETAINED YIELD

     The prospectus supplement for a series will specify whether a Fixed Retained Yield has been retained for the loans of a series, and, if so, the owner thereof. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of loans attached as an exhibit to the applicable Issuing Agreement. The servicer may deduct the Fixed Retained Yield from payments as received and prior to deposit of these payments in the Collection Account for a series or may, unless an election has been made to treat the trust fund, or a portion of the trust fund, as a REMIC, withdraw the Fixed Retained Yield from the Collection Account after the entire payment has been deposited in the Collection Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the servicer relating to a loan, whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance Proceeds or otherwise, after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield, if any, and interest on a pari passu basis.

INSURANCE POLICIES

     The Issuing Agreement may require the servicer to cause to be maintained for each loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the mortgaged property underlying the mortgage loan or the manufactured home underlying the contract against loss by fire, with extended coverage. Standard hazard insurance policies will generally be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of the mortgaged property or manufactured home or the principal balance of the loan; provided, however, that this insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The servicer may also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, and on any manufactured home acquired by repossession a standard hazard insurance policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of the property or the insurable value of the manufactured home or the principal balance of the loan plus, if required by the applicable Issuing Agreement, accrued interest and liquidation expenses; provided, however, that this insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any insurance policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, will be deposited in the Collection Account.

     The standard hazard insurance policies covering the mortgaged properties generally will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, these policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in some cases, vandalism. The foregoing list is merely indicative of particular kinds of uninsured risks and is not intended to be all-inclusive.

     The standard hazard insurance policies covering the contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the manufactured home is located.

     The servicer may maintain a blanket policy insuring against hazard losses on all of the mortgaged properties or manufactured homes in lieu of maintaining the required standard hazard insurance policies. The servicer will be liable for the amount of any deductible under a blanket policy if the amount would have been covered by a required standard hazard insurance policy, had it been maintained.

     In general, if a mortgaged property or manufactured home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and the flood insurance has been made available, the Issuing Agreement will require the servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Issuing Agreement will require that the flood insurance be in an amount not less than the lesser of (x) the amount required to compensate for any loss or damage to the mortgaged property on a replacement cost basis and (y) the maximum amount of insurance which is available under the federal flood insurance program.

     Any losses incurred in connection with loans due to uninsured risks, including earthquakes, mudflows, floods, hazardous wastes and hazardous substances, or insufficient hazard insurance proceeds could affect distributions to the securityholders.

     The servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the servicer's officers and employees as well as office persons acting on behalf of the servicer in connection with the servicing of the trust fund.

     Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan or contract, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the mortgaged property or manufactured home.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to:

     o advance or discharge (x) hazard insurance premiums and (y) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and similar costs;

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy; and

     o if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

ACQUISITION OF THE TRUST ASSETS

     The loans underlying a series of securities will be acquired by the issuer either directly or through a special-purpose affiliate of the issuer, from originators or sellers which may be affiliates of the issuer, under Loan Sale Agreements. Each loan so acquired will have been originated or acquired by the sellers thereof in accordance with the underwriting criteria specified in the accompanying prospectus supplement. In the Loan Sale Agreements, the sellers will make a number of representations and warranties concerning the loans being acquired from the sellers as described in this prospectus under "--Representations and Warranties".

ASSIGNMENT OF THE LOANS

     At the time of the issuance of the securities of a series, the issuer will cause the mortgage loans comprising the mortgage loan pool, including any rights to, or security interests in, leases, rents and personal property, or the contracts comprising the contract pool included in the trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the issuer on or in connection with the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Fixed Retained Yield, and the seller shall thereupon be liable to the trustee for defective loan documents or an uncured breach of the representations or warranties regarding the loans, to the extent described below. The trustee or its agent will, concurrently with the assignment, authenticate and deliver the securities evidencing a series to the issuer in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the applicable Issuing Agreement. Each schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable cut-off date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the loan interest rate for each loan in the trust fund.

     For each mortgage loan in a trust fund, the mortgage note or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the mortgage loan to the trustee, an executed re-assignment of assignment of leases, rents and profits to the trustee if the assignment of leases, rents and profits is separate from the mortgage, a mortgage assignment in recordable form and the recorded mortgage or other documents as are required under applicable law to create a perfected security interest in the mortgaged property in favor of the trustee will be delivered to the trustee or to a designated custodian; provided, that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the seller to be true and complete copies of these documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each mortgage loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the trustee. The assignment of each mortgage will be recorded promptly after the initial issuance of securities for the trust fund, except in states where, the recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the seller or any affiliate of the seller.

     For any mortgage loans which are cooperative apartment loans, the issuer will cause to be delivered to the trustee or to a designated custodian the original cooperative note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and blank stock powers. The sellers will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the trustee's security interest in each cooperative apartment loan.

     For each contract, there will be delivered to the trustee or to a designated custodian the original contract and copies of documents and instruments to each contract and the security interest in the property securing each contract. In order to give notice of the right, title and interest of securityholders to the contracts, the sponsor will cause a UCC-1 financing statement to be executed identifying the trustee as the secured party and identifying all contracts as collateral. The contracts will not be stamped or otherwise marked to reflect their assignment to the issuer. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans."

     The trustee or the designated custodian will hold the documents relating to mortgage loans generally or contracts in trust for the benefit of securityholders of the series and will review the documents within 45 days of the date of the applicable Issuing Agreement. If any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the trustee or a designated custodian shall immediately notify the servicer and the issuer, and the servicer shall immediately notify the seller. If the seller cannot cure the omission or defect within 60 days after receipt of notice, the seller will be obligated, under the Loan Sale Agreement, either to repurchase the loan from the trustee within 60 days after receipt of notice, at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable loan interest rate, less any Fixed Retained Yield and less the rate, if any, of servicing fee payable in connection with the loan, through the last day of the month in which the repurchase takes place or to substitute one or more new loans for the loan. In the case of a loan so repurchased, the purchase price will be deposited in the Collection Account. In the case of a substitution, the substitution will be made in accordance with the standards described in "--Representations and Warranties" below.

     There can be no assurance that the seller will fulfill this repurchase or substitution obligation. The servicer will be obligated to enforce the obligation to the same extent as it must enforce the obligation of the seller for a breach of representation or warranty. However, as in the case of an uncured breach of a representation or warranty, neither the servicer, unless the servicer is the seller, nor the issuer will be obligated to purchase or substitute for the loan if the seller defaults on its repurchase or substitution obligation, unless the breach also constitutes a breach of the representations or warranties of the servicer or the issuer, as the case may be. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the loans. The custodian will keep the documents as the trustee's agent under a custodial agreement.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, each seller, in the Loan Sale Agreements, will have made a number of representations and warranties concerning the mortgage loans. The seller will have represented, among other things, substantially to the effect that:

     o immediately prior to the sale and transfer of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan and there had been no other assignment or pledge thereof;

     o as of the date of the transfer, the mortgage loans are subject to no offsets, defenses or counterclaims;

     o each mortgage loan at the time it was made complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity and disclosure laws;

     o a lender's policy of title insurance was issued on the date of the origination of each mortgage loan and each policy is valid and remains in full force and effect;

     o as of the date of the transfer, each mortgaged property is free of material damage and is in adequate repair and each mortgage is a valid lien on the mortgaged property, subject only to

          o the lien of current real property taxes and assessments,

          o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of the mortgage, exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (x) specifically referred to in the appraisal made in connection with the origination of the mortgage loan or (y) which do not adversely affect the appraised value of the mortgaged property as set forth in the appraisal,

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

          o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage, and

          o in the case of second or more junior loans any senior loans of record as of the date of recording of the mortgage loan;

     o as of the date of the transfer, there are no delinquent tax or assessment liens against the mortgaged property that would permit taxing authority to initiate foreclosure proceedings; and

     o for each mortgage loan, if the mortgaged property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in particular circumstances to the availability of flood insurance under the federal flood insurance program, the mortgaged property is covered by flood insurance meeting the requirements of the applicable Issuing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each seller, in the Loan Sale Agreement, will have made a number of representations and warranties concerning the contracts. The seller will have represented, among other things, substantially to the effect that:

     o immediately prior to the sale and transfer of the contracts, the seller had good title to, and was the sole owner of, each contract and there had been no other assignment or pledge thereof,

     o as of the date of the transfer, the contracts are subject to no offsets, defenses or counterclaims,

     o each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

     o as of the date of the transfer, each contract is a valid first lien on the manufactured home and the manufactured home is free of material damage and is in adequate repair,

     o as of the date of the transfer, there are no delinquent tax or assessment liens against the manufactured home, and

     o for each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required by the Issuing Agreement and all premiums then due on the insurance have been paid in full.

     All of the representations and warranties of the seller concerning a loan will have been made as of the date on which the seller sold the loan to the issuer, or one of its affiliates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the securities. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by the seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a loan by the seller, the relevant event occurs that would have given rise to this kind of obligation had the event occurred prior to sale of the affected loan. However, the issuer will not include any loan in the trust fund for any series of securities if anything has come to the issuer's attention that would cause it to believe that the representations and warranties of the seller will not be accurate and complete in all material respects concerning the loan as of the date of initial issuance of the securities.

     The servicer, or the trustee if the servicer is the seller, will promptly notify the seller of any breach of any representation or warranty made by it concerning a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 60 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated either (1) to repurchase the loan from the trust fund at the applicable purchase price or (2) subject to the trustee's approval and to the extent permitted by the Issuing Agreement, to substitute for the Deleted Loan one or more loans, as the case may be, but only if (a) for a trust fund or a portion of the trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the securities or (b) for a trust fund for which no REMIC election is to be made, the substitution is effected within 120 days of the date of initial issuance of the securities.

     Any substitute loan will, on the date of substitution:

     o have a LTV no greater than that of the Deleted Loan,

     o have a loan interest rate not less than the loan interest rate of the Deleted Loan,

     o have a Net Loan Rate not less than the Net Loan Rate of the Deleted Loan,

     o have a remaining term to maturity not greater than that of the Deleted Loan, and

     o comply with all of the representations and warranties contained in the Loan Sale Agreement as of the date of substitution.

     If substitution is to be made for a Deleted Loan with an adjustable loan interest rate, the substitute loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one substitute loan is substituted for more than one Deleted Loan, or more than one substitute loan is substituted for one or more Deleted Loans, then the amount described above will be determined on the basis of aggregate principal balances--provided, that in all events the tests for a "qualified mortgage" as described in Section 860G of the Code are met as to each substituted loan--the rates will be determined on the basis of weighted average loan interest rates and Net Loan Rates, as the case may be, and the terms will be determined on the basis of weighted average remaining terms to maturity. In the case of a substitute loan, the mortgage file relating, thereto will be delivered to the trustee or the designated custodian and the seller will pay an amount equal to the excess of (x) the unpaid principal balance of the Deleted Loan, over (y) the unpaid principal balance of the substitute loan or loans, together with interest on the excess at the loan interest rate to the next scheduled due date of the Deleted Loan. This amount will be deposited in the Collection Account for distribution to securityholders. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable Issuing Agreement to enforce this repurchase or substitution obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by the seller.

     None of the sponsor, the issuer or the servicer, unless the servicer is the seller, will be obligated to purchase or substitute for a loan if the seller defaults on its obligation to do so, and no assurance can be given that the seller will carry out their respective repurchase obligations.

     The seller, the servicer or another entity specified in the accompanying prospectus supplement, will make the representations and warranties as to the types and geographical concentration of the mortgage loan pool or contract pool and as to other matters concerning the pools as may be described the accompanying prospectus supplement. Upon a breach of any representation or warranty which materially and adversely affects the interests of the securityholders in a loan, the entity making the representation or warranty will be obligated either to cure the breach in all material respects, repurchase the loan at the purchase price or substitute for the loan in the manner, and subject to the conditions, described above regarding the obligations of the seller in connection with missing or defective loan documents or the breach of the seller's representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for a breach of a representation or warranty by the seller, the servicer or the other party, respectively.

PRE-FUNDING ACCOUNTS

     A trust fund may include one or more Pre-Funding Accounts. On the closing date for a series, a portion of the proceeds of the sale of the securities of a series will be deposited in the Pre-Funding Account and may be used to acquire additional loans or subsequent loans during the Pre-Funding Period. If any funds remain on deposit in the Pre-Funding Account at the end of Pre-Funding Period, that amount will be applied in the manner specified in the accompanying prospectus supplement to prepay the securities of that series.

     If a Pre-Funding Account is established,

     o the Pre-Funding Period will not extend beyond the period specified in the accompanying prospectus supplement,

     o the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the loans included in the trust fund on the closing date, subject to the exceptions that are expressly stated in the accompanying prospectus supplement, and

     o prior to the purchase of additional loans, the amount on deposit in the Pre-Funding Account will be invested in one or more eligible investments allowed by the rating agencies or any Credit Enhancer, which eligible investment must mature no later than the business day prior to the next distribution date.

     If a Pre-Funding Account is established, one or more capitalized interest accounts may be established and maintained with the trustee, for the benefit of the securityholders. On the closing date for a series, a portion of the proceeds of the sale of the securities of a series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of the amount of interest accrued on the securities of a series and specified fees or expenses during the Pre-Funding Period, over (b) the amount of interest available therefor from the loans in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the Pre-Funding Period that are not necessary for these purposes will be distributed to the person specified in the accompanying prospectus supplement.

     If a trust fund includes a Pre-Funding Account and the principal balance of additional loans delivered to the issuer during the Pre-Funding Period is less than the original amount on deposit in the Pre-Funding Account, the securityholders will receive a prepayment of principal as and to the extent described in the accompanying prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of these securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest these prepayments at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

                         DESCRIPTION OF THE SECURITIES

     The securities will be issued in series. Each series of securities or, in some instances, two or more series of securities will be issued under an Issuing Agreement. The following summaries describe particular provisions of the Issuing Agreements. The summaries are not complete and are subject to all of the provisions of the Issuing Agreement for the issuer and the accompanying prospectus supplement. We will file each Issuing Agreement executed and delivered for each series with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the securities of a series. We will provide a copy of the Issuing Agreement, without exhibits, relating to any series without charge upon written request of a holder of a security of a series addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 14th Floor, New York, New York 10292,
Attention: Managing Director-Asset Backed Finance Group.

     Neither the securities nor the underlying loans will be guaranteed or insured by any governmental agency or instrumentality or the sponsor, the issuer, the servicer, the trustee, the seller or any of their respective affiliates.

     The securities will consist of two basic types: certificates representing beneficial ownership interests in the assets held by the issuer and notes representing debt secured by the assets held by the issuer. Each series or class of securities may have a different Interest Rate, which may be fixed or adjustable. The accompanying prospectus supplement will specify the Interest Rate for each series or class of securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

     A series may include one or more classes of Strip Securities or Accrual Securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the pool.

     A series of securities may include one or more classes of securities that are senior to one or more classes of securities which are subordinate to particular distributions of principal and interest and allocations of losses on the loans. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in connection with the distributions or losses.

     Each issuer may also issue classes of Equity Participation Securities. These classes of securities may constitute what are commonly referred to as the "residual interest," "ownership interest", "seller's interest" or the "general partnership interest," depending upon the treatment of the issuer for federal income tax purposes and generally will not be styled as having principal and interest components. Any losses suffered by the trust fund will generally be absorbed first by the class of Equity Participation Securities.

DISTRIBUTIONS

     Securityholders will be entitled to receive payments on their securities on specified distribution dates. Distribution dates will occur monthly, quarterly or semi-annually, as specified in the accompanying prospectus supplement. The distribution date will be the specified day of each month, or, in the case of quarterly-pay securities, the specified day of every third month; and, in the case of semi-annually-pay securities, the specified day of every sixth month, or if this day is not a business day, the next succeeding business day.

     The accompanying prospectus supplement will describe a record date preceding the distribution date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding distribution date. The record date will be either the close of business as of the last day of the calendar month which precedes the distribution date or the day immediately prior to the distribution date.

     The accompanying prospectus supplement and the Issuing Agreement will describe a remittance period which occurs prior to each distribution date. For example, in the case of monthly-pay securities, the calendar month preceding the month in which a distribution date occurs. Interest accrued and principal collected on the pool during a remittance period will be required to be remitted by the servicer to the trustee prior to the distribution date and will be used to distribute payments to securityholders on the distribution date. The Issuing Agreement may provide that all or a portion of the principal collected on the pool may be applied by the trustee to the acquisition of additional loans during a specified period, rather than used to distribute payments of principal to securityholders during that period, with the result that the securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest-only or revolving period may, upon the occurrence of specified events, terminate prior to the end of the specified period and result in the earlier than expected amortization of the securities.

     Beginning on the distribution date in the month following the month--or, in the case of quarterly-pay securities, the third month following the month and each third month thereafter or, in the case of semi-annually-pay securities, the sixth month following the month and each sixth month thereafter--in which the cut-off date occurs for a series of securities, distributions of principal and accrued interest or, where applicable, of principal-only or interest-only, on each class of securities entitled thereto will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities will generally be added to the principal balance of each security of a class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the trustee or the paying agent, as the case may be, and the Issuing Agreement provides for the form of payment, or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the securities, other than any book-entry securities, will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

PRINCIPAL AND INTEREST ON THE SECURITIES

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal-only or interest-only, on a particular series of securities will be described in the accompanying prospectus supplement. Each class of securities, other than particular classes of Strip Securities, may bear interest at a different Interest Rate. The accompanying prospectus supplement will specify the Interest Rate for each class, or in the case of an adjustable Interest Rate, the initial Interest Rate and the method for determining the Interest Rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the accrual period over 360 or on the basis of the actual number of days in the accrual period over 365.

     On each distribution date for a series of securities, the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities, an amount equal to the percentage interest represented by the security held by the holder multiplied by the distribution amount for that class. The distribution amount for a class of securities for any distribution date will be the portion, if any, of the principal distribution amount allocable to a class for the distribution date, plus, if the class is entitled to payments of interest on the distribution date, the interest accrued at the applicable Interest Rate on the principal balance or notional amount of a class, less the amount of any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the due date and any other interest shortfalls allocable to securityholders which are not covered by advances or the applicable credit enhancement.

     In the case of a series of securities that includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to the determination thereof, including distributions among multiple classes of senior securities or subordinate securities, of each class shall be as provided in the accompanying prospectus supplement. Generally, distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of a class.

     On or prior to the second business day next preceding the distribution date, or any earlier day as shall be agreed by the Credit Enhancer, if any, and the trustee, the trustee will determine the amounts of principal and interest which will be passed through to securityholders on the immediately succeeding distribution date. If the amount in the Collection Account is insufficient to cover the amount to be passed through to securityholders, the trustee will be required to notify the Credit Enhancer, if any, under the Issuing Agreement for the purpose of funding this deficiency.

FORM OF SECURITIES

     The securities of each series will be issued as physical certificates in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the accompanying prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     If so specified in the accompanying prospectus supplement, specified classes of a series of securities will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered under the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between these participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others like brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Under a book-entry format, securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and Indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, securityholders will receive payments after the distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward the payments to its participants, which thereafter will be required to forward the payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede & Co., as nominee of DTC, and that the beneficial holders of book-entry securities will not be recognized by the trustee as securityholders under the Issuing Agreement. The beneficial holders of the securities will only be permitted to exercise the rights of securityholders under the Issuing Agreement indirectly through DTC and its participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the securities and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which securityholders have accounts for their book-entry securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

     Unless and until physical securities are issued, securityholders who are not participants may transfer ownership of securities only through participants by instructing the participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions concerning the securities may be limited due to the lack of a physical security.

     DTC in general advises that it will take any action permitted to be taken by a securityholder under an Issuing Agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take these actions in connection with specified percentages of the securityholders only at the direction of and on behalf of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions in connection with other current principal amounts of outstanding securities to the extent that these actions are taken on behalf of participants whose holdings include the requisite current principal amounts of outstanding securities.

     Any securities initially registered in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the Issuing Agreement and described in the accompanying prospectus supplement. Upon the occurrence of any of the events specified in the Issuing Agreement and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical securities. Upon surrender by DTC of the securities representing the securities and instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures described in this prospectus and in the Issuing Agreement. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency as is specified in the notice of final payment to securityholders.

     None of the sponsor, the issuer, the seller, the servicer or the trustee will have any liability for any actions taken by DTC, or its nominee, or Cedelbank or the Euroclear System, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

     Various forms of credit enhancement may be provided for one or more classes of a series of securities or for the loans in the trust fund. Credit enhancement may be in the form of:

          o the subordination of one or more classes of subordinate securities to provide credit support to one or more classes of senior securities,

          o overcollateralization,

          o cross-collateralization,

          o the use of a surety bond, financial guaranty insurance policy, special hazard insurance policy, letter of credit or other third party guarantees,

          o the use of a reserve fund, or

          o any combination of the foregoing.

     Any credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit enhancement or are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies.

     The descriptions of any insurance policies or bonds described in this prospectus or any prospectus supplement and the coverage thereunder are not complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which are available upon request.

SUBORDINATION

     The subordination of one or more classes of subordinate securities provides credit enhancement to the senior securities. For any senior/subordinate series of securities, the total amount available for distribution on each distribution date, as well as the method for allocating this amount among the various classes of securities included in a series, will be described in the accompanying prospectus supplement. Generally, the amount available for contribution will be allocated first to interest on the senior securities of a series, and then to principal of the senior securities up to the amounts determined as specified in the accompanying prospectus supplement and the Issuing Agreement, prior to allocation to the subordinate securities of a series. In the event of any realized losses on the loans, the rights of the subordinate securityholders to receive distributions from the loans will be subordinate to the rights of the senior securityholders.

OVERCOLLATERALIZATION

     Subordination provisions of a series may be used to accelerate the amortization of one or more classes of securities relative to the amortization of the underlying loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, for the loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the loans, or a group thereof, over the principal balance of the class. This acceleration may continue for the life of the security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

CROSS-COLLATERALIZATION

     The beneficial ownership of separate groups of assets included in a trust fund or the obligations to make payments secured by a pledge of a separate group of assets included in a trust fund may be evidenced by separate classes of the series. In this case, credit enhancement may be provided by a cross-collateralization feature which requires that distributions to be made on one class of securities may be made from excess amounts available from other asset groups within the same trust fund which support other classes of securities. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     The coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trust funds. If applicable, the prospectus supplement will identify the trust funds to which the credit-collateralization relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified trust funds.

SURETY BONDS

     A surety bond or financial guaranty insurance policy may be obtained and maintained for each class or series of securities. The bond insurer will be described in the accompanying prospectus supplement. This description will include financial information for the bond insurer.

     A surety bond will unconditionally and irrevocably guarantee to securityholders that an amount equal to each full and complete insured payment will be received by the trustee on behalf of securityholders, for distribution by the trustee to each securityholder. The amount of any insured payment will be defined in the accompanying prospectus supplement, and will generally equal the full amount of the distributions of principal and interest to which securityholders are entitled under the Issuing Agreement plus any other amounts specified in the Issuing Agreement or in the accompanying prospectus supplement.

     The specific terms of any surety bond will be described in the accompanying prospectus supplement. Surety bonds may apply only to specified classes, or may apply at the loan level and only to specified loans. Surety bonds may have limitations including limitations on the bond insurer's obligation to guarantee the obligations of the seller to repurchase or substitute for any loans. surety bonds will not guarantee any specified rate of prepayments. In addition, insured payments will generally not be available to cover interest shortfalls arising from the application of the Soldiers' and Sailors' Civil Relief Act.

     Subject to the terms of the Issuing Agreement, the bond insurer may be subrogated to the rights of each securityholder to receive payments under the securities to the extent of any payment by the bond insurer under the surety bond.

LETTERS OF CREDIT

     A letter of credit may be obtained from a bank and delivered to the trustee. The letter of credit may provide direct coverage for the securities or support the issuer's or any other person's obligation under a purchase obligation to make payments to the trustee on one or more components of credit enhancement. The bank issuing the letter of credit, as well as the amount available under the letter of credit for each component of credit enhancement, will be specified in the accompanying prospectus supplement and the Issuing Agreement.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering special hazard losses which may be obtained by the issuer for a trust fund will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy will protect holders of the series of securities from (x) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (y) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. Aggregate claims under a special hazard insurance policy will be limited to a maximum amount of coverage, as stated in the accompanying prospectus supplement and the Issuing Agreement.

RESERVE FUNDS

     If so provided in the accompanying prospectus supplement, the issuer will deposit or cause to be deposited in reserve fund any combination of cash, one or more irrevocable letters of credit or one or more eligible investments in specified amounts, amounts otherwise distributable to subordinate securityholders, or any other instrument satisfactory to the rating agencies rating the series, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. In the alternate or in addition to an initial deposit, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any subordinate securities, on any Equity Participation Security or otherwise. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances or may be used for other purposes.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A trust fund may include in lieu of some or all of the foregoing or in addition thereto, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on all or any specified portion of the assets included in the trust fund, paying administrative expenses, or accomplishing the other purpose as may be described in the prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement under which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating Interest Rate, or if any of the loans has a floating coupon rate, the trust fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided by any of the forms of credit enhancement, including, without limitation, a surety bond, special hazard insurance policy, letter of credit, or any alternative form of credit enhancement, may be reduced under specified circumstances. In most cases, the amount available under any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis under the terms of the Issuing Agreement as the aggregate outstanding principal balance of the loans declines. Additionally, in some cases, the credit enhancement, and any replacements therefor, may be replaced, reduced or terminated upon the written assurance from each rating agency rating a series that the then current rating of the securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any Credit Enhancer is downgraded, the credit rating of the securities may be downgraded to a corresponding level, and neither the sponsor nor the issuer thereafter will be obligated to obtain replacement credit enhancement in order to restore the rating of the securities, and also will be permitted to replace the credit enhancement with other credit enhancement instruments issued by Credit Enhancer whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level; provided, that the then current, albeit downgraded, rating of the series of securities is maintained. Where the credit enhancement is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to any of the holders of the Equity Participation Securities, the sponsor, the servicer, the seller or the other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                      PREPAYMENT AND YIELD CONSIDERATIONS

INTEREST RATES

     Any class of securities of a series may have a fixed Interest Rate, or an Interest Rate which varies based on changes in an index or based on changes based on the underlying loans or may receive interest payments from the underlying loans in another manner specified in the accompanying prospectus supplement.

     The prospectus supplement for each series will specify the range and the weighted average of the loan interest rates and Net Loan Rates for the loans underlying a series as of the cut-off date. Each monthly interest payment on a loan will generally be calculated as the product of one-twelfth of the applicable loan interest rate at the time of the calculation and the then unpaid principal balance on the loan. If the trust fund includes adjustable-rate loans or includes loans with different Net Loan Rates, the weighted average Net Loan Rate may vary from time to time as described below. See "The Trust Funds." The prospectus supplement for a series will also specify the initial Interest Rate for each class of securities of a series having an Interest Rate and will specify whether each Interest Rate is fixed or is variable.

     The Net Loan Rate for any adjustable rate loan will change with any changes in the index specified in the accompanying prospectus supplement on which the loan interest rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the loan interest rate or other limitations described in the accompanying prospectus supplement. The weighted average Net Loan Rate for any series may vary due to changes in the Net Loan Rates of adjustable rate loans, to the timing of the loan interest rate readjustments of the loans and to different rates of payment of principal of fixed or adjustable rate loans bearing different loan interest rates.

     If the trust fund for a series includes adjustable rate loans, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Loan Rates or loan interest rates, any provision that could result in deferred interest and the effects, if any, thereof on the yield on securities of the series will be discussed in the accompanying prospectus supplement.

     No distribution of principal and only a partial distribution of interest will be made to securityholders on a negatively amortizing loan. Distribution of the portion of scheduled interest at the applicable Net Loan Rate representing deferred interest on the loan will be passed through to the securityholders on the distribution date following the due date on which it is received. Deferred interest will bear interest at the Net Loan Rate for the loan. For federal income tax purposes, deferred interest may constitute interest income to the trust fund and to securityholders at the time that it accrues, rather than at the time that it is paid. See "Material Federal Income Tax Consequences."

INTEREST SHORTFALLS DUE TO PRINCIPAL PREPAYMENTS

     When a loan is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a loan is prepaid in part, and the prepayment is applied as of a date other than the due date occurring in the month of receipt or the due date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to securityholders if the loan were outstanding, or if the partial prepayment were applied, on the succeeding due date. To mitigate this reduction in yield, the Issuing Agreement will provide whether, in connection with any principal prepayment or liquidation of any loan underlying the securities of a series, the servicer will pay into the Collection Account for a series to the extent funds are available for this purpose from the aggregate servicing fees, or portion thereof as specified in the accompanying prospectus supplement, which the servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the distribution date, the amount, if any, as may be necessary to assure that the amount paid into the Collection Account from the loan includes an amount equal to interest at the Net Loan Rate for the loan for the period from the date of the prepayment or liquidation to but not including the next due date. See "Servicing of the Loans--Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Loans."

WEIGHTED AVERAGE LIFE OF SECURITIES

     Weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security until each dollar in reduction of the principal amount of the security is distributed to the investor. The weighted average life and the yield to maturity of any class of the securities of a series will be influenced by, among other things, the rate at which principal on the loans included in the mortgage loan pool or contract pool for the security is paid, which is determined by scheduled amortization and prepayments. For this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like.

     The loans may generally be prepaid in full or in part at any time, and fixed rate loans will generally contain due-on-sale clauses permitting the holder to accelerate the maturity of the loan upon conveyance of the mortgaged property or manufactured home.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series will describe one or more the prepayment standards or models and will contain tables setting forth the weighted average life of each class and the percentage of the original aggregate principal amount of each class that would be outstanding on specified distribution dates for a series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the accompanying prospectus supplement.

     There is, however, no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the loans, servicing decisions, enforceability of due-on-sale clauses, market interest rates, the magnitude of taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the loan interest rates on the loans underlying a series of securities, the prepayment rates of the loans are likely to be higher than if prevailing rates remain at or above the rates borne by the loans. It should be noted that securities of a series may evidence an interest in a trust fund with different loan interest rates. Accordingly, the prepayment experience of the securities will to some extent be a function of the mix of loan interest rates of the loans. In addition, the terms of the Servicing Agreement will require the servicer to enforce any due-on-sale clause to the extent specified in the Servicing Agreement. See "Servicing of the Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Loans" and "Material Legal Aspects of the Loans--Due-On-Sale Clauses" for a description of particular provisions of each Servicing Agreement and a number of legal developments that may affect the prepayment experience on the loans.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any securities of a series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the securities of a series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a security will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a class of securities which bears interest at an adjustable Interest Rate, will also be affected by changes in the index on which any adjustable Interest Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the securities will be discussed in the accompanying prospectus supplement. The yield on some types of securities may be particularly sensitive to prepayment rates, and further information concerning the yield on the securities will be included in the applicable prospectus supplement.

     At the request of the mortgagor or obligor, the servicer may refinance the loans in any trust fund by accepting prepayments thereon and making new loans secured by a mortgage on the same property or a security interest in the same manufactured home. Upon this refinancing, the new loans will not be included in the trust fund. A mortgagor or obligor may be legally entitled to require the servicer to allow a refinancing. Any refinancing will have the same effect as a prepayment in full of the loan.

     The seller may be obligated, under specified circumstances, to repurchase some of the loans. In addition, the terms of insurance policies relating to the loans may permit the applicable insurer to purchase delinquent loans. The proceeds of any repurchase will be deposited in the Collection Account and the repurchase will have the same effect as a prepayment in full of the loan. See "The Trust Funds--Assignment of the Loans." In addition, the servicer may have the option to purchase all, but not less than all, of the loans in any trust fund under specified limited conditions. For any series of securities for which an election has been made to treat the trust fund or a portion of the trust fund as a REMIC, any purchase may be effected only in a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "Servicing of the Loans-- Termination; Purchase or other Disposition of Loans."

                             SERVICING OF THE LOANS

     The following summaries describe particular provisions of the Servicing Agreements which relate to trust funds comprised of loans. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Servicing Agreement for each series which may further modify the provisions summarized below. The provisions of each Servicing Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust fund. We will file each Servicing Agreement executed and delivered for each series with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the securities of a series.

THE SERVICER

     The servicer under each Servicing Agreement will be named in the accompanying prospectus supplement. The servicer for each series will service the loans contained in the trust fund for a series. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

     The servicer will make a number of representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement. An uncured breach of a representation or warranty that in any respect materially and adversely affects the interests of the securityholders will constitute an event of default by the servicer under the Servicing Agreement. See "Servicing of the Loans--Rights Upon Event of Default; Events of Default--Loans."

PAYMENTS ON LOANS

     The servicer or the trustee will, as to each series of securities, establish and maintain, or cause to be established and maintained the Collection Account. The Collection Account will be maintained with a depository (1) whose long-term debt obligations at the time of any deposit in the Collection Account are rated not lower than the rating on the series of securities at the time of the initial issuance thereof, (2) the deposits in which are insured by the Federal Deposit Insurance Corporation through either the Bank Insurance Fund or the Savings Association Insurance Fund, to the limit established by the FDIC, and the uninsured deposits in which accounts are otherwise secured so that, as evidenced by an opinion of counsel, the trustee for the benefit of the securityholders of the series has a claim to funds in the Collection Account for a series, or a perfected security interest in any collateral, which shall be limited to eligible investments, securing the funds, that is superior to the claims of any other sponsor or general creditor of the depository or (3) which is otherwise acceptable to each rating agency rating a series.

     A Collection Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the Collection Account may be invested pending each succeeding distribution date in eligible investments satisfactory to the rating agencies or any Credit Enhancer. Any of these eligible investments shall mature not later than the business day preceding the next distribution date and none of these investments shall be sold or disposed of prior to the maturity date of the eligible investment; however, in the event that an election has been made to treat the trust fund or a portion of the trust fund of a series as a REMIC, no eligible investments will be sold or disposed of at a gain prior to maturity unless the servicer has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the trust fund or a portion of the trust fund to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the trust fund or a portion of the trust fund to tax, or cause the trust fund of a portion of the trust fund to fail to qualify as a REMIC. Any interest or other income earned on funds in the Collection Account is generally paid to the servicer or its designee as additional servicing compensation.

     The servicer will deposit in the Collection Account for each series of securities any amounts representing scheduled payments of principal and interest on the loans due after the applicable cut-off date but received prior thereto, and, the following payments and collections received or made by it on the loans subsequent to the applicable cut-off date, other than payments due on or before the cut-off date:

          o all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a sub-servicer as its servicing compensation and net of any Fixed Retained Yield;

          o Net Liquidation Proceeds;

          o Net Insurance Proceeds;

          o all amounts required to be deposited in the Collection Account from any reserve fund, and amounts available under any other form of credit enhancement applicable to a series;

          o all advances made by the servicer;

          o all amounts withdrawn from buy-down funds or other funds described in the accompanying prospectus supplement, if any, for the loans, in accordance with the terms of the respective agreements applicable thereto;

          o all proceeds from the repurchase of loans by the seller; and

          o all other amounts required to be deposited in the Collection Account under the Servicing Agreement

     Notwithstanding the foregoing, the servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable servicing fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Collection Account or (b) to withdraw the applicable servicing fee and/or any Fixed Retained Yield from the Collection Account after the entire payment or recovery has been deposited in the Collection Account; however, for each trust fund or a portion of the trust fund as to which a REMIC election has been made, the servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the payment or recovery in the Collection Account.

     Advances, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement will be deposited in the Collection Account not later than the business day preceding the distribution date on which the amounts are required to be distributed. All other amounts will be deposited in the Collection Account not later than the business day next following the day of receipt and posting by the servicer.

     If the servicer deposits in the Collection Account for a series any amount not required to be deposited in the Collection Account, it may at any time withdraw this amount from the Collection Account.

     The servicer is permitted, from time to time, to make withdrawals from the Collection Account for the following purposes, to the extent permitted in the applicable Servicing Agreement:

          o to reimburse itself for advances;

          o to reimburse itself from Liquidation Proceeds for expenses incurred by the servicer in connection with the liquidation of any defaulted loan or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the servicer in connection with the restoration, preservation or repair of the mortgaged properties or manufactured homes and expenses incurred in connection with collecting on the insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after the reimbursement are in excess of the unpaid principal balance of the loans together with accrued and unpaid interest thereon at the applicable Net Loan Rate through the last day of the month in which the Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of the excess the amount of any unpaid servicing fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the loans;

          o to pay to itself the applicable servicing fee and/or pay the owner thereof any Fixed Retained Yield, in the event the servicer is not required, and has elected not, to withhold the amounts out of any payment or other recovery on a particular loan prior to the deposit of the payment or recovery in the Collection Account;

          o to reimburse itself and the issuer for specified expenses, including taxes paid on behalf of the trust fund, incurred by and recoverable by or reimbursable to it or the issuer, as the case may be;

          o to pay to the seller for each loan or property acquired in respect thereof that has been repurchased by the seller, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of the loan was determined;

          o to pay itself any interest earned on or investment income earned on funds in the Collection Account, all interest or income to be withdrawn not later than the next distribution date;

          o to make withdrawals from the Collection Account in order to make distributions to securityholders; and

          o to clear and terminate the Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The accompanying prospectus supplement will describe the circumstances, if any, under which the servicer will make advances relating to delinquent payments on loans. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the Collection Account, or from a specified reserve fund as applicable, to the extent specified in the accompanying prospectus supplement.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH PREPAID AND LIQUIDATED LOANS

     When a mortgagor or obligor prepays a loan in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which the principal prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property or manufactured home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the claims. Further, when a loan is prepaid in part, and the prepayment is applied as of a date other than a due date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to securityholders if the loan were outstanding, or if the partial prepayment were applied, on the succeeding due date. In order to mitigate the adverse effect to securityholders of a series resulting from the prepayment or liquidation of a loan or settlement of an insurance claim with respect thereto, the amount of the aggregate servicing fees may be reduced by an amount equal to the accrual of interest on any prepaid or liquidated loan at the Net Loan Rate from the date of its prepayment or liquidation or the date of the insurance settlement to the next due date. These reductions in the aggregate servicing fees will be made by the servicer on the loans under the applicable Servicing Agreement but only to the extent that the aggregate amount of this interest does not exceed the aggregate servicing fees relating to mortgagor or obligor payments or other recoveries distributed on the distribution date. The amount of the offset against the aggregate servicing fees will be included in the scheduled distributions to securityholders on the distribution date on which the principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to securityholders. See "Prepayment and Yield Considerations."

REPORTS TO SECURITYHOLDERS

     Unless otherwise specified or modified in the Servicing Agreement for each series, a statement setting forth the following information, if applicable, will be included with each distribution to securityholders of record of a series:

     (a) the amount of principal distributed to holders of the securities and the outstanding principal balance of the securities following the distribution;

     (b) the amount of interest distributed to holders of the securities and the current interest on the securities;

     (c) the amounts of

          (1) any overdue accrued interest included in the distribution,

          (2) any remaining overdue accrued interest on the securities or

          (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

     (d) the amounts of

          (1) any overdue payments of scheduled principal included in the distribution,

          (2) any remaining overdue principal amounts on the securities,

          (3) any current shortfall in receipt of scheduled principal payments on the loans or

          (4) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

     (e) the amount received under any credit enhancement, and the remaining amount available under the credit enhancement;

     (f) the amount of any delinquencies on the payments on the loans;

     (g) the book value of any REO property acquired by the trust fund; and

     (h) any other information as specified in the Issuing Agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year (x) the aggregate of amounts reported under clauses
(a), (b), and (d)(4) above for the calendar year and (y) the information specified in the Issuing Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants concerning the servicer's servicing of the loans. See "--Evidence as to Compliance" in this prospectus.

     A series of securities or one or more classes of a series may be issued in book-entry form. In this event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive the reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of these entities.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer, directly or through sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the Servicing Agreement, follow the collection procedures as it follows for mortgage loans or manufactured housing contracts serviced by it that are comparable to the loans, as the case may be. Consistent with the above, the servicer may, in its discretion, (x) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a loan and (y) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six months after the applicable due date.

     In accordance with the Servicing Agreement, the servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts in which the servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the escrow accounts may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the escrow accounts, if required, to repair or otherwise protect the mortgaged properties or manufactured homes and to clear and terminate this account. The servicer will be responsible for the administration of each escrow account. The servicer will be obligated to advance particular amounts which are not timely paid by mortgagors or obligors, to the extent that the servicer determines that the amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the Servicing Agreement, in lieu of establishing a escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to each rating agency rating the series of securities, covering loss occasioned by the failure to escrow these amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED LOANS

     Each Servicing Agreement will provide that, when any mortgaged property or manufactured home is conveyed by the mortgagor or obligor, the servicer will exercise its rights to accelerate the maturity of the loan under any "due-on-sale" clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) this exercise would result in loss of insurance coverage on the loan. In this case, the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the mortgaged property or manufactured home has been or is about to be conveyed, and the person will become liable under the mortgage note or contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon; provided, that the loan will continue to be covered by any pool insurance policy and any primary mortgage insurance policy, and the loan interest rate for the loan and the payment terms shall remain unchanged. The servicer will also be authorized, with the prior approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with this person, and the original mortgagor or obligor will be released from liability and this person will be substituted as mortgagor or obligor and becomes liable under the mortgage note or contract.

      The servicer is obligated under the Servicing Agreement to realize upon defaulted loans to the extent provided in the Servicing Agreement. However, in the case of foreclosure or of damage to a mortgaged property or manufactured home from an uninsured cause, the servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (x) that this foreclosure, repossession or restoration will increase the proceeds to securityholders of a series of liquidation of the loan after reimbursement of the servicer for its expenses and (y) that these expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Collection Account for a series an amount equal to all costs and expenses incurred by it.

     The servicer may foreclose against property securing a defaulted loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person may proceed for the deficiency. See "Material Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the availability of deficiency judgments. It is anticipated that in most cases the servicer will not seek deficiency judgments against any mortgagor or obligor, and the servicer is not required under the Servicing Agreement to seek deficiency judgments.

     For a trust fund, or one or more segregated pools of assets in the trust fund, as to which a REMIC election has been made, if the trustee acquires ownership of any mortgaged property or manufactured home as a result of a default or imminent default of any loan secured by the mortgaged property or manufactured home, the trustee generally will be required to dispose of the property with two (2) years following its acquisition by the trust fund. The servicer also will be required to administer the mortgaged property or manufactured home in a manner which does not cause the mortgaged property or manufactured home to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the trust fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c). In general, this would preclude the holding of the mortgaged property or manufactured home as a dealer in the property or the receipt of rental income based on the profits of the lessee.

     The servicer may modify, waive or amend the terms of any loan without the consent of the trustee or any securityholder. These modifications, waivers or amendments shall only be given if the servicer determines that it is in the best interests of securityholders and, generally, only if the loan is in default or the servicer has determined that default is reasonably foreseeable.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For each series of securities, the servicer will be entitled to be paid a servicing fee on the loans until termination of the Servicing Agreement. The servicer, at its election, will pay itself the servicing fee for a series on each loan by (a) withholding the servicing fee from any scheduled payment of interest prior to deposit of the payment in the Collection Account for a series or (b) withdrawing the servicing fee from the Collection Account after the entire interest payment has been deposited in the Collection Account. The servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds from a loan, or withdraw from the Collection Account, the servicing fee on the loan or other recoveries with respect thereto to the extent provided in the Servicing Agreement. The servicing fee on the loans underlying the securities of a series will be specified in the applicable prospectus supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the servicer to the extent not required to be deposited in the Collection Account.

     In addition to amounts payable to any sub-servicer, the servicer will pay all expenses incurred in connection with the servicing of the loans underlying a series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable in accordance with any applicable agreement for the provision of credit enhancement for a series, payment of the fees and disbursements of the trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to securityholders. However, some of these expenses may be reimbursable to the servicer under the terms of the Issuing Agreement. In addition, the servicer will be entitled to reimbursement for particular expenses incurred by it in connection with the liquidation of defaulted loans. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the trust fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the loan, plus accrued interest thereon at the Net Loan Rate. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any mortgaged property or manufactured home, the right of reimbursement being prior to the rights of the securityholders to receive Liquidation Proceeds and Insurance Proceeds. The servicer is also entitled to reimbursement from the Collection Account of advances, of advances made by it to pay taxes or insurance premiums on any mortgaged property or manufactured home and of particular losses against which it is indemnified by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The applicable Servicing Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that this firm has examined specified documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, this firm is of the opinion that the servicing has been conducted in compliance with the Servicing Agreement, except for (x) any exceptions as the firm believes to be immaterial and (y) any other exceptions as are stated in this statement.

     The applicable Servicing Agreement for each series will also provide for delivery to the trustee for a series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding calendar year.

MATTERS REGARDING THE SERVICER

     The servicer may not resign from its obligations and duties under the Servicing Agreement for each series, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No resignation will become effective until the trustee for a series or a successor servicer has assumed the servicer's obligations and duties under the Servicing Agreement. If the servicer resigns for any of the foregoing reasons and the trustee is unable or unwilling to assume responsibility for servicing the loans, it may appoint another institution as servicer, as described under "Servicing of the Loans--Events of Default; Rights Upon Event of Default " below.

     The Servicing Agreement will provide that neither the servicer nor any director, officer, employee or agent of either of them will be under any liability to the trust fund or the securityholders, for the taking of any action or for refraining from the taking of any action in good faith in accordance with the Servicing Agreement or for errors in judgment; provided, however, that none of the servicer or any director, officer, employee or agent of the servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Servicing Agreement will further provide that the servicer and any director, officer, employee or agent of the servicer shall be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the securities other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Servicing Agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Servicing Agreement and that in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable in connection with the Servicing Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the servicer will be entitled to be reimbursed therefor out of the Collection

Account, and any loss to the trust fund arising from the right of reimbursement will be allocated pro rata among the various classes of securities unless otherwise specified in the applicable Servicing Agreement.

     Any person into which the servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the servicer will be the successor of the servicer under the Servicing Agreement; provided, that each rating agency's rating of any securities for a series in effect immediately prior to this event is not adversely affected thereby.

     The servicer also may have the right to assign its rights and delegate its duties and obligations under the Servicing Agreement to an affiliate or in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided, that

     o in the case of a transfer by a servicer of mortgage loans, the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for under the standards set forth in the Servicing Agreement,

     o the purchaser or transferee is reasonably satisfactory to the issuer and the trustee for a series and executes and delivers to the issuer and the trustee an agreement, in form and substance reasonably satisfactory to the issuer and the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the Servicing Agreement from and after the date of the agreement; and

     o each rating agency's rating of any securities for a series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer or

     In the case of any assignment or delegation, the servicer will be released from its obligations under the Servicing Agreement except for liabilities and obligations incurred prior to the assignment and delegation.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Servicing Agreement. Events of default under the Servicing Agreement generally include:

     o any failure by the servicer to deposit amounts in the Collection Account, which failure continues unremedied for the number of days specified in the accompanying prospectus supplement after the giving of written notice of any failure to the servicer by the trustee for a series, or to the servicer and the trustee by the holders of a series evidencing not less than a specified percentage of the aggregate voting rights of the securities for a series,

     o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Issuing Agreement which continues unremedied for the number of days specified in the accompanying prospectus supplement after the giving of written notice of any failure to the servicer by the trustee, or to the servicer and the trustee by the holders of a series evidencing not less than a specified percentage of the aggregate voting rights of the securities for a series, and

     o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     The Servicing Agreement will specify the circumstances under which the trustee of the holders of securities may remove the servicer upon the occurrence and continuance of an event of default thereunder, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Servicing Agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the accompanying prospectus supplement to act as successor servicer under the provisions of the applicable Servicing Agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee stated in the accompanying prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Servicing Agreement.

     During the continuance of any event of default of a servicer under a Servicing Agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of a series, and holders of securities evidencing not less than a specified percentage of the aggregate voting rights of the securities for a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of these trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in pursuing the remedy. The trustee may decline to follow any direction by the securityholders if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

     Indenture. Events of default under the indenture for each series of notes generally include:

     o a default in the payment of any principal of or interest on any note of a series, which continues for the period of time specified in the accompanying prospectus supplement;

     o failure to perform any other covenant of the issuer in the indenture which continues for the period of time specified in the accompanying prospectus supplement after notice thereof is given in accordance with the procedures described in the accompanying prospectus supplement;

     o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture concerning or affecting a series having been incorrect in a material respect as of the time made, and the breach is not cured within the period of time specified in the accompanying prospectus supplement after notice thereof is given in accordance with the procedures described in the accompanying prospectus supplement;

     o specified events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

     o any other event of default provided for the notes of that series.

     If an event of default on the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of a series may declare the principal amount of all the notes of a series to be due and payable immediately. This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of a series.

     If, following an event of default for any series of notes, the notes of a series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding this acceleration, elect to maintain possession of the collateral securing the notes of a series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of a series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of a series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the notes of a series consent to the sale, (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of a series at the date of the sale or
(c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the notes of a series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of this event of default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing for a series of Notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to these provisions for indemnification and specified limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the notes of a series, and the holders of a majority of the then aggregate outstanding amount of the notes of a series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of a series affected thereby.

AMENDMENT

     Each Issuing Agreement may be amended by the parties thereto without the consent of the securityholders,

     o to cure any ambiguity,

     o to correct or supplement any provision of the Issuing Agreement that may be inconsistent with any over provision of the Issuing Agreement,

     o to comply with the requirements of the Code, or

     o to make any other provisions concerning matters or questions arising under the Issuing Agreement that are not inconsistent with the provisions thereof;

provided, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders of the series.

     The Issuing Agreement may also be amended by the with the consent of the holders of securities evidencing interests aggregating not less than a specified percentage of the voting interests evidenced by the securities affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating, any of the provisions of the Issuing Agreement or of modifying in any manner the rights of the securityholders; provided, however, that no amendment may (x) reduce in any manner the amount of, or delay the timing of, any payments received on or in connection with loans that are required to be distributed on any securities, without the consent of the holder of the security, (y) adversely affect in any material respect the interests of the holders of a class of securities of a series in a manner other than that described in clause (i) above without the consent of the holders of securities aggregating not less than a specified percentage of the Voting Interests evidenced by the class, or (iii) reduce the aforesaid percentage of the securities, the holders of which are required to consent to the amendment, without the consent of the holders of all securities of the class affected then outstanding.

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

TERMINATION; PURCHASE OR OTHER DISPOSITION OF LOANS

     The obligations created by the Issuing Agreement for a series of securities will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last loan subject thereto and the disposition of all property acquired upon foreclosure of any loan and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Issuing Agreement continue beyond the expiration of 21 years from the death of the late survivor of persons named in the Issuing Agreement. For each series of securities, the trustee will give written notice of termination of the Issuing Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the sponsor and specified in the notice of termination.

     Repurchase of the Remaining Loans. The Issuing Agreement for each series may permit, but not require, the servicer or other entity specified in the accompanying prospectus supplement to purchase from the trust fund for a series all remaining loans at a price equal to 100% of the aggregate principal balance of the loans plus, for any property acquired in respect of a loan, if any, the outstanding principal balance of the loan at the time of foreclosure, less, in either case, unreimbursed advances, in the case of the loans, only to the extent not already reflected in the computation of the aggregate principal balance of the loans, and unreimbursed expenses that are reimbursable under the terms of the Issuing Agreement plus, in either case, accrued interest thereon at the weighted average rate on the loans through the last day of the remittance period in which the repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate principal balance of the loans, plus accrued interest thereon at the applicable Net Loan Rates on the loans through the last day of the month of the repurchase and (b) the aggregate fair market value of the loans plus the fair market value of any property acquired in respect of a loan and remaining in the trust fund. The exercise of this right will effect early retirement of the securities of a series, but this entity's right to so purchase is subject to the aggregate principal balance of the loans at the time of repurchase being less than a fixed percentage, which shall not exceed 20%, to be stated in the Issuing Agreement, of the aggregate principal balance of the loans as of the cut-off date.

     Mandatory Termination; Auction Sale. The trustee, the servicer or the seller may be required to effect early retirement of a series of securities by soliciting competitive bids for the purchase of the trust fund.

     The mandatory termination may take the form of an auction sale. Within a particular period following the failure of the holder of the optional termination right to exercise the right, the required party shall solicit bids for the purchase of all loans remaining in the trust fund. In the event that satisfactory bids, which would not be less than an amount necessary to pay all principal and interest on the securities outstanding, are received as specified in the Issuing Agreement, the net sale proceeds will be distributed to securityholders, in the same order of priority as collections received on the loans. If satisfactory bids are not received, this party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. This sale and consequent termination of the trust fund must constitute a "qualified liquidation" of each REMIC established by the issuer under Section 860F of the Code, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

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

                      MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of particular legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

THE MORTGAGE LOANS

     The mortgage loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, or other similar security agreements depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor, who is similar to a mortgagor, a lender called the beneficiary, who is similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grant the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgage's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, for a deed of trust, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property like a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid.

Foreclosure

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, by a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, this foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state be laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having, a junior encumbrance

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

on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

Foreclosure on Shares of Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer described in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease of occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

     In some states, after sale in accordance with a deed of trust and/or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Junior Mortgages; Rights of Senior Mortgages

     The mortgage loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust, and therefore the securityholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the originators to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

     The standard form of the mortgage or deed of trust used by most institutional lenders, including the originators, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an

"obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" cause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders, and included in some of the forms used by the originators, obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies on the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in particular instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a mortgage loan secured by shares of a cooperative, would be the shares and the proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

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

     In addition to anti-deficiency and similar legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Some court decisions have applied the relief to claims secured by the debtor's principal residence.

     The Code, provides priority to specified tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to these tax liens over the lien of the mortgage of deed of trust. Some environmental protection laws may also impose liability for cleanup expenses on owners by foreclosure on real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and similar statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

"Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to conventional mortgage loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. However, effective October 15, 1982, Congress enacted the Garn Act which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in some loans, which loans may include the mortgage loans, made after the effective date of the Garn Act are enforceable, within specified limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable under regulations of the Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of the clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable under preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in some "window period" mortgage loans which were originated by non-federal lenders and made or assumed in some "window period" states during the "window period," prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision. Though neither the Garn Act nor the OTS regulations promulgated thereunder actually names the window period states, FHLMC has taken the position, in prescribing mortgage loan servicing standards for mortgage loans which it has purchased, that the window period states were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a window period state took action by October 15, 1985, the end of the window period, to further regulate enforcement of "due-on-sale" clauses in window period mortgage loans, "due-on-sale" clauses would become enforceable even in window period loans. Five of the window period states, Arizona, Minnesota, Michigan, New Mexico and Utah, have taken actions which restrict the enforceability of "due-on-sale" clauses in window period loans beyond October 15, 1985. The actions taken vary among these states.

     By virtue of the Garn Act, the servicer may generally be permitted to accelerate any conventional mortgage loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. For any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to particular types of transfers, including:

     o the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

     o a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property,

     o a number resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property,

     o the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property; provided, that the lien or encumbrance is not created by a contract for deed,

     o a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

     o other transfers as set forth in the Garn Act and the regulations thereunder.

     The extent of the effect of the Garn Act on the average lives and delinquency rates of the mortgage loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to specified types of residential first mortgage loans originated by specified lenders after March 31, 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting specified other loan charges.

     Unless otherwise specified in the accompanying prospectus supplement, the seller will represent and warrant in the Loan Sale Agreement that all of the mortgage loans were originated in full compliance with applicable state laws, including usury laws. See "The Trust Funds--Representations and Warranties."

Adjustable Rate Loans

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In this event, the trustee will not be deemed to be a "holder in due course" within the meaning of the UCC and may take this mortgage note subject to a number of restrictions on its ability to foreclose and to a number of contractual defenses available to a mortgagor.

Enforceability of Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the servicing agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the servicer, will be retained by the servicer as additional servicing compensation.

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     Some of the commercial loans will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     Courts have applied general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have sustained their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, like the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

THE CONTRACTS

     As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights, including the right to receive payment on the contracts, and will assume the obligations of the obligee under the contracts. Each contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Particular aspects of both features of the contracts are described more fully below.

     The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the servicing agreement, the servicer will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the issuer to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

Security Interests in the manufactured homes

     Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the securityholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes,

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under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the issuer. For a series of securities and if so described in the accompanying prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

     The sponsor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. Unless otherwise specified in the accompanying prospectus supplement, neither the sponsor nor the trustee will amend the securities of title to identify the trustee or the trust fund as the new secured party, and neither the sponsor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer or the seller, which continue to be named as the secured party on the securities of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the certificate of title and the new secured party succeeds to the issuer's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of this notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer, or the seller, or a trustee in bankruptcy of the servicer, or the seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer or the seller, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the securityholders could be released.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in this state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in this state, and if steps are not taken to re-perfect the trustee's security interest in this state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the

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manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee or its designated custodian must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the manufactured housing conditional sales contract before release of the lien. Under the Servicing Agreement, the servicer is obligated to take steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The seller will represent in the Loan Sale Agreement that it has no knowledge of any liens on any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Enforcement of Security Interests in manufactured homes

     The servicer on behalf of the trustee, to the extent required by the Servicing Agreement, may take action to enforce the trustee's security interest for contracts in default by repossession and resale of the manufactured homes securing these defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before this resale. In the event of a repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and specified lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of this type of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the

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Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the contract.

Transfers of manufactured homes; Enforceability of "Due-on-Sale" Clauses

     The contracts, in general, prohibit the sale or transfer of the manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

     In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn Act preempts, subject to a number of exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause on some manufactured homes.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on particular kinds of manufactured housing. The contracts would be covered if they satisfy a number of conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent that all of the contracts comply with applicable usury law.

Formaldehyde Litigation Involving Contracts

     A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including the components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and persons in the distribution process. The sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     The holder of any contract secured by a manufactured home for which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the contract and may be unable to collect amounts still due under the contract. The successful assertion of the claim constitutes a breach of a representation or warranty of the person specified in the accompanying prospectus supplement, and the securityholders would suffer a loss only to the extent that (x) this person breached its obligation to repurchase the contract in the event an obligor is successful in asserting a claim, and (y) this person, the servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

INSTALLMENT CONTRACTS

     The loans may also consist of installment contracts. Under an installment contract the lender retains legal title to the property and enters into an agreement with the borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract

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

is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in this situation does not have to foreclosure in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Environmental Risks

     Real property pledged for a loan as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to (a) a diminution in value of property securing any loan or the inability to foreclose against the property or (b) in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the loan.

     Under the laws of some states, failure to perform the remediation required or demanded by the state of any environmental condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material,

     o may give rise to any environmental claim or demand, or

     o may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state to remedy the environmental condition.

     In several states these liens have priority over the lien of an existing mortgage against the property. The value of a mortgaged property as collateral for a loan could therefore be adversely affected by the existence of any environmental condition.

     The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be imposed on a secured lender like the trust fund. Under the laws of some states and under the CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of "owner or operator," however, is a person "who without participating in the

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management of the facility, holds indicia of ownership primarily to protect his security interest". This exemption for holders of a security interest like a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, whether it holds the facility or property as an investment or leases it to a third party, the lender may incur potential CERCLA liability.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly contained CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence the decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency issued a final rule interpreting and delineating CERCLA's secured-creditor exemption. The final rule defines a specific the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. Issuance of this rule by the EPA under CERCLA would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the second-creditor exemption.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment proof. Furthermore, this action against the borrower may be adversely affected by the limitations on recourse in the documents in the loan document file. Similarly, in some states anti-deficiency legislation and other statues requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor may curtail the lender's ability to recover from its borrower the environmental clean-up and other costs and liabilities by the lender. See "--Anti-Deficiency Legislation and Other Limitations on Lenders".

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the loans in a trust fund. Any shortfall in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act could result in losses to the holders of the securities of the series. In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status. Thus, in the event that this type of loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property or manufactured home in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation,

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

maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that: (x) hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator; and (y) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

     The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

COMMERCIAL LOANS

     The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master Servicer will have no obligation to provide refinancing for any such mortgage loan.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates

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and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

MATERIAL MATTERS RELATING TO INSOLVENCY

     The seller, the issuer and the sponsor intend that the transfer of the loans to the issuer constitute a sale rather for a pledge of the loans to secure indebtedness of the seller. However, if the seller were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under FIRREA, as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of the seller may argue that the sale of the loans by the seller is a pledge of the loans rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the securityholders.

     Under FIRREA, the FDIC as receiver or conservator of a servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the servicer. Consequently, provisions in a Servicing Agreement providing for an Event of Default upon specified events of insolvency, receivership or conservatorship of the servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of these rights is based solely upon the insolvency of or appointment of a receiver or conservator for the servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.

BANKRUPTCY LAWS

     Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the consequences thereof caused by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a mortgage loan on the debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases on the mortgaged property if the mortgagor is in a

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bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof

     o if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding,

     o to the extent these rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or

     o to the extent other collateral may be substituted for the rents.

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the property, the ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under the lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order for a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently during the post-petition period, there is a risk that the payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor on its claim for damages for termination of the lease and the mortgagor must release the mortgage property before the flow of lease payments will recommence. In addition, under Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the trust fund of any payments made by the mortgagor under the mortgage loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year, or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

     The following discussion addresses securities of five general types:

          o Grantor Trust Securities,

          o REMIC Securities,

          o Debt Securities,

          o Partnership Interests, and

          o FASIT Securities.

     The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election(s) will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into particular transactions or series of transactions in connection with a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain on the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

     For each series of Grantor Trust Securities, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be classified as a grantor trust and not as an association taxable as a corporation. This opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the loans included in the grantor trust.

Special Tax Attributes

     Unless otherwise disclosed in a accompanying prospectus supplement, special tax counsel to the sponsor, will deliver its opinion to the sponsor that
(a) Grantor Trust Fractional Interest Securities will represent interests in (x) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (y) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code. We will file this opinion with the Securities and Exchange Commission on Form 8-K within fifteen (15) days after the initial issuance of the securities or as a post-effective amendment to the prospectus.

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

Taxation of Beneficial Owners of Grantor Trust Securities

     Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities, and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "--Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through some pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Beneficial owners of Grantor Trust Strip Securities generally will be required to treat the securities as "stripped coupons" under Section 1286 of the Code. Accordingly, beneficial owner will be required to treat the excess of the total amount of payments on a Grantor Trust Strip Security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See "--Discount and Premium," below.

     Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a Grantor Trust Fractional Interest Security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (x) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (y) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a Grantor Trust Security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the Grantor Trust Security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

     The trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the interest rate attributable to the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year any customary factual information as the servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service as and when required to do so by law.

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REMIC SECURITIES

     If provided in a accompanying prospectus supplement, an election will be made to treat an issuer as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with a number of conditions. For each series of securities for which a REMIC election is made, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the Issuing Agreement, the issuer will be treated as a REMIC for federal income tax purposes. We will file this opinion with the Commission on Form 8-K within fifteen days after the initial issuance of the securities or as a post-effective amendment to the prospectus.

     A REMIC Trust will not be subject to federal income tax except for income from prohibited transactions and in particular other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the loans in a REMIC Trust will be taxable to the beneficial owners of the securities of that series, as described below.

     The REMIC Regulations provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While a number of material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

     REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of Section
7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages", within the meaning of Section 860G(a)(3) of the Code, then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those Sections during the calendar year may be limited to the portion of the assets of the REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation described in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the loans, payments on the loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which Section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages in connection with other REMICs and FASITs.

Taxation of Beneficial Owners of REMIC Regular Securities

     Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the Settlement Date and not as ownership interests in the REMIC Trust or its assets. Beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income on the securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

     Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned the REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for the quarter and by allocating the amount so allocated among the beneficial owners of REMIC Residual Securities on this day in accordance with their percentage interests on this day. Any amount included in the gross income or allowed

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

as a loss of any beneficial owner of this REMIC Residual Security by virtue of this paragraph will be treated as ordinary income or loss.

     The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

     The trustee will provide to beneficial owners of REMIC Residual Securities of each series of securities (x) the information as is necessary to enable them to prepare their federal income tax returns and (y) any reports regarding the securities of a series that may be required under the Code.

     Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. This taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with specified modifications. The first modification is that a deduction will be allowed for accruals of interest, including any original issue discount, but without regard to the investment interest limitation in Section 163(d) of the Code, on the REMIC Regular Securities, but not the REMIC Residual Securities, even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust in the qualified mortgages generally will be included in income, in the case of discount, or deductible, in the case of premium, by the REMIC Trust as it accrues under a constant yield method, taking into account the Prepayment Assumption. See "--Discount and Premium--Original Issue Discount," below. The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

     The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Taxes on a REMIC Trust--Prohibited Transactions" below. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below. In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment", as defined in Section 860G(a)(5) of the Code, will be treated as ordinary gain or loss.

     A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to the REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income on any given loan expressed as a percentage of the outstanding principal amount of that loan, will remain constant over time.

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

     Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its security equal to the amount paid for the REMIC Residual Security. This basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account on the REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC Residual Security, adjusted as described above, and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

     A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the beneficial owner's adjusted basis in its REMIC Residual Security as of the close of the calendar quarter, determined without regard to the net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

     Excess Inclusions. Any excess inclusions on a REMIC Residual Security are subject to a number of special tax rules. For a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess, if any, of the daily portions of taxable income over the sum of the "daily accruals" for each day during this quarter that the REMIC Residual Security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made on the REMIC Residual Security before the beginning of the quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

     In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset the income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income, as defined in Section 511 of the Code, an excess inclusion of the beneficial owner is treated as unrelated business taxable income. For variable contracts, within the meaning of Section 817 of the Code, a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on particular foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

     The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain this type of rule. If this type of rule were adopted, it is unclear how significant value would be determined for these purposes. If no rule is applicable, excess inclusions should be calculated as discussed above.

     In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions on the REMIC Residual Securities reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion on a REMIC Residual Security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and some cooperatives that hold a REMIC Residual Security.

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     Pass-Through of Servicing and Guaranty Fees to Individuals.  A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for the fees will be allowed to the beneficial owner only to the extent that the fees, along with some of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of the fees in computing the beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (x) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter and
(y) allocating the daily amount among the beneficial owners in proportion to their respective holdings on this day.

Taxes on a REMIC Trust

     Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than in accordance with specified exceptions, the receipt of investment income from a source other than a loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

     Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day", which is generally the same as the Settlement Date. Exceptions are provided for cash contributions to a REMIC:

     o during the three month period beginning on the startup day,

     o made to a qualified reserve fund by a beneficial owner of a residual interest,

     o in the nature of a guarantee,

     o made to facilitate a qualified liquidation or clean-up call, and

     o as otherwise permitted by Treasury regulations.

     Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property", which includes property acquired by deed in lieu of foreclosure, and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

     Except as provided below, if a REMIC Regular Security or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC Regular Security generally will equal the cost of the security to the seller, increased by any original issue discount or market discount included in the seller's gross income on the security and reduced by distributions on the security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income on the security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under Section 582(c) of the Code, any gain or loss will be capital gain or loss, provided the security is held as a "capital asset", which is generally, property held for investment, within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (x) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate", generally, an average of current yields on

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Treasury securities, as of the date of purchase over (y) the amount actually includible in the beneficial owner's income. In addition, gain recognized on this type of sale by a beneficial owner of a REMIC Regular Security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

     If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, comparable to a residual interest in a REMIC. This disallowed loss would be allowed upon the sale of the other residual interest, or comparable interest, if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no regulations on this point have yet been published.

     Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor, or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent, upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity, including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, some cooperatives, and nominees, that owns a REMIC Residual Security if this pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by a purchase, a default under a secured lending agreement or otherwise.

     The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, other than specified taxable instrumentalities, any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization, other than a farmers' cooperative, that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (x) residual interests in the entity are not held by disqualified organizations and (y) information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of a REMIC Residual Security and other provisions that are intended to meet this requirement are described in the pooling and servicing agreement, and will be discussed more fully in the accompanying prospectus supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity, including a nominee, that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder in the REMIC Residual Security. A transferor of a REMIC Residual Security, or an agent of a transferee of a REMIC Residual Security, as the case may be, will be relieved of the tax liability if
(a) the transferee furnishes to the transferor, or the transferee's agent, an affidavit that the transferee is not a disqualified organization, and (b) the transferor, or the transferee's agent, does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period for an interest in the REMIC Residual Security owned by a disqualified organization if (x) the record-holder of this interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (y) during the period, the pass-through entity has no actual knowledge that the affidavit is false.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person, as defined below in "Foreign Investors--Grantor Trust Securities and REMIC Regular Securities", will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic

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residual interest unless, at the time of the transfer, (x) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" on the security and the highest corporate rate of tax for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter, or portion thereof, following the transfer of a REMIC Residual Security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

     The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge"--i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust. A transferor is presumed not to have improper knowledge if (x) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (y) the transferee makes a number of representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding these transfers.

     Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

     In addition, President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest. The proposal states that it would be effective for REMICs created after the date of enactment. It is unknown whether this provision will be included in any bill introduced to Congress this year or if introduced whether it will be enacted.

     Prospective investors in REMIC Residual Securities should consult their tax advisors regarding the New Proposed Regulations and the Fiscal Year 2001 Budget Proposals.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during the year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information as is required by Treasury regulations and, for beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income, or net loss, of the REMIC Trust for each day during this year. The trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

     Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received

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from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination

     In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last loan remaining in the trust fund. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of this excess.

DEBT SECURITIES

     For each series of Debt Securities, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the loans. We will file this opinion with the Securities and Exchange Commission on Form 8-K within fifteen days after the initial issuance of the securities or as a post-effective amendment to the prospectus. Accordingly, the Debt Securities will not be treated as ownership interests in the loans or the issuer. Beneficial owners will be required to report income received on the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

     As described above, Grantor Trust Securities will possess specified special tax attributes by virtue of their being ownership interests in the underlying loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in Debt Securities.

Sale or Exchange of Debt Securities

     If a beneficial owner of a Debt Security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income on the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in "--Discount and Premium--Market Discount," below, except for particular financial institutions subject to
Section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the security as a capital asset, within the meaning of Section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

     The trustee will furnish to each beneficial owner of a Debt Security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the interest rate attributable to the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during this year any customary factual information as the servicer deems necessary or desirable to enable beneficial owners of Debt Securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

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PARTNERSHIP INTERESTS

     For each series of Partnership Interests, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the issuer will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. We will file this opinion with the Securities and Exchange Commission on Form 8-K within fifteen days after the initial issuance of the securities or as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the loans.

Special Tax Attributes

     As described above, REMIC Securities will possess specified special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in Partnership Interests.

Taxation of Beneficial Owners of Partnership Interests

     If the issuer is treated as a partnership for federal income tax purposes, the issuer will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the issuer. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement or in this case, the trust agreement or other similar agreement.

     The issuer's assets will be the assets of the partnership. The issuer's income will consist primarily of interest and finance charges earned on the underlying loans. The issuer's deductions will consist primarily of interest accruing on any indebtedness issued by the issuer, servicing and other fees, and losses or deductions upon collection or disposition of the issuer's assets.

     In some instances, the issuer could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. See "--Backup Withholding" and "--Foreign Investors."

     Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     Under Section 708 of the Code, the issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if a termination occurs, the issuer is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

     Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of issuer income and decreased by any distributions received on the Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the issuer. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of the aggregate tax basis to the Partnership Interests sold, rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest.

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     Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the issuer would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the issuer's assets will not be adjusted to reflect that higher or lower basis unless the issuer files an election under Section 754 of the Code.

Partnership Reporting

     The trustee is required to

     o keep complete and accurate books of the issuer,

     o file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the issuer and

     o report each beneficial owner's allocable share of items of issuer income and expense to beneficial owners and the IRS on Schedule K-1.

     The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interest must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing specified information on the nominee, the beneficial owners and the Partnership Interests so held. This information includes

     o the name, address and taxpayer identification number of the nominee and

     o as to each beneficial owner

          o the name, address and identification number of this person,

          o whether this person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          o specified information on Partnership Interests that were held, bought or sold on behalf of this person throughout the year.

     In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the issuer information as to themselves and their ownership of Partnership Interests. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, is not required to furnish any of this information statement to the issuer. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under particular circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the issuer.

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FASIT SECURITIES

     If provided in a accompanying prospectus supplement, an election will be made to treat the issuer as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with a number of conditions. For each series of securities for which an election is made, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the Issuing Agreement, the issuer will be treated as a FASIT for federal income tax purposes. We will file this opinion with the securities and Exchange Commission on Form 8-K within fifteen days after the initial issuance of the securities or as a post-effective amendment to the prospectus.

Special Tax Attributes

     FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans. . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for this treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by particular financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

     A FASIT Trust will not be subject to federal income tax except on income from prohibited transactions and in some other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting in connection with FASIT Regular Securities, regardless of the method of accounting otherwise used by the beneficial owners. See "--Discount and Premium" below.

     In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the Startup Day, and at all times thereafter, must consist of cash or cash equivalents, particular debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, Sections 860H through 860L, also require the FASIT ownership interest and particular "high-yield regular interests" to be held only by specified fully taxable domestic corporations.

     Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are

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reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the issuer had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

     In addition to the foregoing requirements, the various interests in a FASIT also must meet a number of requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and

     (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount,

     (2) provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     (3) has a stated maturity of not longer than 30 years,

     (4) has an issue price not greater than 125% of its stated principal amount, and

     (5) has a yield to maturity not greater than five percentage points higher than the applicable Federal rate, as defined in Code Section 1274(d).

     A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2) (4) or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal on this interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor on debt obligations with two or more maturities, like the trust fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests the FASIT Regular Securities. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

     Income from particular transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include

     o the disposition of a permitted asset other than for

          o foreclosure, default, or imminent default,

          o bankruptcy or insolvency of the FASIT,

          o a qualified or complete liquidation,

          o substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the

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            reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or

          o the retirement of a class of FASIT regular interests;

     o the receipt of income from nonpermitted assets;

     o the receipt of compensation for services; or

     o the receipt of any income derived from a loan originated by the FASIT.

     It is unclear the extent to which tax on these transactions could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

Proposed FASIT Regulations

     The Treasury Department filed proposed regulations interpreting the FASIT Provisions ("proposed FASIT regulations") with the Federal Register on Friday, February 4, 2000. The proposed FASIT regulations generally would be effective on the date they are issued as final regulations. Certain anti-abuse rules are, however, proposed to be effective on February 4, 2000. The proposed FASIT regulations would, among other things, provide procedures for making a FASIT election, refine the definition of certain terms used in the FASIT provisions, provide penalties that would apply upon cessation of FASIT status, provide rules for the tax treatment of transfers of assets to the FASIT, and establish anti-abuse rules to preclude use of the FASIT vehicle for a transaction that did not primarily concern the securitization of financial assets.

DISCOUNT AND PREMIUM

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and some Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in Section 1286 of the Code. In very general terms,

     o original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

     o market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

     o if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income.

     These tax consequences are discussed in greater detail below.

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Original Issue Discount

     In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Accrual Period and the Settlement Date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the Settlement Date to the first distribution date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information concerning the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (x) the number of complete years, rounding down for partial years, from the Settlement Date until the date on which each distribution is expected to be made under the Prepayment Assumption by (y) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the Prepayment Assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the Settlement Date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations of this type have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the Prepayment Assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (x) beginning on a distribution date, or, in the case of the first accrual period, the Settlement Date, and ending on the day before the next distribution date or (y) beginning on the next day following a distribution date and ending on the next distribution date.

     Under Section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (x) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at

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

maturity, over (y) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on

     o the yield to maturity of the security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption,

     o events, including actual prepayments, that have occurred prior to the end of the accrual period,

     o the Prepayment Assumption, and

     o in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which this variable rate is based remains the same as its value on the Settlement Date over the entire life of the security.

     The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount on the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of Grantor Trust Strip Securities and some REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to Section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of the negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount on the security--but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (x) the daily portion and (y) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

     A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on this indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (x) under a constant yield method or (y) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the Prepayment Assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal

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

distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

     A purchaser of a Premium Security need not include in income any remaining original issue discount and may elect, under Section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to the period based on the Premium Security's yield to maturity. This premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all fully taxable bonds, or bonds the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If this election is not made, (x) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (y) the premium must be allocated to the principal distributions on the Premium Security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

     Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding the securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that these securities will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In this event, Section 1272(a)(6) of the Code would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under Section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of the securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election

     For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor particular information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

     The Internal Revenue Service recently issued final "withholding regulations", which change some of the rules relating to particular presumptions currently available relating to information reporting and backup withholding. The withholding regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The withholding regulations are effective December 31, 2000, although valid withholding certificates that are held on December 31, 2000 remain valid until the earlier of December 31, 2001 or the due date of expiration of the certificate under the rules as currently in effect.

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

FOREIGN INVESTORS

     The withholding regulations would require, in the case of securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide specified information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the withholding regulations.

Grantor Trust Securities and REMIC Regular Securities

     Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. This exemption is applicable provided

     o the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

     o the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of the beneficial owner, and

     o the last U.S. Person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

     Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

REMIC Residual Securities

     Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security, for example, loans or regular interests in another REMIC or FASIT, were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" in this prospectus.

Partnership Interests

     Depending upon the particular terms of the Issuing Agreement and Loan Sale Agreement, an issuer may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes for non-U.S. Persons. If the issuer is considered to be engaged in a trade or business in the United States for these purposes and the issuer is treated as a partnership, the income of the issuer distributable to a non-U.S. Person would be subject to federal withholding tax. Also, in these cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the issuer is notified that a beneficial owner of a Partnership Interest is a foreign person, the issuer may withhold as if it were engaged in a trade or business in the United States in order to protect the issuer from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund of withheld taxes, taking the position that no taxes were due because the issuer was not in a U.S. trade or business.

FASIT Regular Securities

     Some "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported

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

transfer in violation of this requirement and the last preceding owner of the high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT Regular Securities for federal income tax purposes. The Issuing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors concerning the various state and local tax consequences of an investment in the securities.

     The federal income tax discussions set forth above are included for general information only and may not be applicable depending upon an investor's particular tax situation. Prospective purchasers should consult their tax advisers concerning the tax consequences to them of the purchase, ownership and disposition of the securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose a number of requirements on those employee benefit plans to which they apply and on those persons who are fiduciaries of these plans. The following is a general discussion of the requirements, and a number of applicable exceptions to and administrative exemptions from the requirements.

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan and some individual retirement arrangements from engaging in specified transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code for the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally a number of actions involving conflicts of interest by persons who are fiduciaries of these plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for these persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Some transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code for a plan, including an individual retirement arrangement, that purchased securities, if the assets of the issuer were deemed to be assets of the Plan. Under a "plan asset regulation" issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the plan acquired an equity interest in the issuer and none of the exceptions contained in the plan asset regulation were applicable. An "equity interest" is defined under the plan asset regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under particular circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including some individual retirement arrangements, subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed under Sections 4975(a) and (b) of the Code, particular transactions in connection with the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of these underwriter exemptions. These underwriter exemptions will only be available for securities that are certificates.

     Among the conditions that must be satisfied in order for the underwriter exemptions to apply to offered certificates are the following:

          (a) the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

          (b) the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (c) the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three highest generic rating categories from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., or Fitch IBCA, Inc.;

          (d) the trustee is not an affiliate of any other member of the Restricted Group;

          (e) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sellers and the sponsor under the assignment of the loans to the trust fund represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for this person's services under the pooling and servicing agreement and reimbursement of this person's reasonable expenses in connection therewith;

          (f) the plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933; and

          (g) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

          The trust fund must also meet the following requirements:

          o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch IBCA or Duff & Phelps for at least one year prior to the plan's acquisition of certificates; and

          o certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one
            (1) year prior to the plan's acquisition of certificates.

     Moreover, the underwriter exemptions provide relief from specified self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; provided, that, among other requirements,

          (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

          (2) the fiduciary, or its affiliate, is an obligor in connection with five percent or less of the fair market value of the obligations contained in the trust;

          (3) the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan for which this person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by the Restricted Group.

     In addition to the underwriter exemptions, the Department of Labor has issued PTCE 83-1 which provides an exemption for particular transactions involving the sale or exchange of specified residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage loan pool.

NOTES

     The underwriter exemptions will not be available for securities which are notes. If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Code. However, if the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed assets of a plan. The acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction, if the acquisition and holding of Notes by or on behalf of a plan were deemed to be a prohibited loan to a party in interest for this plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:
PTCE 84-14, regarding specified transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding specified transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding specified transactions entered into by bank collective investment funds; PTCE 95-60, regarding specified transactions entered into by insurance company general accounts; and PTCE 96-23, regarding specified transactions effected by "in-house asset managers". Each purchaser and each transferee of a note that is treated as debt for purposes of the plan asset regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

     The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor, the issuer or the underwriter(s) that this investment meets all relevant requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

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

                                LEGAL INVESTMENT

     If specified in the accompanying prospectus supplement, the securities of one or more classes offered by this prospectus will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," the securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created in accordance with or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for the enactments, limiting to varying extends the ability of particular entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in the securities only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The National Credit Union Administration has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in particular mortgage related securities, including securities like some series or classes of the securities, except under limited circumstances.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council. This Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the National Credit Union Administration, with a number of modifications, effective June 26, 1992, prohibits institutions from investing in some "high-risk" mortgage securities, including securities like some classes of the securities, except under limited circumstances, and sets forth specified investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by these authorities before purchasing any securities, as some series or classes may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in specified instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investment in securities which are issued in book-entry form.

     OTHER CLASSES OF SECURITIES OFFERED BY THIS PROSPECTUS WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" UNDER SMMEA BECAUSE THEY WILL NOT REPRESENT BENEFICIAL OWNERSHIP INTERESTS IN QUALIFYING MORTGAGE LOANS UNDER SMMEA. THE APPROPRIATE CHARACTERIZATION OF THOSE SECURITIES UNDER VARIOUS

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LEGAL INVESTMENT RESTRICTIONS, AND THUS THE ABILITY OF INVESTORS SUBJECT TO
THESE RESTRICTIONS TO PURCHASE THE SECURITIES, MAY BE SUBJECT TO SIGNIFICANT INTERPRETIVE UNCERTAINTIES. ALL INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER, AND TO WHAT EXTENT, THE SECURITIES WILL CONSTITUTE LEGAL INVESTMENTS FOR THEM.

     NO REPRESENTATION IS MADE AS TO THE PROPER CHARACTERIZATION OF THE SECURITIES FOR LEGAL INVESTMENT OR FINANCIAL INSTITUTION REGULATORY PURPOSES, OR AS TO THE ABILITY OF PARTICULAR INVESTORS TO PURCHASE SECURITIES UNDER APPLICABLE LEGAL INVESTMENT RESTRICTIONS. THE UNCERTAINTIES DESCRIBED ABOVE, AND ANY UNFAVORABLE FUTURE DETERMINATIONS CONCERNING LEGAL INVESTMENT OR FINANCIAL INSTITUTION REGULATORY CHARACTERISTICS OF THE SECURITIES, MAY ADVERSELY AFFECT THE LIQUIDITY OF THE NON-SMMEA SECURITIES.

     INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE SECURITIES CONSTITUTE LEGAL INVESTMENTS FOR THESE INVESTORS.

                              PLAN OF DISTRIBUTION

     The issuer may sell the securities offered hereby in series either directly or through underwriters. The accompanying prospectus supplement or prospectus supplements for each series will describe the terms of the offering for that series and will state the public offering or purchase price of each class of securities of a series, or the method by which the price is to be determined, and the net proceeds to the issuer from the sale.

     If the sale of any securities is made in accordance with an underwriting agreement under which one or more underwriters agree to act in this capacity, the securities will be acquired by these underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a particular series of securities will be printed on the cover of the prospectus supplement for a series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the issuer to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to a number of conditions precedent. Unless otherwise provided in the accompanying prospectus supplement, the underwriters of a sale of any class of securities will be obligated to purchase all of the securities if any are purchased. In accordance with each underwriting agreement, the sponsor will indemnity the underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933.

     In connection with any offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the securities at levels above those which might otherwise prevail in the open market. This stabilizing, if commenced by the underwriters, may be discontinued at any time.

     If any securities are offered other than through underwriters acting under underwriting agreements, the accompanying prospectus supplement or prospectus supplements will contain information regarding the terms of the offering and any agreements to be entered into in connection with the offering.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer and sale.

     If specified in the prospectus supplement relating to a series of securities, the sponsor, any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of one or more classes of securities of a series from the underwriter or underwriters or any other person or persons specified in the accompanying prospectus supplement. The purchaser may thereafter from time to time offer and sell, by this prospectus and the accompanying prospectus supplement, some or all of the

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

securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of the securities, through dealers acting as agent and/or principal as in any other manner as may be specified in the accompanying prospectus supplement. The offering may be restricted in the manner specified in the accompanying prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the securities may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the securities for whom they may act as agent, which discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by the dealer and any profit on the resale of the securities by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                   INCORPORATION OF INFORMATION BY REFERENCE

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the sponsor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of any offering of securities evidencing interests in this prospectus, including the sponsor's latest annual report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus, in the accompanying prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The sponsor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of a series, a list identifying all filings of the sponsor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, since the latest fiscal year covered by its annual report on Form 10-K, and a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of classes of a series, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests to the sponsor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, 14th Floor, New York, New York 10292,
Attention: Managing Director-Asset-Backed Finance Group, (212) 778-1000.

                             ADDITIONAL INFORMATION

     The sponsor has filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission for the securities offered by this prospectus. This prospectus contains, and the prospectus supplement for each series of securities will contain, a summary of the material terms of the documents referred to in this prospectus and in the accompanying prospectus, but neither contains nor will contain all of the information included in the registration statement of which this prospectus is a part. For further information, you should read the registration statement and any amendments thereof and exhibits thereto. You may obtain a copy of the registration statement from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or you may examine the registration statement free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511. Information about the operation of the Public Reference Room may be obtained by contracting the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission

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

maintains a site on the World Wide Web containing reports, proxy and information statements and other items. The address of the site is http://www.sec.gov.

     Each issuer will be required to file particular reports with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. Each issuer will suspend filing the reports if and when the reports are no longer required under the Securities Exchange Act of 1934.

     In connection with each distribution, and annually, the sponsor will cause the servicer to furnish securityholders with statements containing information about the assets of the issuer, as described in this prospectus and in the prospectus supplement for a series. See "Servicing of the Loans--Reports to Securityholders." The servicer for each series will furnish periodic statements setting forth specified information to the trustee for a series and, in addition, annually will furnish the trustee with a statement from a firm of independent public accounts concerning the examination of specified documents and records relating to the servicing of the mortgage loans and/or manufactured housing contracts held by the issuer. See "Servicing of the Loans--Evidence as to Compliance" in this prospectus. Copies of the monthly and annual statements provided by the servicer to the trustee will be furnished to securityholders of the series upon request addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 14th Floor, New York, New York 10292,
Attention: Managing Director-Asset-Backed Finance Group, (212) 778-1000.

     Copies of FHLMC's most recent Offering Circular for FHLMC securities, FHLMCs Information Statement and the most recent Supplement to the Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at FHLMC at 8200 Jones Branch Drive, McLean Virginia 22102. Outside Washington, D.C. metropolitan area, telephone 800-336-FMPC; within Washington, D.C. metropolitan area, telephone 703-759-8160. The sponsor has not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or Supplements.

     Copies of FNMA's most recent prospectus for FNMA securities and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Senior Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The sponsor has not and will not participate in the preparation of FNMA's prospectuses.

     You should rely only on the information contained in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide any information that is different. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The information included in this prospectus speaks as of the date hereof. You should not assume that it will remain correct after this date.

                                 LEGAL MATTERS

     A number of legal matters and tax matters will be passed upon for the sponsor by Brown & Wood LLP, Washington, D.C. and/or any other counsel as will be named on the accompanying prospectus supplement.

                                    RATINGS

     At the date of issuance of each series of securities, the securities offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating agency. These ratings address, in the opinion of the rating agency, the likelihood that the issuer will be able to make timely payment of all amounts due on the series of securities in accordance with their terms. The ratings will neither address any prepayment or yield considerations applicable to any securities nor constitute a recommendation to buy, sell or hold any securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

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

                                    GLOSSARY

     The following terms have the meanings given below when used in this prospectus or the accompanying prospectus supplement.

     Accrual Securities means one or more classes of securities as to which a portion of the accrued interest will not be distributed but rather will be added to the principal balance of the security, or notional principal balance in the case of Accrual Securities which are also Strip Securities, on each distribution date.

     CERCLA means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

     Collection Account means a segregated trust account or accounts for a series, established and maintained with the trustee, for the benefit of the securityholders, for the deposit of collections on the underlying loans.

     Credit Enhancer means the provider of any credit enhancement for a series, including bond insurers, guarantors and letter of credit banks.

     Debt Securities means securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans held by the issuer.

     Deleted Loan means a loan which breaches the representations and warranties made by the seller in the Loan Sale Agreement and which must be repurchased or substituted for by the seller.

     Equity Participation Securities means any class of securities or interests in the issuer which represent the right to receive the proceeds of the trust fund after all required payments have been made to the holders of the securities and following any required deposits to any reserve fund that may be established for the benefit of the securities, including FASIT Ownership Securities and REMIC Residual Securities.

     FASIT Ownership Securities means securities of the one separate class of a series which has been designated as the "ownership interest" of the FASIT Trust in the accompanying prospectus supplement.

     FASIT Regular Securities means securities of each class of a series which has been designated as the "regular interests" or "high-yield regular interests" of the FASIT Trust in the accompanying prospectus supplement.

     FASIT Securities means securities representing interests in a trust, or a segregated pool or pools of assets therein, which the issuer will covenant to elect to have treated as a FASIT under Sections 860H through 860L of the Code.

     FASIT Trust means an issuer for which a FASIT election is made.

     FIRREA means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

     Fixed Retained Yield means, for any loan, the portion, if any, of interest, at the loan interest rate, that is retained by the issuer or other owner thereof and not included in the trust fund.

     Garn Act means the Garn-St Germain Depository Institutions Act of 1982.

     Grantor Trust Fractional Interest Security means a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the loans constituting the grantor trust, together with interest thereon at a pass-through rate.

     Grantor Trust Securities means securities representing interests in a grantor trust which the issuer will covenant not to elect to have treated as a REMIC or a FASIT.

     Grantor Trust Strip Security means a Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the loans constituting the grantor trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued by the grantor trust.

     Insurance Proceeds means all proceeds received by the servicer under any title, hazard or other insurance policy covering any loan, other than proceeds to be applied to the restoration or repair of the

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mortgaged property or manufactured home or released to the mortgagor or obligor in accordance with the Servicing Agreement.

     Interest Rate means, for each class of securities, the rate at which interest accrues on the securities, which may be fixed rate, adjustable rate, or rate based upon the underlying loans, as specified in the accompanying prospectus supplement.

     Issuing Agreement means, means

          o for each series of Grantor Trust Securities, REMIC Securities and FASIT Securities, a pooling and servicing agreement,

          o for each series of Debt Securities, an indenture, and

          o for each series of Partnership Interests, a trust agreement or other similar agreement.

     Liquidation Proceeds means all amounts received by the servicer in connection with the liquidation of defaulted loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted loans received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor under the terms of the applicable loan or otherwise in accordance with law.

     Loan Sale Agreement means the agreement or agreement under which the issuer obtained the loans from the seller, either directly or through a special-purpose affiliate or the seller.

     Net Insurance Proceeds means Insurance Proceeds, less expenses incurred in connection with collecting on insurance policies, less any unreimbursed advances on the loan, less, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account, any unpaid servicing fees on the loan.

     Net Liquidation Proceeds means Liquidation Proceeds, less expenses incurred in connection with the liquidation, less other reimbursed servicing costs associated with the liquidation, less specified amounts applied to the restoration, preservation or repair of the mortgaged property or manufactured home, less any unreimbursed advances on the loan and, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account, less any unpaid servicing fees on the loans or the mortgaged properties or manufactured homes.

     Net Loan Rate means, for each loan, the loan interest rate, less the Fixed Retained Yield, if any, less any servicing fee applicable to the loan.

     Partnership Interests means securities representing interests in a trust that is intended to be treated as a partnership under the Code.

     PCTE means a Prohibited Transaction Class Exemption issued by the Department of Labor.

     Pre-Funding Account means a segregated trust account or accounts established and maintained with the trustee, for the benefit of the securityholders, for the deposit of funds to be used by the issuer to purchase additional loans during the Pre-Funding Period.

     Pre-Funding Period means the period stated in the accompanying prospectus supplement during which additional loans may be purchased by the issuer with the funds on deposit in the Pre-Funding Account.

     Premium Security means a security that is purchased at a cost greater than its remaining stated redemption price at maturity.

     Prepayment Assumption means the assumption used to calculate the rate at which the loans prepay, as specified in the accompanying prospectus supplement.

     REMIC Regular Securities means the securities of each class of a series which have been designated as "regular interests" of the REMIC Trust in the accompanying prospectus supplement.

     REMIC Regulations means the regulations issued by the Treasury Department on December 23, 1992 for REMICs.

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

     REMIC Residual Securities means the securities of each class of a series which have been designated as "residual interests" of the REMIC Trust in the accompanying prospectus supplement.

     REMIC Securities means securities representing interests in a trust, or a segregated pool or pools of assets therein, which the issuer will covenant to elect to have treated as a REMIC under Sections 860A through 860G of the Code.

     REMIC Trust means an issuer for which a REMIC election is made.

     Restricted Group means the sponsor, the issuer, the underwriter(s), the trustee, the servicer, any obligor on loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of these parties.

     Servicing Agreement means, for a series of securities, the agreement concerning the servicing of the loans, which may be a servicing agreement, pooling and servicing agreement, sale and servicing agreement, or other similar agreement.

     Settlement Date means, unless otherwise stated in the accompanying prospectus supplement, the date the securities are first sold to the public.

     SMMEA means the Secondary Mortgage Market Enhancement Act of 1984.

     Startup Day means, unless otherwise stated in the accompanying prospectus supplement, the date of the initial issuance of the FASIT Securities.

     Strip Securities means securities entitled to (x) principal distributions, with disproportionate, nominal or no interest distributions, or (y) interest distributions, with disproportionate, nominal or no principal distributions.

     U.S. Person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

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                                  $167,019,000
                                 (APPROXIMATE)

                        CREDIT-BASED ASSET SERVICING AND
                               SECURITIZATION LLC
                                     SELLER

                            LITTON LOAN SERVICING LP
                                    SERVICER

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   DEPOSITOR

        C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2000-CB3

             ------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

             ------------------------------------------------------

                             PRUDENTIAL SECURITIES
                          FIRST UNION SECURITIES, INC.

       You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

       We are not offering the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2000-CB3 in any state where the offer is not permitted.

       We do not claim that the information in this Prospectus Supplement and Prospectus is accurate as of any date other than the dates stated on the respective covers.

       Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2000-CB3 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2000-CB3 will be required to deliver a Prospectus Supplement and Prospectus for ninety days following the date of this Prospectus Supplement.

                               September 13, 2000